As filed with the Securities and Exchange Commission on March 30, 2011
Registration No. 333-158418

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its governing instruments)
16435 N. Scottsdale Road, Suite 320
Scottsdale, AZ 85254
(480) 998-3478
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Scott D. Peters
Chief Executive Officer, President and Chairman
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
(480) 998-3478
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
     Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 2 consists of the following:
     1. The registrant’s prospectus dated March 19, 2010, included herewith.
     2. Supplement No. 14 dated March 30, 2011, filed herewith, which will be delivered as an unattached document along with the prospectus dated March 19, 2010. Supplement No. 14 supersedes and replaces Supplement No. 1 dated March 19, 2010, Supplement No. 2 dated March 19, 2010, Supplement No. 3 dated June 17, 2010, Supplement No. 4 dated August 16, 2010, Supplement No. 5 dated August 20, 2010, Supplement No. 6 dated October 15, 2010, Supplement No. 7 dated October 19, 2010, Supplement No. 8 dated November 3, 2010, Supplement No. 9 dated November 24, 2010, Supplement No. 10 dated December 8, 2010, Supplement No. 11 dated December 22, 2010, Supplement No. 12 dated January 21, 2011 and Supplement No. 13 dated March 9, 2011, each of which was previously filed on the date thereof.
     3. Part II, included herewith.
     4. Signatures, included herewith.

Maximum Offering of $2,200,000,000

We are a self-managed Maryland corporation formed to invest in a diversified portfolio of medical office buildings and healthcare-related facilities. We qualified and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT.

We commenced our initial public offering of shares of our common stock on September 20, 2006, which we refer to as our initial offering. As of March 12, 2010, we had raised gross offering proceeds of $1,448,044,000 from approximately 39,000 stockholders pursuant to our initial offering, which terminated on March 19, 2010. As of March 12, 2010, we had made 55 geographically diverse acquisitions comprising 184 buildings with approximately 7.5 million square feet of gross leasable area in 21 states.

In this follow-on offering, we are offering to the public up to $2,000,000,000 in shares of our common stock in our primary offering for $10.00 per share and $200,000,000 in shares of our common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 19 to read about risks you should consider before buying shares in our common stock. These risks include:

•	No public market exists for our shares. Our shares cannot be readily sold and there are significant restrictions on the ownership, transferability and redemption of our shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Continued volatility in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to stockholders.

•	We have not identified the properties or other real estate related assets we plan to acquire with the proceeds from this offering. As a result, you will not be able to evaluate the economic merits of the investments we will make from the proceeds from this offering prior to purchasing shares.

•	Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	Under our charter, we are permitted to incur substantial debt, which could lead to an inability to pay distributions to our stockholders, or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	Distributions payable to our stockholders may, without limitation, include a return of capital, which will lower your tax basis in our shares.

•	Our board of directors may change our investment policies without seeking stockholder approval.

•	If we do not remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

		Selling Commissions and	Net Proceeds
	Price to Public*	Dealer Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$1.00	$9.00
Total Maximum	$2,000,000,000	$200,000,000	$1,800,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$9.50
Total Maximum	$200,000,000	$—	$200,000,000

*	The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares sold in our primary offering to or for the account of our directors and officers. Selling commissions will not be charged for shares sold in the primary offering to: (1) investors that have engaged the services of a registered investment advisor or other financial advisor paid on a fee-for-service basis by the investor: (2) retirement plans of participating broker-dealers; (3) broker-dealers in their individual capacities; (4) IRAs and qualified plans of participating broker-dealers’ registered representatives; or (5) any one of a participating broker-dealers’ registered representatives in their individual capacity. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

Our shares will be offered to investors on a best efforts basis through Realty Capital Securities, LLC, the dealer manager for this offering. The minimum initial investment is $1,000 ($2,500 for Tennessee residents), except for purchases by our existing stockholders, which may be in lesser amounts. We will sell shares until the earlier of March 19, 2012, two years from this date of the prospectus, unless extended. If we extend beyond March 19, 2012, we will supplement the prospectus accordingly.

The date of this prospectus is March 19, 2010.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that investors have either:

•	a net worth of at least $250,000; or

•	an annual gross income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining suitability of an investor, in all cases net worth and liquid net worth should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Some states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama — Investors must represent that their liquid net worth equals at least 10 times their investment in this program and other similar programs and that they meet the above suitability standards.

California — Investors must have either: (i) a net worth of least $250,000; or (ii) an annual gross income of at least $85,000 and a net worth of at least $150,000. An investor’s investment in our common stock may not exceed 10.0% of that investor’s net worth. Additionally, the exemption for secondary trading under California Corporation Code Section 25104(h) will not be available to investors, although other exemptions may be available to cover private sales by the bona fide owner of shares for his or her or its own account without advertising and without being effected through a broker dealer in a public offering.

Iowa — Investors must have either: (i) a net worth of least $350,000; or (ii) an annual gross income of at least $70,000 and a net worth of at least $100,000.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan and Tennessee — An investor’s investment in our common stock may not exceed 10.0% of that investor’s liquid net worth.

Oregon — An investor’s investment in us and our affiliates may not exceed 10.0% of that investor’s liquid net worth.

Pennsylvania — An investor’s investment in our common stock may not exceed 10.0% of that investor’s net worth.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise.

i

Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations.

The minimum initial investment is 100 shares ($1,000) ($2,500 for Tennessee residents), except for purchases by our existing stockholders, which may be in lesser amounts. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

The shares we are offering may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any person who is a:

•	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is Healthcare Trust of America, Inc.?

A:	We are an existing and active, self-managed real estate investment trust, or REIT. We own a diversified portfolio of medical office buildings and healthcare-related facilities. As of March 12, 2010 we had made 55 geographically diverse acquisitions for a total purchase price of approximately $1.49 billion. We were formed as a Maryland corporation on April 20, 2006. We commenced our initial public offering of shares of our common stock on September 20, 2006, which we refer to as our initial offering. Our initial offering terminated on March 19, 2010. As of March 12, 2010, we had received and accepted subscriptions for 144,959,351 shares of our common stock, or approximately $1,448,044,000 from approximately 39,000 stockholders pursuant to our initial offering. We will continue to invest in a diversified portfolio of medical office buildings and healthcare-related facilities with the proceeds from our initial offering and this follow-on offering.

Q:	Are you self-managed and what does that mean?

A:	Yes, we are a self-managed company. Self-management is a corporate model based on internal management rather than external management. In general, non-traded REITs are externally managed. With external management, a REIT is dependent upon an external advisor. An externally-managed REIT typically pays significant acquisition fees, asset management fees, property management fees and other fees to its advisor. In contrast, under self-management, we are managed internally by our management team led by Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, as well as our experienced board of directors. With a self-managed REIT, outside fees to third parties are substantially reduced and performance-driven.

Q:	Why did you decide to become self-managed?

A:	We decided to become self-managed for several reasons:

• Management Team.  In July 2008, Mr. Peters assumed the positions of President and Chief Executive Officer of our company on a full-time and exclusive basis. This was the first major step toward self-management. We have assembled a highly qualified and experienced management team which is focused on efficiency and performance to increase stockholder value. Our internal management team includes (1) Mr. Peters, our President and Chief Executive Officer, (2) Kellie S. Pruitt, our Chief Accounting Officer, Treasurer and Secretary, (3) Mark Engstrom, our Executive Vice President — Acquisitions, (4) Amanda Houghton, our Senior Vice President — Asset Management and Finance, and (5) Katherine E. Black, our Controller. We believe that our management team has the experience and expertise to efficiently and effectively operate our company.

• Governance.  An integral part of self-management is our experienced board of directors. Our board of directors spent a substantial amount of time overseeing our transition to self-management and continues to provide significant assistance to us as a self-managed company. We believe that our board of directors provides effective ongoing governance for our company and that our governance and management framework is one of our key strengths.

• Significantly Reduced Cost.  From inception through December 31, 2009, we incurred as a result of having been externally advised approximately $39,217,000 in acquisition fees; approximately $11,550,000 in asset management fees; approximately $5,252,000 in property management fees; and approximately $3,168,000 in leasing fees. We expect third party expenses associated with on-site property management and third party acquisition expenses, including legal fees, due diligence fees and closing costs, to remain approximately the same as under external management, relative to the amount of acquisitions completed. We believe that the total cost of self-management will be substantially less than the cost of external management. While our board of directors, including a majority of our independent directors, previously determined that the fees to our former advisor were competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from other sponsors of non-traded REITs based on circumstances at that time, we now believe that by having our own employees manage our operations and retain third party service providers, we will significantly reduce our cost structure.

• No Internalization Fees. Unlike many other non-listed REITs that “internalize” or pay to acquire various management functions and personnel, such as advisory and asset management services, from their sponsor or advisor prior to listing on a national securities exchange for substantial fees, we will not be required to pay such fees under self-management. We believe that by not paying such fees, as well as operating more cost-effectively under self-management, we will save a substantial amount of money. To the extent that our management and board of directors determine that utilizing third party service providers for certain services is more cost-effective than conducting such services internally, we will pay for these services based on negotiated terms and conditions consistent with the current marketplace for such services on an as-needed basis.

• Funding of Self-Management.  We believe that the cost of self-management will be substantially less than the cost of external management. The initial step in becoming self-managed was amending the advisory agreement on November 14, 2008, which reduced acquisition fees from 3% to 2.5% of the purchase price (with further tiered adjustments based on gross acquisition value to accomplish an average acquisition fee of 2.25%) and reduced asset management fees from 1% to 0.5% of average invested assets. Upon expiration of the advisory agreement, we no longer pay asset management fees and we did not have to pay an internalization fee. Acquisition fees will not be recurring, except for any remaining acquisition fees to our former advisor for assets acquired with those remaining funds raised in our initial offering by our former dealer manager. In the third quarter of 2009, we became fully self-managed and also transitioned our property management services to nationally recognized property management groups for market-based fees. The reduced acquisition and asset management fees along with the savings from market-based property management fees in the third and fourth quarters of 2009 resulted in a total gross savings of approximately $10,812,000 in 2009. The cost of self-management during 2009 was approximately $5,000,000, excluding one-time, nonrecurring transition costs of $1,973,000, resulting in net savings of approximately $3,839,000. Therefore, the additional costs related to the transition to self-management was effectively funded by the cost savings in 2009. We anticipate that we will achieve substantial cost savings in the future as a result of reduced and/or eliminated acquisition fees, disposition fees, asset management fees, internalization fees and other outside fees.

• Dedicated Management and Increased Accountability.  Under self-management, our officers and employees work directly for our company and are not associated with any outside advisor or other third party service providers. Our management team has direct oversight of our employees, independent consultants and third party service providers. We believe that these direct reporting relationships, along with our performance-based compensation programs and ongoing oversight by our management team, create an environment for and will achieve increased accountability, productivity and efficiency.

• Elimination/Reduction of Conflicts of Interest.  We believe that self-management works to remove and reduce inherent conflicts of interest that necessarily exist between an externally advised REIT and its advisor. The elimination or reduction of these inherent conflicts of interest is one of the major reasons that we elected to proceed with self-management.

Q:	What is the role of your President and Chief Executive Officer?

A:	Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, was instrumental in the creation, development and implementation of our company and its investment and asset management strategies, including the development of our demographic-based investment approach. Mr. Peters has managed the acquisition of our real estate portfolio and will continue to play a vital role in the growth and success of our company. Mr. Peters manages our day-to-day operations, is directly involved in our asset management and implements our investment strategy.

Q:	What is the experience of your board of directors?

A:	Our board of directors has diverse and extensive knowledge and expertise in the real estate and healthcare industries. This knowledge and experience includes acquiring, financing, developing, constructing, leasing, managing and disposing of both institutional and non-institutional commercial real estate. In addition, our board of directors has extensive and broad legal, auditing and accounting experience. Our board of directors has numerous years of hands-on and executive commercial real estate experience drawn from a wide range of disciplines. Our board of directors has experienced a number of economic cycles, up and down. Such experience provides us with the capacity to understand and proactively address market changes, and to develop thoughtful investment strategies consistent with our investment objectives.

On an individual basis:

• Our Chairman, Scott D. Peters, has 20 years of experience in managing publicly traded real estate investment trusts and brings insight into all aspects of our business due to both his current role and his history with the company. His comprehensive experience and extensive knowledge and understanding of the healthcare and real estate industries has been instrumental in the creation, development and launching of our company, as well as our current investment strategy.

• W. Bradley Blair, II provides broad real estate and legal experience, having served a variety of companies in advisory, executive and/or director roles for over 35 years, including over 10 years as CEO, president and Chairman of the board of directors of a publicly traded REIT. He also operates a consulting practice which focuses on real estate acquisitions and finance. His diverse background in other business disciplines, coupled with his deep understanding and knowledge of real estate, contributes to the quality guidance and oversight he brings to our board of directors.

• Maurice J. DeWald, based on his 30 year career with the international accounting and auditing firm of KPMG LLP, offers substantial expertise in accounting and finance. Mr. DeWald also has over 15 years of experience as a director of a number of companies in the healthcare, financial, banking and manufacturing sectors.

• Warren D. Fix offers financial and management expertise, with particular industry knowledge in real estate, hospitality, agriculture and financial services. He has served in various executive and/or director roles in a number of public and private companies in the real estate, financial and technology sectors, for over 40 years.

• Larry L. Mathis brings extensive experience in the healthcare industry, having held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States for over 35 years, including serving as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. He is the founding president and CEO of The Methodist Hospital System in Houston, Texas, and has served as an executive consultant in the healthcare sector for over ten years.

• Gary T. Wescombe provides expertise in accounting, real estate investments and financing strategies, having served a number of companies in various executive and/or director roles for over 40 years in both the real estate and non-profit sectors, including almost 30 years as a partner with Ernst & Young, LLP. He currently manages and develops real estate operating properties as a principal of a real estate company.

For more information regarding our directors, see “Management — Directors and Executive Officers.”

Q:	Have you engaged any outside service providers?

A:	Yes, we have entered into agreements with third party service providers for various services, including property management, dealer manager and investor services. We may also enter into additional service agreements with third party service providers on an as-needed basis, subject to market rates and performance standards for various services, including, without limitation, consulting, taxes and acquisition services. We customize our agreements with third party service providers to ensure that we retain effective oversight, input and control over all major decisions. All such third party services will be closely monitored on an on-going basis by our management team.

Q:	Who serves as your dealer manager for this offering?

A:	Realty Capital Securities, LLC, or RCS, serves as our exclusive dealer manager for this offering.

Q:	Why did you change your name to Healthcare Trust of America, Inc.?

A:	We changed our name from Grubb & Ellis Healthcare REIT, Inc. to Healthcare Trust of America, Inc. on August 24, 2009. We did this in connection with our transition to self-management and to reflect that we are no longer externally advised or externally sponsored.

Q:	Do you currently own any properties or other real estate related assets?

A:	As of March 12, 2010 we had made 55 geographically diverse acquisitions, 44 of which are medical office properties, 6 of which are healthcare-related facilities, 3 of which are quality commercial office properties, and 2 of which are other real estate-related assets, comprising 184 buildings with approximately 7.5 million square feet of gross leasable area, or GLA, for an aggregate purchase price of approximately $1.49 billion, in 21 states.

As of December 31, 2009, the average occupancy of the consolidated properties was approximately 91%. See “Investments” on page 65 of this prospectus for a more detailed discussion of our real estate assets as of March 12, 2010.

The following table lists our properties as of March 12, 2010.

								% Total of		Annual Rent
		GLA	% of	Ownership	Date	Purchase	Annual	Annual		Per Leased
Property	Property Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Rent(1)	Rent	Occupancy(2)	Sq Ft(3)

Southpointe Office Parke and Epler Parke I	Indianapolis, IN	97,000	1.3%	100%	1/22/2007	$14,800,000	$1,081,000	0.8%	73.4%	$11.14
Crawfordsville Medical Office Park and Athens Surgery Center	Crawfordsville, IN	29,000	0.4	100	1/22/2007	6,900,000	592,000	0.4	100.0	20.41
The Gallery Professional Building	St. Paul, MN	106,000	1.4	100	3/9/2007	8,800,000	1,177,000	0.9	73.6	11.10
Lenox Office Park, Building G	Memphis, TN	98,000	1.3	100	3/23/2007	18,500,000	2,220,000	1.7	100.0	22.65
Commons V Medical Office Building	Naples, FL	55,000	0.7	100	4/24/2007	14,100,000	1,160,000	0.9	100.0	21.09
Yorktown Medical Center and Shakerag Medical Center	Fayetteville and Peachtree City, GA	108,000	1.4	100	5/2/2007	21,500,000	1,945,000	1.5	60.3	18.01
Thunderbird Medical Plaza	Glendale, AZ	110,000	1.5	100	5/15/2007	25,000,000	1,965,000	1.5	72.6	17.86
Triumph Hospital Northwest and Triumph Hospital Southwest	Houston and Sugar Land, TX	151,000	2.0	100	6/8/2007	36,500,000	2,990,000	2.3	100.0	19.80
Gwinnett Professional Center	Lawrenceville, GA	60,000	0.8	100	7/27/2007	9,300,000	889,000	0.7	59.4	14.82
1 & 4 Market Exchange	Columbus, OH	116,000	1.5	100	8/15/2007	21,900,000	1,516,000	1.1	86.1	13.07
Kokomo Medical Office Park	Kokomo, IN	87,000	1.2	100	8/30/2007	13,350,000	1,369,000	1.0	100.0	15.74
St. Mary Physicians Center	Long Beach, CA	67,000	0.9	100	9/5/2007	13,800,000	1,101,000	0.8	67.0	16.43
2750 Monroe Boulevard	Valley Forge, PA	109,000	1.4	100	9/10/2007	26,700,000	2,776,000	2.1	100.0	25.47
East Florida Senior	Jacksonville,
Care Portfolio	Winter Park and Sunrise, FL	355,000	4.7	100	9/28/2007	52,000,000	4,303,000	3.3	100.0	12.12
Northmeadow Medical Center	Roswell, GA	51,000	0.7	100	11/15/2007	11,850,000	1,261,000	1.0	98.6	24.73
Tucson Medical Office Portfolio	Tucson, AZ	110,000	1.5	100	11/20/2007	21,050,000	1,619,000	1.2	69.0	14.72
Lima Medical Office Portfolio	Lima, OH	203,000	2.7	100	12/7/2007	26,060,000	2,120,000	1.6	81.1	10.44
Highlands Ranch Medical Plaza	Highlands Ranch, CO	79,000	1.0	100	12/19/2007	14,500,000	1,621,000	1.2	86.2	20.52
Chesterfield Rehabilitation Center	Chesterfield, MO	112,000	1.5	80	12/19/2007	36,440,000	3,082,000	2.3	100.0	27.52
Park Place Office Park	Dayton, OH	133,000	1.8	100	12/20/2007	16,200,000	1,864,000	1.4	80.8	14.12
Medical Portfolio 1	Overland, KS and Largo, Brandon and Lakeland, FL	163,000	2.2	100	2/1/2008	36,950,000	3,391,000	2.6	91.3	20.80
Fort Road Medical Building	St. Paul, MN	50,000	0.7	100	3/6/2008	8,650,000	633,000	0.5	78.6	12.66
Liberty Falls Medical Plaza	Liberty Township, OH	44,000	0.6	100	3/19/2008	8,150,000	637,000	0.5	91.5	14.48
Epler Parke Building B	Indianapolis, IN	34,000	0.5	100	3/24/2008	5,850,000	471,000	0.4	95.2	13.85

								% Total of		Annual Rent
		GLA	% of	Ownership	Date	Purchase	Annual	Annual		Per Leased
Property	Property Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Rent(1)	Rent	Occupancy(2)	Sq Ft(3)

Cypress Station Medical Office Building	Houston, TX	52,000	0.7	100%	3/25/2008	11,200,000	936,000	0.7	100.0%	18.00
Vista Professional Center	Lakeland, Fl	32,000	0.4	100	3/27/2008	5,250,000	368,000	0.3	76.2	11.50
Senior Care Portfolio 1	Arlington, Galveston, Port Arthur and Texas
	City, TX and Lomita
	and El Monte, CA	226,000	3.0	100	Various	39,600,000	3,462,000	2.6	100.0	15.32
Amarillo Hospital	Amarillo, TX	65,000	0.9	100	5/15/2008	20,000,000	1,666,000	1.3	100.0	25.63
5995 Plaza Drive	Cypress, CA	104,000	1.4	100	5/29/2008	25,700,000	2,004,000	1.5	100.0	19.27
Nutfield Professional Center	Derry, NH	70,000	0.9	100	6/3/2008	14,200,000	1,163,000	0.9	100.0	16.61
SouthCrest Medical Plaza	Stockbridge, GA	81,000	1.1	100	6/24/2008	21,176,000	1,577,000	1.2	83.7	19.47
Medical Portfolio 3	Indianapolis, IN	685,000	9.1	100	6/26/2008	90,100,000	9,285,000	7.0	74.8	13.55
Academy Medical Center	Tucson, AZ	41,000	0.5	100	6/26/2008	8,100,000	774,000	0.6	88.2	18.88
Decatur Medical Plaza	Decatur, GA	43,000	0.6	100	6/27/2008	12,000,000	1,060,000	0.8	99.5	24.65
Medical Portfolio 2	O’Fallon and St. Louis, MO and Keller and Wichita
	Falls, TX	173,000	2.3	100	Various	44,800,000	3,789,000	2.9	97.7	21.90
Renaissance Medical Center	Bountiful, UT	112,000	1.5	100	6/30/2008	30,200,000	2,234,000	1.7	88.5	19.95
Oklahoma City Medical Portfolio	Oklahoma City, OK	186,000	2.5	100	9/16/2008	29,250,000	3,563,000	2.7	95.4	19.16
Medical Portfolio 4	Phoenix, AZ, Parma and Jefferson West, OH, and Waxahachie, Greenville, and
	Cedar Hill, TX	227,000	3.0	100	Various	48,000,000	4,212,000	3.2	81.8	18.56
Mountain Empire Portfolio	Kingsport, Bristol and Rogersville, TN
	and Pennington Gap
	and Norton, VA	293,000	3.9	100	9/12/2008	27,775,000	3,956,000	3.0	91.9	13.50
Mountain Plains Portfolio	San Antonio and
	Webster, TX	170,000	2.3	100	12/18/2008	43,000,000	3,889,000	2.9	100.0	22.88
Marietta Health Park	Marietta, GA	81,000	1.1	100	12/22/2008	15,300,000	1,083,000	0.8	88.4	13.37
Wisconsin Medical Portfolio 1	Milwaukee, WI	185,000	2.5	100	2/27/2009	33,719,000	2,871,000	2.2	100.0	15.52
Wisconsin Medical Portfolio 2	Franklin, WI	130,000	1.7	100	5/28/2009	40,700,000	3,435,000	2.6	100.0	26.42
Greenville Hospital Portfolio	Greenville, SC	857,000	11.4	100	9/18/2009	162,820,000	14,417,000	10.9	100.0	16.82
Mary Black Medical Office Building	Spartanburg, SC	109,000	1.4	100	12/11/2009	16,250,000	1,563,000	1.2	72.7	14.34
Hampden Place Medical Office Building	Englewood, CO	66,000	0.9	100	12/21/2009	18,600,000	1,594,000	1.2	100.0	24.15
Dallas LTAC Hospital	Dallas, TX	52,000	0.7	100	12/23/2009	27,350,000	2,598,000	2.0	100.0	49.96
Smyth Professional Building	Baltimore, MD	62,000	0.8	100	12/30/2009	11,250,000	1,039,000	0.8	98.1	16.77
Atlee Medical Portfolio	Coriscana, TX and
	Ft. Wayne, IN and
	San Angelo, TX	93,000	1.2	100	12/30/2009	20,501,000	1,790,000	1.4	100.0	19.25
Denton Medical Rehabilitation Hospital	Denton, TX	44,000	0.6	100	12/30/2009	15,485,000	1,364,000	1.0	100.0	31.00
Banner Sun City	Sun City, AZ and
Medical Portfolio	Sun City West, AZ	642,000	8.5	100	12/31/2009	107,000,000	10,265,000	7.8	90.0	15.99
Camp Creek	Atlanta, GA	80,000	1.1	100	3/2/2010	19,550,000	1,319,000	1.4	97.5	22.74
King Street	Jacksonville, FL	53,000	0.7	100	3/9/2010	10,775,000	1,293,000	1.0	100.0	24.40

Total/Weighted Average		7,540,000	100.0%			$1,438,501,000	$130,852,000	100.0%	90.7%	$17.35

(1)	Annualized rental revenue is based on contractual base rent from leases in effect as of March 12, 2010.

(2)	Occupancy includes all leased space of the respective portfolio, including master leases.

(3)	Average annual rent per occupied square foot as of March 12, 2010.

We have not yet identified the real estate or any other real estate related assets we will acquire with the proceeds from this offering.

Q:	What are your investment objectives?

A:	Our investment objectives are:

• to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

• to preserve, protect and return your capital contribution;

• to realize growth in the value of our investments upon our ultimate sale of such investments; and

• to be prudent, patient and deliberate, taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related real estate assets. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and the first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other deals to lower pricing points. In December 2009, we closed $253 million of acquisitions and as of March 12, 2010, we had cash on hand of approximately $250 million, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare-related real estate assets at favorable pricing.

Q:	What will you do with the money raised in this offering?

A:	We will use your net investment proceeds to purchase medical office buildings and healthcare-related facilities. To a lesser extent, we may also invest in other real estate related assets. We will focus primarily on investments that produce recurring income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We expect that at least 88.5% of the money you invest will be used to acquire our targeted investments and pay related acquisition expenses and the remaining 11.5% will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	How does the fee structure of this offering compare to that of the initial offering?

A:	Pursuant to the terms of the advisory agreement with our former advisor, which expired on September 20, 2009, our former advisor and its affiliates received certain compensation, fees and expense reimbursements for services relating to the initial offering and the investment and management of our assets. Some of these fees and expense reimbursements may be payable even though the advisory agreement has expired. In this offering, certain third parties will receive compensation and fees for services relating to this offering and property management. We use our own employees to perform acquisition services as well as to perform certain property and asset management functions, thereby significantly reducing the compensation and fees for services in this offering as compared to our initial offering. For more information regarding the compensation and fees for services relating to this offering, see “Compensation Table”.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

• combines the capital of many investors to acquire or provide financing for real estate;

• pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

• avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

• allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through our operating partnership, Healthcare Trust of America Holdings, LP, which was organized in Delaware on April 20, 2006. We are the sole general partner of our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally, on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	What kind of offering is this?

A:	This is a follow-on offering to our initial offering. Our initial offering commenced on September 20, 2006 and terminated on March 19, 2010. Through our dealer manager, we are offering a maximum of $2,000,000,000 in shares in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $200,000,000 in shares of common stock pursuant to our distribution reinvestment plan for $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any specific number of shares will be sold. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:	This is a continuous offering that will end no later than March 19, 2012, two years from the date of the prospectus, unless extended. If we extend beyond March 19, 2012, we will supplement the prospectus accordingly. We may also terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000, or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or automobiles. However, these minimum levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. The minimum investment is 100 shares, which equals a minimum investment of at least $1,000, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts. Tennessee investors must make a minimum initial investment of at least $2,500.

Q:	How do I subscribe for shares?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock must proceed as follows:

• Read this entire prospectus and any exhibits and supplements accompanying this prospectus.

• Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

• Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Your check should be made payable to “Healthcare Trust of America, Inc.”

• By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing us and the broker-dealer named on the subscription agreement signature page.

We utilize the services of an escrow agent, DST Systems, Inc., to accept payments from investors.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. We will send you a confirmation of your purchase.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. Our board of directors approved a 6.50% per annum distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering in our initial offering, and the first distribution was paid in February 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to approve and pay distributions at that rate. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares or we liquidate assuming we do not make any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares is zero. If you are a tax-exempt entity, distributions from us generally will not constitute unrelated business taxable income, or UBTI, unless you have borrowed to acquire or carry your stock or have used the shares in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders;” “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders;” and “Description of Capital Stock — Distribution Reinvestment Plan.”

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares.” We have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

• four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions declared and the amount of distributions reinvested under our distribution reinvestment plan, as applicable;

• an annual report after the end of each year; and

• an annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered broker-dealer or investment advisor or contact:

Healthcare Trust of America, Inc. The Promenade, Suite 440 16427 North Scottsdale Road Scottsdale, AZ 85254 Telephone: (888) 801-0107 or (480) 998-3478	Realty Capital Securities, LLC Three Copley Place, Suite 3300 Boston, MA 02116 Telephone: (877) 373-2522

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Healthcare Trust of America, Inc. and our subsidiaries, including Healthcare Trust of America Holdings, LP, except where the context otherwise requires.

Healthcare Trust of America, Inc.

We were formed as a Maryland corporation on April 20, 2006. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also invest in other real estate related assets. We will focus primarily on investments that produce recurring income. We qualified to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT.

We commenced our initial public offering of $2,200,000,000 in shares of our common stock on September 20, 2006, which we refer to as our initial offering. As of March 12, 2010, we had received and accepted subscriptions in our offering for 144,959,351 shares of our common stock, or approximately $1,448,044,000, excluding shares issued under our distribution reinvestment plan, from approximately 39,000 stockholders. Our initial offering terminated on March 19, 2010.

As of March 12, 2010 we had made 55 geographically diverse acquisitions, 44 of which are medical office properties, six of which are healthcare-related facilities, three of which are quality commercial office properties, and two of which are other real estate-related assets, comprising 184 buildings with approximately 7.5 million square feet of GLA, for an aggregate purchase price of approximately $1.49 billion, in 21 states. Each of our properties is 100% owned by our operating partnership except one, which is 80% owned by our operating partnership through a joint venture.

Our headquarters are located at The Promenade, Suite 440, 16427 North Scottsdale Road, Scottsdale, AZ 85254 and our telephone number is (480) 998-3478. We maintain a web site at www.htareit.com at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to your investment.

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Continued volatility in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to stockholders.

•	Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and securities, there is no guarantee of any return on your investment in us and you may lose money.

•	Under our charter, we are permitted to incur substantial debt, which could lead to an inability to pay distributions to our stockholders, or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We have paid distributions from sources other than our cash flow from operations, including from the proceeds of our initial offering or from borrowed funds; if we pay future distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced. Our organizational documents do not establish a limit on the amount of net proceeds we may use to fund distributions.

•	Distributions we pay to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	You will not have the opportunity to evaluate the investments we intend to make with the proceeds from this offering prior to purchasing shares of our common stock.

•	Our board of directors may change our investment objective without seeking stockholder approval.

•	This is a “best efforts” offering and if we are unable to continue to raise substantial funds, then we will be limited in the number and type of investments we may make.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	If we do not remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to stockholders.

Investment Objectives

Our investment objectives are:

•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate, taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related facilities. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other potential acquisitions to lower pricing points. In December 2009, we closed $253 million of acquisitions and as of March 12, 2010, we had cash on hand of approximately $250 million, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare-related facilities at favorable pricing.

See “Investment Objectives, Strategy and Criteria” for a more complete description of our business and objectives.

Our Board of Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have six directors, including Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe. Messrs. Blair, DeWald, Fix, Mathis and Wescombe are independent directors of our company. Our directors play a vital role in our management and operations. Our stockholders elect our directors annually.

We have three executive officers, including Mr. Peters, our Chief Executive Officer and President, Kellie S. Pruitt, our Chief Accounting Officer, and Mark D. Engstrom, our Executive Vice President — Acquisitions.

Mr. Peters was instrumental in the creation, development and implementation of our company and its investment strategy, including the development of our demographic-based investment approach. Mr. Peters has managed the acquisition of our real estate portfolio and continues to play a vital role in the growth and success of our company. The board of directors has retained Mr. Peters to manage our day-to-day operations and implement our investment strategy, subject to the board’s direction, oversight and approval.

For more information regarding our directors and executive officers, see “Management — Directors and Executive Officers.”

Our Dealer Manager

Realty Capital Securities, LLC, or RCS, assists us in selling our common stock by serving as our exclusive dealer manager for this offering. RCS, based in Boston, MA, has served as dealer manager for the public and private real estate programs sponsored by American Realty Capital. RCS’ sales, operational and executive management teams have extensive experience in financial services and provide expertise in product distribution, marketing and educational initiatives aimed at the direct investment industry.

Targeted Investments

We generally seek to acquire a diversified portfolio of real estate, focusing primarily on investments that produce recurring income. Our real estate investments focus is on medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals, long-term acute care centers, surgery centers, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. We may acquire properties either alone or jointly with another party. We may also invest in other real estate related assets, although we have not yet identified any other real estate related assets we plan to acquire. We do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. Our investments in other real estate related assets will generally focus on loans secured by real property such as mortgage loans, common and preferred equities, and certain other securities.

Our Operating Partnership

We own all of our real properties through our operating partnership, Healthcare Trust of America Holdings, LP. We are the sole general partner of the operating partnership and currently own more than 99.99% of the partnership interests in our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. The only limited partner of our operating partnership is our former advisor. Our former advisor invested $200,000 in our operating partnership and holds less than a 0.01% partnership interest in our operating partnership, which may provide our former advisor with subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “— Cost Structure — Externally Advised” below.

Our Structure

The following chart indicates our organizational structure.

[1]	Our former advisor owns less than a 0.01% interest in our company and in our operating partnership.

Cost Structure

  Externally Advised

Pursuant to the terms of the advisory agreement with Grubb & Ellis Healthcare REIT Advisor, LLC, or our former advisor, which expired on September 20, 2009, and the dealer manager agreement with Grubb & Ellis Securities, LLC, or our former dealer manager, our former advisor, our former dealer manager and their affiliates received compensation and fees for services relating to the initial offering and the investment and management of our assets. We amended the advisory agreement effective as of October 24, 2008 to reduce acquisition fees and asset management fees and to set the framework for our transition to self-management. The compensation and fees payable to our former advisor, our former dealer manager and their affiliates included the following:

•	selling commissions equal to 7.0% of our gross offering proceeds;

•	marketing support fees equal to 2.5% of our gross offering proceeds;

•	acquisition fees (1) prior to the amendment of the advisory agreement, of 3.0% of the contract purchase price for acquired properties and (2) after the amendment of the advisory agreement, ranging from 2.5% to 1.5% with an expected average of 2.25% of the contract purchase price of acquired properties;

•	asset management fees (1) prior to the amendment of the advisory agreement, of 1.0% of our average invested assets and (2) after the amendment of our advisory agreement, of 0.5% of our average invested assets;

•	property management fees equal to 4.0% of gross cash receipts from each property our former advisor managed directly and up to 1.0% of gross cash receipts from each property managed directly by other entities; and

•	disposition fees of up to the lesser of 1.75% of the contract sales price or 50% of a customary competitive real estate commission.

Our former advisor and its affiliates were also entitled to reimbursement for (1) bona fide due diligence expenses of up to 0.5% of our gross offering proceeds, (2) organizational and offering expenses of up to 1.5% of our gross offering proceeds, (3) operating expenses, subject to a cap, and (4) acquisition expenses, subject to cap. See “Compensation Table.”

Our former advisor holds a conditional subordinated participation interest in our operating partnership that, during the term of the advisory agreement, entitled our former advisor to subordinated distributions upon certain liquidity events if specified stockholder threshold returns were met. A liquidity event did not occur during the term of the advisory agreement. Our former advisor also had the right to defer its conditional right to receive a subordinated distribution after termination or expiration of the advisory agreement, which our former advisor elected to exercise. Our former advisor’s right to receive any deferred subordinated distribution is subject to a number of ongoing conditions. For more information regarding our former advisor’s subordinated participation interest, see “Compensation Table — Compensation to Our Former Advisor — Subordinated Distribution.”

  Self-Managed

During this offering, we will pay RCS, our dealer manager for this offering, selling commissions equal to 7.0% of our gross offering proceeds and dealer manager fees equal to 3.0% of gross offering proceeds. We will also reimburse RCS and participating broker dealers for bona fide due diligence expenses. For more information regarding these fees and expense reimbursements, see “Plan of Distribution.”

As a self-managed company, we will use our own employees for acquisition, asset management and disposition services and do not intend to pay any third parties to provide these services to us. We have engaged nationally recognized property management groups to provide property management and leasing services to us, with each group to manage a specific region of our properties, although our in-house asset management team will manage a portion of our triple-net leased properties. As a result, the fees we pay for property management services have been reduced by more than 50%.

We are also responsible for all of our own expenses, including organizational and offering expenses relating to this offering, operating expenses such as salaries and rent, and acquisition expenses such as legal fees, due diligence fees and closing costs.

Finally, we intend to establish an incentive program for certain members of our management team and our directors. See “Management Incentive Plan” below.

Management Incentive Plan

We will adopt an incentive program for certain members of our management team and directors, or the management incentive program. The purpose of the management incentive program is to establish a performance-based economic incentive program for key persons in our organization. This type of program is consistent with our company’s philosophy to establish performance-based compensation. Pursuant to the management incentive program, it is currently anticipated that certain members of our management team and board of directors will be members of a limited liability company that will hold a subordinated participation interest that will be entitled to subordinated distributions with respect to assets acquired with the proceeds from this offering of up to 8.0% upon certain liquidity events after stockholders in this offering have received their invested capital plus an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering and after all stockholders have received their invested capital (including in the initial offering and this offering) plus an annual 8.0% cumulative, non-compounded return on average invested capital. The terms of the management incentive program are subject to change and have not been finally determined or approved by our board of directors.

Distributions

The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. Our board of directors approved a 6.50% per annum distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering in our initial offering. The first distribution was paid in February 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to approve and pay distributions at that rate. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

Distribution Policy

Provided we have sufficient available cash flow, we intend to continue paying regular monthly cash distributions to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

In order to remain qualified as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis or at all. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distribution Policy” for a further explanation of our distribution policy.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan, or the DRIP, and elect to have the distributions you receive reinvested in shares of our common stock for $9.50 per share during this offering. We may terminate the DRIP at our discretion at any time upon 10 days’ notice to you. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for a further explanation of the DRIP, a copy of which is attached as Exhibit B to this prospectus.

Borrowing Policy

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and other real estate related assets. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including: (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013, seven years from the date of the original prospectus for our initial offering. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation or dissolution would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we have adopted a share repurchase plan to allow stockholders to sell shares, subject to limitations and restrictions. Repurchases of shares, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or qualifying disability. Repurchases would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior 12 months plus any additional amounts set aside by our board of directors for such purpose and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. Our directors and affiliates are prohibited from receiving a fee for any share repurchase we make pursuant to the share repurchase plan.

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

We will terminate our share repurchase plan if and when our shares become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interests to terminate the program. We may amend or modify any provision of the plan at any time, in our board’s discretion, after providing our stockholders with 30 days advance written notice. Please see “Description of Capital Stock — Share Repurchase Plan” for further explanation of our share repurchase plan and Exhibit C for a copy of our share repurchase plan.

Market Outlook

Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related real estate assets.

Overview.  Turmoil in the credit markets, an unfavorable economic environment and more restrictive financing conditions has led to increased volatility and the loss of value in the real estate markets and the U.S. economy. Many economists believe that the U.S. has entered into a deep recession and are predicting continued deterioration of economic conditions. There has been a significant increase in unemployment across the nation and many economists expect increased vacancy rates at commercial properties in the near term future. The prolonged continuation of these unfavorable conditions will likely materially and adversely impact the availability of credit to commercial and residential borrowers and businesses and could further damage domestic and global economies.

Adverse Impacts.  Continued turmoil in the financial markets has the potential to materially adversely affect (i) the value of our properties, (ii) the debt capital available for future investments in commercial properties, (iii) the business and operations of our tenants and their ability to pay rent and other monies due to us, (iv) the ability of prospective tenants to enter into new leases or current tenants to renew their leases, and (v) our ability to make payments on or refinance existing debt. Securitized commercial mortgage lenders have dramatically increased underwriting standards and decreased allowable loan-to-value ratios. Accordingly, there is a significant decrease in available debt capital. The turmoil in the credit markets has caused investors of mortgage backed securities to demand higher risk premiums. As a result, lenders have increased the cost of obtaining debt financing. In light of these challenging economic conditions, we may not be able to refinance our existing debt or secure new debt financing on favorable terms.

Government Response.  In response to current financial and economic conditions, governmental entities and financial regulators have instituted various programs, mechanisms and regulations in an effort to stabilize the credit markets and assist troubled financial institutions and borrowers. It is uncertain what effects these various programs, mechanisms and regulations will have on the credit and real estate markets and the U.S. economy in general. Furthermore, there may be additional governmental restrictions imposed on the financial markets as a result of the continued turmoil in the financial sector. Given the uncertainty of this rapidly changing regulatory environment and the unknown impact of current and potential future financial regulations and programs, we may be unable to successfully implement our current investment strategies, which could have a material impact on our operating results and financial condition. If the turmoil in the debt market continues, we may pursue new investment strategies to effectively manage and increase our portfolio. This may include targeting acquisition opportunities that require us to use little or no debt financing.

Asset Values and Opportunity.  The state of the credit markets and faltering economy could result in lower occupancy, lower rental rates and continued price or value decreases for commercial real estate assets. Although this may decrease the value of our current portfolio and the collateral securing any loan investments we may make, this may also benefit us by presenting future acquisition opportunities at depressed prices. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and the first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other deals to lower pricing points. In December 2009, we closed approximately $253,000,000 of acquisitions and as of December 31, 2009, we had cash on hand of approximately $219,001,000, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide us with opportunities to acquire medical office buildings and other healthcare-related real estate assets at favorable pricing.

Employee Benefit Plan and IRA Considerations

The section of this prospectus entitled “Employee Benefit Plan and IRA Considerations” describes certain considerations associated with a purchase of shares by a pension, profit sharing or other employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or by an individual retirement account subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for further explanation of the restrictions on ownership of our shares.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Investment Risks

There is currently no public market for shares of our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have adopted a share repurchase plan but it is limited in terms of the amount of shares which may be repurchased annually. Our board of directors may also limit, suspend, terminate or amend our share repurchase plan upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 11.5% of the gross offering proceeds which will be used to pay selling commissions and the dealer manager fee and organizational and offering expenses. We will also be required to use gross offering proceeds to pay acquisition expenses. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders may include a return of capital, rather than a return on capital. We expect to continue to make monthly distributions to our stockholders. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. We may not have sufficient cash available from operations to pay distributions required to maintain our status as a REIT and may need to use proceeds from this offering or borrowed funds to make such cash distributions. Additionally, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital, which will decrease your tax basis in your investment in shares of our common stock. Our organizational documents do not establish a limit on the amount of net proceeds we may use to fund distributions.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid, without limitation, with offering proceeds or borrowed funds.

The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. We have and may continue to use, without limitation, proceeds from the initial offering and this offering in order to pay distributions, which reduces the amount of proceeds available for investment and operations. If we were to use borrowed funds to pay distributions it could also cause us to incur additional interest expense.

On February 14, 2007, our board of directors approved a 7.25% per annum, or $0.725 per common share, distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we continued to pay distributions at that rate through March 2010. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any. If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders. For the year ended December 31, 2009, we paid distributions of $78,059,000 ($39,499,000 in cash and $38,559,000 in shares of our common stock pursuant to the DRIP), as compared to cash flows from operations of $21,001,000. The $56,128,000 in distributions paid in excess of our cash flow from operations, or 71.9%, were paid using proceeds from our initial offering.

As of March 12, 2010, we had made 55 geographically diverse acquisitions and have identified a limited number of additional properties to acquire with the net proceeds we will receive from this offering, and stockholders are therefore unable to evaluate the economic merits of most of our future investments prior to purchasing shares of our common stock.

As of March 12, 2010, we have made 55 geographically diverse acquisitions with the net proceeds from our initial offering. As of March 12, 2010, we have identified a limited number of additional potential properties to acquire with the net proceeds we will receive from our offerings. Other than these 55 geographically diverse acquisitions, our stockholders are unable to evaluate the manner in which the net proceeds are invested and the economic merits of our future investments prior to purchasing shares of our common stock. Additionally, our stockholders do not have the opportunity to evaluate the transaction terms or other financial or operational data concerning other investment properties or other real estate related assets.

Our operations have resulted in net losses to date, which makes our future performance and the performance of an investment in our shares difficult to predict.

For the years ended December 31, 2007, 2008 and 2009, our operations resulted in a net loss of approximately $7.67 million, $28.45 million and $25.08 million, respectively. The decrease in net loss for the year ended December 31, 2009 as compared to December 31, 2008 is primarily due to an increase in total depreciation and amortization, acquisition expenses and an increase in net expenses on our indebtedness offset by a gain on derivatives. The increase in net loss for the year ended December 31, 2008 as compared to December 31, 2007 is primarily due to an increase in total depreciation and amortization, and an increase in net expenses on our indebtedness. Our net losses have increased substantially from December 31, 2007 to December 31, 2008, and have slightly decreased for the year ended December 31, 2009. Our net losses may increase in the future. Our net losses increase the risk and uncertainty investors face in making an investment in our shares, including risks related to our ability to pay future distributions.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

You must rely on us to evaluate our investment opportunities, and we may not be able to achieve our investment objectives or may make unwise decisions. We cannot assure you that acquisitions of real estate or other real estate related assets made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

We face competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other real estate related assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings and healthcare-related facilities, our business, financial condition and results of operations and our ability to make distributions to you may be materially and adversely affected.

You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Even though our share repurchase plan may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year or in the event of death or qualifying disability, you should be fully aware that our share repurchase plan contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share repurchase plan upon 30 days’ notice. Repurchases of shares, when requested, will generally be made quarterly. Repurchases will be limited to: (1) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior 12 months plus any additional amounts set aside by our board of directors for such purpose, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, you must present at least 25.0% of your shares for repurchase and until you have held your shares for at least four years, repurchases will be made for less than you paid for your shares. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan at any particular time or at all. Please see “Description of Capital Stock — Share Repurchase Plan” for more information regarding our share repurchase plan.

This is a “best efforts” offering and if we are unable to raise substantial proceeds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, if we are unable to raise substantial proceeds in this offering, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time during this offering. The offering price for shares of our common stock during this offering is the same price as shares of our common stock during our initial offering. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to our former advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders.

Our former advisor may have certain rights, subject to a number of conditions, to a subordinated participation interest in our operating partnership, pursuant to which it may be entitled to receive distributions upon the occurrence of certain events, including in connection with dispositions of our assets, certain mergers of our company with another company or the listing of our common stock on a national securities exchange. The distribution, if payable to our former advisor, will equal or approximate 15.0% of the net proceeds from the sale of our properties only after we have made distributions to our stockholders of the total amount raised from stockholders in the initial offering (less amounts paid to repurchase shares through our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital raised in the initial offering. Any distributions to our former advisor by our operating partnership upon dispositions of our assets and such other events will reduce cash available for distribution to our stockholders.

We presently intend to effect a liquidity event by September 20, 2013; however, we cannot assure you that we will effect a liquidity event by such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to (1) the listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our real property for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, we cannot assure you that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share repurchase plan.

Because a portion of the offering price from the sale of shares is used to pay expenses and fees, the full offering price paid by stockholders is not invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Risks Related to Our Business

Continued volatility in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

Domestic and international financial markets currently are experiencing continued volatility which has been brought about in large part by failures in the U.S. banking system. This volatility has severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this volatility in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, properties and other real estate related assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Finally, the pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and reduce your return on your investment.

There may be a substantial period of time before the proceeds of this offering are invested in additional suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90.0% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our success may be hampered by the current slow down in the real estate industry.

Our business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in our industry, which may continue through 2010 and beyond. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that we have already experienced, and would continue to put downward pressure on our revenues and operating results. To the extent that any decline in our revenues and operating results impacts our performance, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.

Our results of operations are subject to the risks of an international or national economic slow down or downturn and other changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•	poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•	the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•	one or more lenders under our lines of credit could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of any such lenders on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, will only insure amounts up to $250,000 per depositor per insured bank through December 31, 2013. Beginning January 14, 2014, the FDIC will only insure up to $100,000 per depositor per bank. We currently have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fail, we may lose any amount of our deposits over any federally-insured amounts. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investment.

Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

As a self-managed company, our ability to achieve our investment objectives and to pay distributions is increasingly dependent upon the performance of our board of directors, Scott D. Peters as our Chief Executive Officer, President and Chairman of the Board, Kellie S. Pruitt as our Chief Accounting Officer, Treasurer and Secretary, Mark Engstrom as our Executive Vice President — Acquisitions, and our other employees, in the identification and acquisition of investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely primarily on the management ability of our Chief Executive Officer and other executive officers and the governance of our board of directors, each of whom would be difficult to replace. We do not have any key man life insurance on Messrs. Peters, Engstrom or Ms. Pruitt. We have entered into employment agreements with each of Messrs. Peters, Engstrom and Ms. Pruitt; however, the employment agreements contain various termination rights. If we were to lose the benefit of their experience, efforts and abilities, our operating results could suffer. In addition, if any member of our board of directors were to resign, we would lose the benefit of such director’s governance and experience. As a result of the foregoing, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

Risks Related to Conflicts of Interest

The subordinated incentive payments or subordinated distributions payable to certain members of our management team and directors, as applicable, will reduce cash available for distribution to our stockholders.

Certain members of our management team and directors will hold the right to receive subordinated incentive payments or subordinated distributions, as applicable, upon the occurrence of certain events, such as in connection with dispositions of certain of our assets or the listing of our common stock on a national securities exchange. Any incentive payments or distributions to members of our management team or directors upon dispositions of our assets or a listing will reduce cash available for distribution to our stockholders. In addition, we bear all of the risk associated with the properties but, as a result of these subordinated incentive payments and distributions, we are not entitled to all of the proceeds from a property sale.

The subordinated incentive payments or subordinated distributions that may become payable to certain members of our management team and directors, as applicable, may influence our decisions about dispositions of our investments or the listing of our shares of our common stock on a national securities exchange.

We may be required to make subordinated incentive payments or subordinated distributions to certain members of our management team and directors, as applicable, upon the sale of certain of our assets or the listing of our shares of our common stock on a national securities exchange, if the performance thresholds for stockholder returns required for each are met. As a result of the requirements to make these subordinated incentive payments or subordinated distributions, our independent directors may determine that it is not the best interest of our stockholders to sell certain assets or list our shares of our common stock, even though, but for the requirement to make these payments or distributions, such sale or listing would be in the best interest of our stockholders. The requirement to make these incentive payments and distributions could influence the decision-making of our independent directors with respect to investments or dispositions or listing our shares of common stock on a national securities exchange.

Risks Related to Our Organizational Structure

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of our common stock. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of large block of our securities; or

•	removal of the incumbent board of directors and management.

Your ability to control our operations is severely limited.

Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under our charter and Maryland law, you will have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock or the number of our shares of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Our board of directors may change our investment objectives without seeking stockholder approval.

Our board of directors may change our investment objectives without seeking stockholder approval. Although our board of directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our board of directors determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, and our officers for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors for any liability suffered by them or hold our directors harmless for any liability suffered by us unless (1) they have determined that the course of conduct that caused the loss or liability was in our best interests, (2) they were acting on our behalf or performing services for us, (3) the liability was not the result of negligence or misconduct by our non-independent directors, or gross negligence or willful misconduct by our independent directors and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Certain provisions of Maryland law could restrict a change in control even if a change in control was in our stockholders’ interests.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10.0% or more of the voting power of our outstanding voting stock or any affiliate or associate of ours who, at any time within the two-year period prior to the date in question beneficially owns 10.0% or more of the voting power of our then outstanding stock, each of, which we refer to as an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80.0% of the votes entitled to be cast by holders of our outstanding shares of our voting stock and two-thirds of the votes entitled to be cast by holders of shares of our voting stock other than shares held by the interested stockholder or by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to continue to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, so that we will not be subject to regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to stockholders and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act, either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, we may be required to impose limitations on our investment activities. In particular, we may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, we will monitor our investments in other real estate related assets to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, we may be required to limit the percentage of our assets represented by real estate related assets.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our management, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.

Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our distribution reinvestment plan and up to 200,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2006 Incentive Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate related assets, you may also experience dilution in the book value and fair market value of your shares.

Your interests may be diluted in various ways, which may reduce your returns.

Our board of directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to: (1) persons from whom we purchase properties, as part or all of the purchase price of the property, or (2) our former advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity securities issued in consideration of properties or services provided, or to be provided, to us, except that while shares of our common stock are offered by us to the public, the public offering price of the shares of our common stock will be deemed their value.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

We are subject to risks generally incident to the ownership of real property, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to our stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

We may incur additional costs in acquiring or re-leasing properties which could adversely affect the cash available for distribution to you.

We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Terrorist attacks may negatively affect our operations and our stockholders’ investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of constructions or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we are subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as we determine that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our Chief Executive Officer and our board of directors may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future or at all. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions. Any inability to sell a property could adversely impact our ability to pay distributions to you.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we own and operate real estate, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our property investments are geographically concentrated in certain states and subject to economic fluctuations in those states.

As of December 31, 2009, we had interests in ten consolidated properties located in Texas, which accounted for 16.9% of our total rental income, interests in two consolidated properties located in South Carolina, which accounted for 13.0% of our total rental income, and interests in five consolidated properties located in Arizona, which accounted for 12.2% of our total rental income. This rental income is based on contractual base rent from leases in effect as of December 31, 2009. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Some of our leases generally provide that the property taxes or increases therein are charged to the tenants as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Risks Related to the Healthcare Industry

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

The healthcare industry is heavily regulated and currently there is pending legislation on healthcare reform. New laws or regulations, the current pending legislation, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare- related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Some tenants of our medical office buildings and healthcare-related facilities are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These factors may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may experience adverse effects as a result of potential financial and operational challenges faced by the operators of our senior healthcare facilities.

Operators of our senior healthcare facilities may face operational challenges from potentially reduced revenue streams and increased demands on their existing financial resources. Our skilled nursing operators’ revenues are primarily derived from governmentally-funded reimbursement programs, such as Medicare and Medicaid. Accordingly, our facility operators are subject to the potential negative effects of decreased reimbursement rates offered through such programs. Our operators’ revenue may also be adversely affected as a result of falling occupancy rates or slow lease-ups for assisted and independent living facilities due to the recent turmoil in the capital debt and real estate markets. In addition, our facility operators may incur additional demands on their existing financial resources as a result of increases in senior healthcare operator liability, insurance premiums and other operational expenses. The economic deterioration of an operator could cause such operator to file for bankruptcy protection. The bankruptcy or insolvency of an operator may adversely affect the income produced by the property or properties it operates. Our financial position could be weakened and our ability to make distributions could be limited if any of our senior healthcare facility operators were unable to meet their financial obligations to us.

Our operators’ performance and economic condition may be negatively affected if they fail to comply with various complex federal and state laws that govern a wide array of referrals, relationships and licensure requirements in the senior healthcare industry. The violation of any of these laws or regulations by a senior healthcare facility operator may result in the imposition of fines or other penalties that could jeopardize that operator’s ability to make payment obligations to us or to continue operating its facility. In addition, legislative proposals are commonly being introduced or proposed in federal and state legislatures that could affect major changes in the senior healthcare sector, either nationally or at the state level. It is impossible to say with any certainty whether this proposed legislation will be adopted or, if adopted, what effect such legislation would have on our facility operators and our senior healthcare operations.

The unique nature of our senior healthcare properties may make it difficult to lease or transfer such properties and, as a result, may negatively affect our performance.

Senior healthcare facilities present unique challenges with respect to leasing and transferring the same. Skilled nursing, assisted living and independent living facilities are typically highly customized and may not be easily modified to accommodate non-healthcare-related uses. As a result, these property types may not be suitable for lease to traditional office tenants or other healthcare tenants with unique needs without significant expenditures or renovations. These renovation costs may materially adversely affect our revenues, results of operations and financial condition. Furthermore, because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of property, there may be significant delays in transferring operations of senior healthcare facilities to successor operators. If we are unable to efficiently transfer our senior healthcare properties our revenues and operations may suffer.

Risks Related to Investments in Other Real Estate Related Assets

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in the common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or other real estate related assets and are subject to the inherent risks associated with other real estate related assets discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make additional investments in mortgage loans, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate.” If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our investments in other real estate related assets will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

We expect a portion of our investments in other real estate related assets to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase other real estate related assets in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Interest rate and related risks may cause the value of our investments in other real estate related assets to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our investments in other real estate related assets.

If we liquidate prior to the maturity of our investments in real estate assets, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our investments in other real estate related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Debt Financing

We have and intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have and intend to continue to finance a portion of the purchase price of our investments in real estate and other real estate related assets by borrowing funds. We anticipate that, after an initial phase of our operations when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 60.0% of our properties’ and other real estate related assets’ combined fair market value of our assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets, without the approval of a majority of our independent directors. In addition, any excess borrowing must be disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-case reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the sum of: (1) the aggregate cost of our real property investments before non-cash reserves and depreciation and (2) the aggregate cost of our investments in other real estate related assets. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations reduces cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Hedging activity may expose us to risks.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we have entered and may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we have entered and may continue to enter into joint ventures with third parties. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Federal Income Tax Risks

Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT. To qualify as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, our counsel, Alston & Bird LLP, has delivered an opinion to us that, commencing with our taxable year ended December 31, 2007 (the first year for which we elected to be taxed as a REIT), based on certain assumptions and representations, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code.

The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements under the Internal Revenue Code and described herein. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of law existing at the time of the opinion and therefore could be subject to modification or withdrawal based on subsequent legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To continue to qualify as a REIT and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of: (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain our REIT status.

You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.

Tax legislation enacted in 2003 and 2006 generally reduces the maximum tax rate for qualified dividends paid by corporations to individuals to 15.0% through 2010. Dividends paid by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15.0% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt stockholders may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt stockholder with respect to our common stock would constitute unrelated business taxable income if the stockholder incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Changes to federal income tax laws or regulations could adversely affect stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.

A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will continue to qualify as a “domestically controlled” REIT. If we were to fail to continue to so qualify, gain realized by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests.

Employee Benefit Plan and IRA Risks

We, and our stockholders that are employee benefit plans or individual retirement accounts, or IRAs, will be subject to risks relating specifically to our having employee benefit plans and IRAs as stockholders, which risks are discussed below. The “Employee Benefit Plan and IRA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our common stock. If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan or IRA; and

•	your need to value the assets of the plan annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, trustees or others purchasing shares should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan or IRA purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

Governmental plans, church plans, and foreign plans generally are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, but may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should consider whether the investment is in accordance with applicable law and governing plan documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	changes in the credit markets and the impact of such changes on our ability to obtain debt financing;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	tenant and mortgage loan delinquencies, defaults and tenant bankruptcies;

•	availability and creditworthiness of prospective tenants; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering. The proceeds raised in this offering will only be used for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders. The number of shares of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share. The table below assumes that we reach the maximum offering of $2,000,000,000 by selling 200,000,000 shares at $10.00 per share pursuant to our primary offering.

We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fees for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in the DRIP. As long as our shares are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares pursuant to the DRIP will be used to fund repurchases of shares under our share repurchase plan. Because we do not pay selling commissions or dealer manager fees for shares sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares in the DRIP than in the primary offering. As a result, if we reallocate shares from the DRIP to the primary offering, our net proceeds could be less.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 88.5% of the money you invest will be used to buy investments in real property and other real estate related assets and pay related acquisition expenses, while we expect the remaining 11.5% will be used to pay expenses and fees, including the payment of fees to the dealer manager, for this offering. If we are unable to raise substantial proceeds in this offering, we will make fewer real property investments. See “Risk Factors — Investment Risks — This is a ‘best efforts’ offering and if we are unable to raise substantial proceeds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.”

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The fees set forth below may not be increased without approval of the independent directors.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$2,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions	140,000,000	7.0
Dealer Manager Fee	60,000,000	3.0
Organizational and Offering Expenses(1)	30,000,000	1.5
Amount Available for Investment(2)	$1,770,000,000	88.5%
Less Acquisition Costs:
Acquisition Fees(3)	—	—
Acquisition Expenses(4)	14,160,000	0.8
Initial Working Capital Reserve(5)	—	—
Amount Invested in Properties	$1,755,840,000	87.8%

(1)	We will assume and pay for all of the organizational and offering expenses associated with this offering. This includes expenses incurred in connection with this offering, including legal, accounting, printing, mailing and filing fees and expenses and any amounts used to reimburse the bona fide due diligence expenses of our dealer manager and participating broker-dealers provided such expenses are supported by detailed and itemized invoices.

(2)	Until required in connection with the acquisition of real estate investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	We intend to use our employees for acquisition services.

(4)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. Reimbursement of acquisition expenses paid to our former advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties we evaluate and acquire with proceeds raised in the initial offering through the efforts of our former advisor. The reimbursement of acquisition fees and expenses, including real estate commissions paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of the disinterested directors and by a majority of the disinterested independent directors.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. Such reserves will be established for particular investments if required by a lender as a condition to entering into a loan agreement. In addition, such reserves may be established for non-operating expenses, such as tenant improvements, leasing commissions and major capital expenditures. We expect the reserve requirement, if any, to be funded by excess cash flow during the period we hold such asset requiring the capital reserve.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our investment objectives are:

•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

•	to preserve, protect and return your capital contributions;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate, taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short-and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short- and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related real estate assets. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other deals to lower pricing points. In December 2009, we closed $253 million of acquisitions and as of March 12, 2010, we had cash on hand of approximately $250 million, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare-related real estate assets at favorable pricing.

We cannot assure you that we will attain these objectives or that our capital will not decrease. Our board of directors may change our investment objectives if it determines it is advisable and in the best interests of our stockholders.

Decisions relating to the purchase or sale of investments will be made internally by our management, subject to the oversight of our board of directors. See “Management” for a description of the background and experience of our directors and officers.

Investment Strategy

We seek to invest in a diversified portfolio of real estate and other real estate related assets, focusing primarily on investments that produce recurring income. Our real estate investments focus on medical office buildings and healthcare-related facilities. We have also invested to a limited extent in quality commercial office buildings and other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. Our investments in other real estate related assets will generally focus on forms of mortgage debt, common and preferred stock of public or private real estate companies, and certain other securities. We seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in other real estate related assets. See “— Investment Company Act Considerations” below.

In addition, when and as determined appropriate by our Chief Executive Officer, our board of directors and management, the portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our management makes this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both recurring income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, we seek to invest in properties with the following attributes:

•	Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land, stringent zoning restrictions and regulatory restrictions. In addition, we generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation. To date, we have not invested in unimproved or non-income producing properties or related investments.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire depends upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Real Property Investments

We invest in and intend to continue to invest in a diversified portfolio of properties, focusing primarily on properties that produce recurring income. We primarily seek investments in medical office buildings and healthcare-related facilities. We have also invested to a limited extent in quality commercial office properties.

We generally seek to acquire properties of the types described above that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our investments in real estate generally include our holding fee simple title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties or other persons. See “— Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. We will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our management;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.

In determining whether to purchase a particular property, we may, in circumstances in which our management deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay us in cash a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease properties in which our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

Medical Office Buildings and Healthcare-Related Facilities

We invest and intend to continue to invest a portion of the net proceeds available for investment in medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals, clinics, outpatient facilities, long-term acute care centers, surgery centers, independent living facilities, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. The market for medical office buildings and healthcare-related facilities in the United States continues to expand.

According to the U.S. Department of Health and Human Services, from 1960 to 2007, health spending as a percent of the U.S. gross domestic product (GDP) has increased 11%, from 5.2% to 16.2% and is projected to comprise 17.6% of GDP in 2009 according to the National Health Expenditures report by the Centers for Medicare and Medicaid Services dated January 2009. Such national healthcare expenditures are projected to reach 20.3% of GDP by 2018, as set forth in the below chart. Similarly, overall healthcare expenditures have risen sharply since 2003. In 2008, healthcare expenditures are projected to total $2.4 trillion and are expected to grow at a relatively stable rate of approximately 6.2% per year to reach $4.4 trillion by 2018, as shown below.

National Healthcare Expenditures
(2003-2018)

We believe that demand for medical office buildings and healthcare-related facilities will increase due to a number of factors, including:

•	Advances in medical technology will continue to enable healthcare providers to identify and treat once fatal ailments and will improve the survival rate of critically ill and injured patients who will require continuing medical care. Along with these technical innovations, the U.S. population is growing older and living longer. In addition, according to the Centers for Disease Control and Prevention, from 1950 to 2005, the average life expectancy at birth increased from 68.2 years to 77.8 years. By 2050, the average life expectancy at birth is projected to increase to 83.1 years, according to the U.S. Census Bureau.

•	Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40 million to nearly 88.5 million people, as reflected in the below chart. Similarly, the 85 and older population is expected to more than triple, from 5.4 million in 2008 to 19.0 million between 2008 and 2050. The number of older Americans is also growing as a percentage of the total U.S. population as the “baby boomers” enter their 60s. In 2010, the number of persons older than 65 will comprise 13.0% of the total U.S. population and is projected to grow to 20.2% by 2050, as reflected in the below chart.

Projected U.S. Population Aged 65+
(2010-2050)

Based on the information above, we believe that healthcare expenditures for the population over 65 years of age will continue to rise as a disproportionate share of healthcare dollars is spent on older Americans. This older population group will increasingly require treatment and management of chronic and acute health ailments. This increased demand for healthcare services will create a substantial need for the development of additional medical office buildings and healthcare-related facilities in many regions of the U.S. We believe this will result in a substantial increase in suitable, quality properties meeting our acquisition criteria.

•	According to the U.S. Department of Labor’s Bureau of Labor Statistics, the healthcare industry was the largest industry in the U.S. in 2006, providing 14 million jobs. Healthcare-related jobs are among the fastest growing occupations, accounting for 7 of the 20 fastest growing occupations. The Bureau of Labor and Statistics estimates that healthcare will generate 3 million new wage and salary jobs between 2006 and 2016, more than any other industry. Wage and salary employment in the healthcare industry is projected to increase 22% through 2016, compared with 11% for all industries combined. Despite the downturn in the economy and widespread job losses in most industries, the healthcare industry has not been impacted. In February 2009, there were 27,000 new healthcare-related jobs according to the Bureau of Labor and Statistics. We expect the increased growth in the healthcare industry will correspond with a growth in demand for healthcare-related facilities.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	Physicians are increasingly forming practice groups. To increase the numbers of patients they can see and thereby increase market share, physicians have formed and are forming group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. This increase in the number of group practices has led to the construction of new medical facilities in which the groups are housed and provide medical services.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.

We believe the confluence of these factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	Decentralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. Continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. These regulations, for example, prohibit physicians from referring patients to entities in which they have investment interests and prohibit hospitals from leasing space to physicians at below market rates. As a result, healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This environment creates investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low. While the current regulatory environment is positive for healthcare operators, there is uncertainty as to the future of government policies and its potential impact on healthcare provider profitability.

Demographic Investing

We incorporate a demographic-based investment approach to our overall investment strategy. This approach allows us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.

Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group states that this group controls 75% of the United States’ assets.

•	Echo boomers — Born between 1982 and 1994, represent the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for greater healthcare services:

•	Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations. This group is responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of this group has at least one chronic medical condition, and more than half of those has two chronic conditions. Further, according to the Department of Health and Human Services, per person personal healthcare spending for the 65 and older population in the U.S. was $8,776 in 2006, 5.8 times higher than healthcare spending per child under five, 3.8 times higher than healthcare spending per working-age person aged 25 to 44 and 1.8 times higher than healthcare spending per working-age person aged 45 to 64.

•	Boomers — This aging population, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

•	Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.  The concentrations and migrations of population groups may lay the groundwork for current and future consumption patterns. In recent years, the largest proportionate increases in the senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. According to the U.S. Census Bureau, most of the population increase between 1995 and 2025 is expected to continue in the South and West, as reflected in the below chart. Between 1995 and 2025, the two regions are each expected to increase by more than 29 million persons; combined, the regions are projected to account for 82% of the 72 million persons added to the U.S. population over the next 30 years. As populations in these states grow, the need for more healthcare facilities and properties will likely increase.

States with the Largest Projected Population Increase
(1995-2025)

Joint Venture Investments

We have entered and may continue to enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our management will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors — Risks Related to Joint Ventures — We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

We may only enter into joint ventures with any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and such director are on substantially the same terms and conditions that are no less favorable than those that would be available to unaffiliated third parties.

Investments in Other Real Estate Related Assets

We may invest in the following types of other real estate related assets: (1) debt securities such as commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; (2) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); and (3) certain other types of securities that may help us reach our diversification and other investment objectives.

Our management will have substantial discretion with respect to the selection of other real estate related assets. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of investments in other real estate related assets to make, our management will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of assets across a range of risk/reward characteristics, (2) exposure limits to individual assets and (3) exposure limits to asset subclasses (such as common equities and mortgage debt). Within this framework, our management will evaluate specific criteria for each prospective investment in other real estate related assets including:

•	positioning the overall portfolio to achieve an optimal mix of real property and other real estate related securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high recurring income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our investments in other real estate related assets, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related asset or pool of other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. The specific number and mix of other real estate related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our other real estate related assets and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Borrowing Policies

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and other real estate related assets, which we believe will enhance our investment returns and increase our diversification. Our ability to enhance our investment returns and to increase our diversification could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment. As of December 31, 2009, our aggregate borrowings were 38.5% of all of our properties’ and other real estate related assets’ combined fair market values and 32% of our total assets.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. As of March 15, 2010 and December 31, 2009, our leverage did not exceed 300.0% of our net assets.

Our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our management will use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors unless such loan is approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Operating Strategies

Our primary operating strategy is to acquire suitable properties that meet our acquisition standards and to enhance the performance and value of those properties through management strategies designed to address the needs of current and prospective tenants. Our management strategies include:

•	aggressively leasing available space through targeted marketing augmented by third party property management companies;

•	controlling operating expenses through the centralization of asset and property management, leasing, marketing, financing, accounting, renovation and data processing activities;

•	emphasizing regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns; and

•	financing acquisitions and refinancing properties when favorable terms are available to increase cash flow.

Disposition Policies

We intend to hold each investment in property or other real estate related assets we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for securities assets is expected to be shorter than the holding period for real property assets. An investment in a property or security may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our management, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our management, the sale of the investment is in our best interests.

The determination of whether a particular investment in property or other real estate related assets should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Property Management

We recently completed a competitive bidding process and have engaged five nationally recognized and experienced property management groups, CB Richard Ellis Memphis, LLC, PM Realty Group, Hokanson Companies, Inc., Plaza Del Rio Management Corp and Nath Management Inc., for those portfolio properties requiring external property management, subject to our performance standards and oversight. These firms will manage approximately 70% of our portfolio’s assets with fees at market rates, and the remaining 30% will be supported in-house. We selected these property management groups based on geographic expertise, each to serve five geographically diverse territories, as we have defined them. We transitioned to the new property management companies on August 31, 2009. We implemented the customized property management structure to improve property operational performance at the asset and service provider levels, including the elimination of oversight fees.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan, which is at our sole discretion. However, in the future, our board of directors will also consider various forms of liquidity events, including but not limited to (1) a listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation or dissolution would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks. We will retain independent contractors to perform the actual construction and development work on these properties.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that many of our leases will generally have terms of five or more years, some of which may have renewal options.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. The limitations cannot be changed unless our charter is amended, which requires approval of our board of directors and our stockholders. Until our common stock is listed, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real properties;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors or any of their respective affiliates;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares to any of our directors or any of their affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest; or

•	engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, we do not intend to invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90.0% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25.0% of our net assets.

Change in Investment Objectives

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Except for changes to the investment policies and investment restrictions contained in our charter, which require stockholder consent to amend, our investment objectives may be altered by our board of directors at any time without the approval of the stockholders.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.”

Real Estate Acquisitions

Our management team will continually evaluate various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. During the term of this offering, if we believe that a reasonable probability exists that we will acquire a specific material property or make a material investment in other real estate related assets, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or securities investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific investment in property or other real estate related assets, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed material investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Our management continually reviews our investment activity and takes appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, we will monitor our investments in other real estate related assets to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, we may be required to limit the percentage of our assets represented by other real estate related assets. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an investment company. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors — Risks Related to Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS

We provide stockholders the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. During our initial offering, we also invested to a limited extent in quality commercial office properties. We focus primarily on income producing investments which may be located in multiple states. As of March 12, 2010 we had made 55 geographically diverse acquisitions, comprising 184 buildings with approximately 7.5 million square feet of GLA, for an aggregate purchase price of approximately $1.49 billion. Each of our properties is 100% owned by our operating partnership except one, which is 80.0% owned by our operating partnership through a joint venture. The tables below provide summary information regarding our portfolio as of March 12, 2010:

		Properties Owned
		As a Percentage of
State	Number(1)	Aggregate Purchase Price

Arizona	5	12.3%
California	3	3.4
Colorado	2	2.3
Florida	5	7.3
Georgia	7	7.7
Indiana	6	9.6
Kansas	1	0.9
Maryland	1	0.8
Minnesota	2	1.2
Missouri	2	4.8
New Hampshire	1	1.0
Ohio	5	5.3
Oklahoma	1	2.0
Pennsylvania	1	1.9
South Carolina	2	12.4
Tennessee	2	2.8
Texas	10	16.4
Utah	1	2.1
Virginia	1	0.4
Wisconsin	2	5.2

Total		100.0%

(1)	In certain cases we have acquired portfolios that include properties in multiple states.

The table below describes the type of real estate properties and other real estate related assets we owned as of March 12, 2010:

	Number of	Gross Leasable
Type of Investment	Investments	Area

Medical Office	44	6,226,000
Healthcare-Related Facility	6	1,004,000
Office	3	311,000

Other Real Estate Related Assets	2	N/A

Total	55	7,541,000

The table below describes the average effective annual rent per square foot and the occupancy rate for each of the last four years ended December 31, 2008 and through December 31, 2009, for which we owned properties:

	2005(1)	2006(1)	2007(1)	2008(2)	2009(2)

Average Effective Annual Rent per Square Foot	N/A	N/A	$18.41	$16.87	$17.25
Occupancy Rate	N/A	N/A	88.6%	91.3%	90.6%

(1)	We were initially capitalized on April 28, 2006 and therefore we consider that our date of inception. We purchased our first property on January 22, 2007.

(2)	Based on leases in effect as of December 31, 2008 and December 31, 2009.

The following table presents the sensitivity of our annual base rent due to lease expirations for the year next 10 years at our properties, by number, square feet, percentage of leased area, annual base rent and percentage of annual rent as of December 31, 2009:

			% of Leased		% of Total
			Area	Annual	Annual Rent
	Number of	Total Sq. Ft.	Represented	Rent Under	Represented by
	Leases	of Expiring	by Expiring	Expiring	Expiring Leases
Year Ending December 31,	Expiring	Leases	Leases	Leases	(1)

2010	126	353,000	6.0%	$6,920,000	6.4%
2011	123	501,000	8.6	9,918,000	9.1
2012	146	515,000	8.8	9,476,000	8.7
2013	117	690,000	11.8	13,032,000	12.0
2014	91	653,000	11.2	9,669,000	8.9
2015	35	296,000	5.1	6,671,000	6.1
2016	47	369,000	6.3	6,812,000	6.3
2017	43	332,000	5.7	6,103,000	5.6
2018	54	434,000	7.4	7,925,000	7.3
2019	39	222,000	3.8	4,683,000	4.3
2020	43	167,000	2.9	2,780,000	2.6
Thereafter	45	1,304,000	22.3	24,595,000	22.7

Total	909	5,836,000	100%	$108,584,000	100%

(1)	The annual rent percentage is based on the total annual contractual base rent as of December 31, 2009.

As of March 12, 2010, no single tenant accounted for 10.0% or more of the gross leasable area of our real estate properties.

The following table presents certain additional information about our properties as of March 12, 2010:

								% Total of		Annual Rent
		GLA	% of	Ownership	Date	Purchase	Annual	Annual		Per Leased
Property	Property Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Rent(1)	Rent	Occupancy(2)	Sq Ft(3)

Southpointe Office Parke and Epler Parke I	Indianapolis, IN	97,000	1.3%	100%	1/22/2007	$14,800,000	$1,081,000	0.8%	73.4%	$11.14
Crawfordsville Medical Office Park and Athens Surgery Center	Crawfordsville, IN	29,000	0.4	100	1/22/2007	6,900,000	592,000	0.4	100.0	20.41
The Gallery Professional Building	St. Paul, MN	106,000	1.4	100	3/9/2007	8,800,000	1,177,000	0.9	73.6	11.10
Lenox Office Park, Building G	Memphis, TN	98,000	1.3	100	3/23/2007	18,500,000	2,220,000	1.7	100.0	22.65
Commons V Medical Office Building	Naples, FL	55,000	0.7	100	4/24/2007	14,100,000	1,160,000	0.9	100.0	21.09
Yorktown Medical Center and Shakerag Medical Center	Fayetteville and Peachtree City, GA	108,000	1.4	100	5/2/2007	21,500,000	1,945,000	1.5	60.3	18.01
Thunderbird Medical Plaza	Glendale, AZ	110,000	1.5	100	5/15/2007	25,000,000	1,965,000	1.5	72.6	17.86

								% Total of		Annual Rent
		GLA	% of	Ownership	Date	Purchase	Annual	Annual		Per Leased
Property	Property Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Rent(1)	Rent	Occupancy(2)	Sq Ft(3)

Triumph Hospital Northwest and Triumph Hospital Southwest	Houston and Sugar Land, TX	151,000	2.0	100%	6/8/2007	36,500,000	2,990,000	2.3	100.0%	19.80
Gwinnett Professional Center	Lawrenceville, GA	60,000	0.8	100	7/27/2007	9,300,000	889,000	0.7	59.4	14.82
1 & 4 Market Exchange	Columbus, OH	116,000	1.5	100	8/15/2007	21,900,000	1,516,000	1.1	86.1	13.07
Kokomo Medical Office Park	Kokomo, IN	87,000	1.2	100	8/30/2007	13,350,000	1,369,000	1.0	100.0	15.74
St. Mary Physicians Center	Long Beach, CA	67,000	0.9	100	9/5/2007	13,800,000	1,101,000	0.8	67.0	16.43
2750 Monroe Boulevard	Valley Forge, PA	109,000	1.4	100	9/10/2007	26,700,000	2,776,000	2.1	100.0	25.47
East Florida Senior	Jacksonville,
Care Portfolio	Winter Park and Sunrise, FL	355,000	4.7	100	9/28/2007	52,000,000	4,303,000	3.3	100.0	12.12
Northmeadow Medical Center	Roswell, GA	51,000	0.7	100	11/15/2007	11,850,000	1,261,000	1.0	98.6	24.73
Tucson Medical Office Portfolio	Tucson, AZ	110,000	1.5	100	11/20/2007	21,050,000	1,619,000	1.2	69.0	14.72
Lima Medical Office Portfolio	Lima, OH	203,000	2.7	100	12/7/2007	26,060,000	2,120,000	1.6	81.1	10.44
Highlands Ranch Medical Plaza	Highlands Ranch, CO	79,000	1.0	100	12/19/2007	14,500,000	1,621,000	1.2	86.2	20.52
Chesterfield Rehabilitation Center	Chesterfield, MO	112,000	1.5	80	12/19/2007	36,440,000	3,082,000	2.3	100.0	27.52
Park Place Office Park	Dayton, OH	133,000	1.8	100	12/20/2007	16,200,000	1,864,000	1.4	80.8	14.12
Medical Portfolio 1	Overland, KS and Largo, Brandon and Lakeland, FL	163,000	2.2	100	2/1/2008	36,950,000	3,391,000	2.6	91.3	20.80
Fort Road Medical Building	St. Paul, MN	50,000	0.7	100	3/6/2008	8,650,000	633,000	0.5	78.6	12.66
Liberty Falls Medical Plaza	Liberty Township, OH	44,000	0.6	100	3/19/2008	8,150,000	637,000	0.5	91.5	14.48
Epler Parke Building B	Indianapolis, IN	34,000	0.5	100	3/24/2008	5,850,000	471,000	0.4	95.2	13.85
Cypress Station Medical Office Building	Houston, TX	52,000	0.7	100	3/25/2008	11,200,000	936,000	0.7	100.0	18.00
Vista Professional Center	Lakeland, Fl	32,000	0.4	100	3/27/2008	5,250,000	368,000	0.3	76.2	11.50
Senior Care Portfolio 1	Arlington, Galveston, Port Arthur and Texas
	City, TX and Lomita
	and El Monte, CA	226,000	3.0	100	Various	39,600,000	3,462,000	2.6	100.0	15.32
Amarillo Hospital	Amarillo, TX	65,000	0.9	100	5/15/2008	20,000,000	1,666,000	1.3	100.0	25.63
5995 Plaza Drive	Cypress, CA	104,000	1.4	100	5/29/2008	25,700,000	2,004,000	1.5	100.0	19.27
Nutfield Professional Center	Derry, NH	70,000	0.9	100	6/3/2008	14,200,000	1,163,000	0.9	100.0	16.61
SouthCrest Medical Plaza	Stockbridge, GA	81,000	1.1	100	6/24/2008	21,176,000	1,577,000	1.2	83.7	19.47
Medical Portfolio 3	Indianapolis, IN	685,000	9.1	100	6/26/2008	90,100,000	9,285,000	7.0	74.8	13.55
Academy Medical Center	Tucson, AZ	41,000	0.5	100	6/26/2008	8,100,000	774,000	0.6	88.2	18.88
Decatur Medical Plaza	Decatur, GA	43,000	0.6	100	6/27/2008	12,000,000	1,060,000	0.8	99.5	24.65
Medical Portfolio 2	O’Fallon and St. Louis, MO and Keller and Wichita
	Falls, TX	173,000	2.3	100	Various	44,800,000	3,789,000	2.9	97.7	21.90
Renaissance Medical Center	Bountiful, UT	112,000	1.5	100	6/30/2008	30,200,000	2,234,000	1.7	88.5	19.95
Oklahoma City Medical Portfolio	Oklahoma City, OK	186,000	2.5	100	9/16/2008	29,250,000	3,563,000	2.7	95.4	19.16
Medical Portfolio 4	Phoenix, AZ, Parma and Jefferson West, OH, and Waxahachie, Greenville, and
	Cedar Hill, TX	227,000	3.0	100	Various	48,000,000	4,212,000	3.2	81.8	18.56
Mountain Empire Portfolio	Kingsport, Bristol and Rogersville, TN
	and Pennington Gap
	and Norton, VA	293,000	3.9	100	9/12/2008	27,775,000	3,956,000	3.0	91.9	13.50
Mountain Plains Portfolio	San Antonio and
	Webster, TX	170,000	2.3	100	12/18/2008	43,000,000	3,889,000	2.9	100.0	22.88
Marietta Health Park	Marietta, GA	81,000	1.1	100	12/22/2008	15,300,000	1,083,000	0.8	88.4	13.37
Wisconsin Medical Portfolio 1	Milwaukee, WI	185,000	2.5	100	2/27/2009	33,719,000	2,871,000	2.2	100.0	15.52
Wisconsin Medical Portfolio 2	Franklin, WI	130,000	1.7	100	5/28/2009	40,700,000	3,435,000	2.6	100.0	26.42
Greenville Hospital Portfolio	Greenville, SC	857,000	11.4	100	9/18/2009	162,820,000	14,417,000	10.9	100.0	16.82
Mary Black Medical Office Building	Spartanburg, SC	109,000	1.4	100	12/11/2009	16,250,000	1,563,000	1.2	72.7	14.34
Hampden Place Medical Office Building	Englewood, CO	66,000	0.9	100	12/21/2009	18,600,000	1,594,000	1.2	100.0	24.15
Dallas LTAC Hospital	Dallas, TX	52,000	0.7	100	12/23/2009	27,350,000	2,598,000	2.0	100.0	49.96
Smyth Professional Building	Baltimore, MD	62,000	0.8	100	12/30/2009	11,250,000	1,039,000	0.8	98.1	16.77
Atlee Medical Portfolio	Coriscana, TX and
	Ft. Wayne, IN and
	San Angelo, TX	93,000	1.2	100	12/30/2009	20,501,000	1,790,000	1.4	100.0	19.25
Denton Medical Rehabilitation Hospital	Denton, TX	44,000	0.6	100	12/30/2009	15,485,000	1,364,000	1.0	100.0	31.00

								% Total of		Annual Rent
		GLA	% of	Ownership	Date	Purchase	Annual	Annual		Per Leased
Property	Property Location	(Sq Ft)	GLA	Percentage	Acquired	Price	Rent(1)	Rent	Occupancy(2)	Sq Ft(3)

Banner Sun City Medical Portfolio	Sun City, AZ and Sun City West, AZ	642,000	8.5	100%	12/31/2009	107,000,000	10,265,000	7.8	90.0%	15.99
Camp Creek	Atlanta, GA	80,000	1.1	100	3/2/2010	19,550,000	1,819,000	1.4	97.5	22.74
King Street	Jacksonville, GA	53,000	0.7	100	3/9/2010	10,775,000	1,293,000	1.0	100.0	24.40

Total/Weighted Average		7,540,000	100.0%			$1,438,501,000	$130,852,000	100.0%	90.7%	$17.35

(1)	Annualized rental revenue is based on contractual base rent from leases in effect as of March 12, 2010.

(2)	Occupancy includes all leased space of the respective portfolio, including master leases.

(3)	Average annual rent per occupied square foot as of March 12, 2010.

Each of the above properties is a hospital, skilled nursing and assisted living facility or medical office building, the principal tenants of which are healthcare providers or healthcare-related service providers. Each of the properties listed above is 100% owned by our operating partnership, except for Chesterfield Rehabilitation Center, which is 80.0% owned by our operating partnership through a joint venture. On March 3, 2010, we opened escrow with First American Title Company, and on or before March 26, 2010, our subsidiary plans to exercise its call option to buy for $3,900,000 100% of the interest owned by its joint venture partner in HTA—Duke Chesterfield Rehab, LLC, which owns the Chesterfield Rehabilitation Center.

We own fee simple interests in all of our properties except: (1) Lenox Office Park, Building G, (2) Lima Medical Office Portfolio, (3) Medical Portfolio 1, (4) Medical Portfolio 4, (5) Mountain Empire Portfolio, (6) Oklahoma City Medical Portfolio, (7) Senior Care Portfolio 1 and (8) Tucson Medical Office Portfolio. Lenox Office Park, Building G is comprised of both Lenox Office Park, Building G, in which we hold a leasehold interest, and two vacant parcels of land, in which we own a fee simple interest. Lima Medical Office Portfolio consists of six medical office buildings, four of which we hold ground lease interests in certain condominiums within each building, and two of which we own a fee simple interest. Medical Portfolio 1 is comprised of five properties, one in which we hold a ground lease interest, and the other four in which we own fee simple interests. Medical Portfolio 4 is comprised of five properties, one in which we hold a ground lease interest, and the other four in which we own fee simple interests. Mountain Empire Portfolio is comprised of 10 properties, seven in which we hold a ground lease interest, and the other three in which we own fee simple interests. Oklahoma City Medical Portfolio is comprised of two properties, both in which we hold ground lease interests. Senior Care Portfolio 1 consists of six properties, one of which we hold a partial ground lease interest and a partial fee simple interest, and five of which we own a fee simple interest. Tucson Medical Office Portfolio is comprised of two properties, one in which we hold a leasehold interest, and the other in which we own a fee simple interest.

When we acquire a property, we prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. Management currently believes that each property is suitable for its intended purpose and adequately covered by insurance.

Most of our properties face competition from other healthcare-related facilities or medical office buildings that provide comparable services in such properties’ market area.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, to manage our day-to-day operations and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have six members on our board of directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of us or our affiliates, does not perform services for us, other than as a director, does not have any material business or professional relationships with us or our affiliates and has not otherwise been affiliated with us or our affiliates for the previous two years. We currently have five “independent directors,” as defined by our charter.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time. Any director may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions.

Responsibilities of Directors

Our charter was reviewed and ratified by a unanimous vote of our directors, including our independent directors, prior to the commencement of our initial offering. The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate properties and other real estate related assets, (2) allocation of percentages of capital to be invested in medical office properties and healthcare-related facilities, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real property acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to management in connection with the purchase and disposition of other real estate related assets that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution policy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of our shares on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors meet quarterly or more frequently if necessary in order to discharge their duties.

The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance to assure that such policies are carried out.

Our independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors or any of their affiliates.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, an investment committee and a risk management committee.

Audit Committee.  Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The audit committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the audit committee financial expert.

Compensation Committee.  The primary responsibilities of our compensation committee are to advise the board on compensation policies, establish performance objectives for our executive officers, review and recommend to our board of directors the appropriate level of director compensation and annually review our compensation strategy and assess its effectiveness. Under our compensation committee charter, the compensation committee will always be comprised solely of independent directors. The compensation committee is currently comprised of Messrs. Blair, Fix and Wescombe, all of whom are independent directors. Mr. Wescombe currently serves as the chairman.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee’s primary purposes are to identify qualified individuals to become board members, to recommend to the board the selection of director nominees for election at the annual meeting of stockholders, to make recommendations regarding the composition of the board of directors and its committees, to assess director independence and board effectiveness, to develop and implement corporate governance guidelines and to oversee our compliance and ethics program. The nominating and corporate governance committee is currently comprised of Messrs. Blair, Fix and Mathis, all of whom are independent directors. Mr. Fix currently serves as the chairman.

Investment Committee.  Our investment committee’s primary function is to assist the board of directors in reviewing proposed acquisitions presented by our management. The investment committee has the authority to reject but not to approve proposed acquisitions, which must receive the approval of the board of directors. The investment committee is currently comprised of Messrs. Blair, Fix, Peters and Wescombe. Messrs. Blair, Fix and Wescombe are independent directors. Mr. Blair currently serves as the chairman.

Risk Management Committee.  Our risk management committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing, assessing and discussing with our management team, general counsel and auditors: (1) material risks or exposures associated with the conduct of our business; (2) internal risk management systems management has implemented to identity, minimize, monitor or manage such risks or exposures; and (3) management’s policies and procedures for risk management. The risk management committee is currently comprised of Messrs. Blair, DeWald and Mathis, all of whom are independent directors. Mr. Mathis currently serves as the chairman.

Directors and Executive Officers

As of the date of this prospectus, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age	Position

Scott D. Peters	52	Chief Executive Officer, President and Chairman of the Board
Kellie S. Pruitt	44	Chief Accounting Officer, Secretary and Treasurer
Mark D. Engstrom	50	Executive Vice President — Acquisitions
Katherine E. Black	33	Controller
W. Bradley Blair, II	66	Independent Director
Maurice J. DeWald	69	Independent Director
Warren D. Fix	71	Independent Director
Larry L. Mathis	66	Independent Director
Gary T. Wescombe	66	Independent Director

Scott D. Peters has served as our Chairman of the Board since July 2006, Chief Executive Officer since April 2006 and President since June 2007. He served as the Chief Executive Officer of our former advisor from July 2006 until July 2008. He served as the Executive Vice President of Grubb & Ellis Apartment REIT, Inc. from January 2006 to November 2008 and served as one of its directors from April 2007 to June 2008. He also served as the Chief Executive Officer, President and a director of Grubb & Ellis from December 2007 to July 2008, and as the Chief Executive Officer, President and director of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis, from its formation in September 2006 and as its Chairman of the Board from December 2007 to July 2008. NNN Realty Advisors became a wholly owned subsidiary of Grubb & Ellis upon its merger with Grubb & Ellis in December 2007. Mr. Peters also served as the Chief Executive Officer of Grubb & Ellis Realty Investors from November 2006 to July 2008, having served from September 2004 to October 2006 as the Executive Vice President and Chief Financial Officer. From December 2005 to January 2008, Mr. Peters also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded REIT. Mr. Peters received his B.B.A. degree in Accounting and Finance from Kent State University in Kent, Ohio.

Kellie S. Pruitt has served as our Chief Accounting Officer Secretary, Treasurer and principal accounting officer since January 2009 and our principal financial officer since March 2009. She also served as our Controller for a portion of January 2009. From September 2007 to December 2008, Ms. Pruitt served as the Vice President, Financial Reporting and Compliance, for Fender Musical Instruments Corporation. Prior to joining Fender Musical Instruments Corporation in 2007, Ms. Pruitt served as a senior manager at Deloitte & Touche LLP, from 1995 to 2007, serving both public and privately held companies primarily concentrated in the real estate and consumer business industries. She graduated from the University of Texas in Austin, Texas with a B.A. degree in Accounting and is a member of the AICPA. Ms. Pruitt is a Certified Public Accountant licensed in Arizona and Texas.

Mark D. Engstrom has served as our Executive Vice President — Acquisitions since July 2009. From February 2009 to July 2009, Mr. Engstrom served as our independent consultant providing acquisition and asset management support. Mr. Engstrom has 22 years of experience in organizational leadership, acquisitions, management, asset management, project management, leasing, planning, facilities development, financing, and establishing industry leading real estate and facilities groups. From 2006 through 2009, Mr. Engstrom was the Chief Executive Officer of Insite Medical Properties, a real estate services and investment company. From 2001 through 2005, Mr. Engstrom served as a Manager of Real Estate Services for Hammes Company and created a new business unit within the company which was responsible for providing asset and property management. Mr. Engstrom graduated in 1983 from Michigan State University in East Lansing, Michigan with a Bachelor of Arts degree in Pre-Law and Public Administration. In 1987 he graduated with a Masters Degree in Hospital and Healthcare Administration from the University of Minnesota.

Katherine E. Black has served as our Controller since January 2010. From May, 2006 to January 2010, Ms. Black served as the Director of Accounting for Seton Family of Hospitals, where she was responsible for the consolidated financial statements of a growing healthcare system with 10 hospitals, three community clinics, multiple physician groups, and four fundraising foundations. Prior to joining Seton Family of Hospitals in May 2006, Ms. Black served as a senior auditor at Deloitte & Touche LLP, from March 2003 to May 2006, where she was responsible for leading teams in financial and compliance audits of major public, private, and not-for-profit entities. She graduated from the Arizona State University in Tempe, Arizona where she received a B.A. degree in Religion and a Post-Baccalaureate Certificate in Accounting. Ms. Black is a Certified Public Accountant licensed in Arizona and is member of the AICPA.

W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its formation and initial public offering in 1997 as a REIT until his resignation and retirement in November 2007. During such term, Mr. Blair managed the acquisition, operation, leasing and disposition of the assets of the portfolio. From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Currently, Mr. Blair operates the Blair Group consulting practice, which focuses on real estate acquisitions and finance. Mr. Blair earned a B.S. degree in Business from Indiana University in Bloomington, Indiana and his Juris Doctorate degree from the University of North Carolina School of Law in Chapel Hill, North Carolina.

Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992, where the primary focus has been in both the healthcare and technology sectors. Mr. DeWald also serves as a director of Mizuho Corporate Bank of California, and as non-executive Chairman of Integrated Healthcare Holdings, Inc. Mr. DeWald also previously served as a director of Tenet Healthcare Corporation, ARV Assisted Living, Inc. and Quality Systems, Inc. From 1962 to 1991, Mr. DeWald was with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of their board of directors as well as the managing partner of Orange County and Los Angeles California offices as well as its Chicago office. Mr. DeWald has served as Chairman and director of both the United Way of Greater Los Angeles and the United Way of Orange County California. Mr. DeWald holds a B.B.A. degree in Accounting and Finance from the University of Notre Dame in South Bend, Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant (inactive), and is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Warren D. Fix has served as an independent director of our company since September 2006. He is the Chairman of FDW, LLC, a real estate investment and management firm. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, First Financial Inc., First Foundation Bank and Accel Networks. Until November of 2008, when he completed a process of dissolution, he served for five years as the chief executive officer of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its Executive Vice President, Chief Financial Officer and Secretary since 1995. During his tenure with Candlewood Hotel Company, Inc., Mr. Fix oversaw the development of a chain of extended-stay hotels, including 117 properties aggregating 13,300 rooms. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancing. Mr. Fix has been and continues to be a partner in The Contrarian Group, a business management company since December 1992. From 1989 to December 1992, Mr. Fix served as President of The Pacific Company, a real estate investment and development company. During his tenure at The Pacific Company, Mr. Fix was responsible for the development, acquisition and management of an apartment portfolio comprising in excess of 3,000 units. From 1964 to 1989, Mr. Fix held numerous positions, including Chief Financial Officer, within The Irvine Company, a major California-based real estate firm that develops residential property, for-sale housing, apartments, commercial, industrial, retail, hotel and other land related uses. Mr. Fix was one of the initial team of ten professionals hired by The Irvine Company to initiate the development of 125,000 acres of land in Orange County, California. Mr. Fix is a Certified Public Accountant (inactive). He received his B.A. degree from Claremont McKenna College in Claremont, California and is a graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program.

Larry L. Mathis has served as an independent director of our company since April 2007. Since 1998 he has served as an executive consultant with D. Peterson & Associates in Houston, Texas, providing counsel to select clients on leadership, management, governance, and strategy and is the author of The Mathis Maxims, Lessons in Leadership. For over 35 years, Mr. Mathis has held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States. Mr. Mathis is the founding President and Chief Executive Officer of The Methodist Hospital System in Houston, Texas, having served that institution in various executive positions for 27 years, the last 14 years before his retirement in 1997 as CEO. During his extensive career in the healthcare industry, he has served as a member of the board of directors of a number of national, state and local industry and professional organizations, including Chairman of the board of directors of the Texas Hospital Association, the American Hospital Association, and the American College of Healthcare Executives, and has served the federal government as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. From 1997 to 2003, Mr. Mathis was a member of the board of directors and Chairman of the Compensation Committee of Centerpulse, Inc., and from 2004 to present a member of the board and Chairman of the Nominating and Governance Committee of Alexion Pharmaceuticals, Inc., both U.S. publicly traded companies. Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Pittsburg, Kansas and a M.A. degree in Health Administration from Washington University in St. Louis, Missouri.

Gary T. Wescombe has served as an independent director of our company since October 2006. He manages and develops real estate operating properties through American Oak Properties, LLC, where he is a principal. He is also director, Chief Financial Officer and Treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as chairman of the trustees of G REIT Liquidating Trust since January 2008. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University in San Jose, California and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

Compensation Discussion and Analysis

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading “Executive Compensation” you will find a series of tables containing specific data about the compensation earned in 2009 by the following individuals, whom we refer to as our named executive officers:

•	Scott D. Peters, President, Chief Executive Officer and Chairman of the Board;

•	Kellie S. Pruitt, Chief Accounting Officer, Secretary and Treasurer; and

•	Mark D. Engstrom, Executive Vice President — Acquisitions.

Compensation Philosophy and Objectives

Our objective is to provide compensation packages that take into account the scope of the duties and responsibilities of each executive consistent with self-management. The compensation committee designed our new executive compensation packages to reflect the increased level of responsibilities and scope of duties attendant with our transition to self-management. In addition, we strive to provide compensation that rewards the achievement of specific short-, medium- and long-term strategic goals, and aligns the interests of key employees with stockholders. The compensation paid to the executives is designed to achieve the right balance of incentives and appropriately reward our executives and maximize their performance over the long-term.

Another key priority for us today and in the future is to attract, retain and motivate a top quality management team. In order to accomplish this objective, the compensation paid to our executives must be competitive in the marketplace. This is especially important given our status as a self-managed company.

In furtherance of these objectives, we refrain from using highly leveraged incentives that drive risky, short-term behavior. By rewarding short-, medium- and long-term performance, we are better positioned to achieve the ultimate objective of increasing stockholder value. To emphasize performance-based compensation, we also provide the opportunity to earn additional compensation through annual bonuses.

How We Determined our Compensation Arrangements

We established the compensation packages for our named executive officers based on the advice and recommendations of the compensation committee and, with respect to our Chief Executive Officer, independent consultants, with a view on emphasizing competitive, performance-based compensation. The compensation committee intends for the level of cash- and stock-based compensation paid to our executives to be consistent with the compensation paid by a peer group of companies. The compensation committee does not benchmark to a particular percentile within the peer group, but rather uses the peer group information to help guide its compensation decisions.

The compensation committee engaged an outside executive compensation consultant, Towers Perrin, to assist it in determining the compensation for our Chief Executive Officer. At the request of the compensation committee, Towers Perrin provided input to the compensation committee on the design and philosophy of our Chief Executive Officer’s compensation package, and reported on the competitiveness of such package in the marketplace. Towers Perrin presented information with respect to a peer group comprised of the following companies:

HCP Inc.	Medical Properties Trust, Inc.
Health Care REIT, Inc.	Cogdell Spencer Inc.
Ventas Inc.	LTC Properties Inc.
Nationwide Health Properties Inc.	Inland Western Retail Real Estate Trust Inc.*
Healthcare Realty Trust Inc.	Piedmont Office Realty Trust Inc.*
Omega Healthcare Investors, Inc.

With the exception of those companies marked with an asterisk (*), the companies included in the peer group are publicly traded healthcare REITs with median assets of about $1.9B. Those companies marked with an asterisk (*) reflect selected non-traded REITs that have made the transition to self-management.

The compensation committee furnished to Towers Perrin the 2008 NAREIT Survey, including data from five healthcare companies (Cogdell Spencer Inc., HCP, Inc., Healthcare REIT Inc., Nationwide Health Properties and Ventas Inc.). In addition to information related to the peer group identified above, Towers Perrin included information from the NAREIT Survey, as well as compensation information from REITS of all sectors with total capitalization within a range of $1B-2.99B, in its presentation to the compensation committee.

In addition to the peer group information presented by Towers Perrin, the compensation committee reviewed a smaller peer group comprised of HCP, Inc., Health Care REIT, Inc., Ventas, Inc., Nationwide Health Properties Inc. and Healthcare Realty Trust, Inc. This group represents those companies that the compensation committee considers to be most comparable to our company.

Taken as a whole, the data provided by Towers Perrin, as well as the compensation committee’s independent review of the smaller peer group described above, allows the compensation committee to “double-check” the compensation paid to our CEO against what is typical in our market.

In determining the compensation for Ms. Pruitt and Mr. Engstrom, the compensation committee relied primarily on the recommendations of Mr. Peters, as well as its general understanding of the compensation paid to similar positions within the peer group. The initial terms of Ms. Pruitt’s and Mr. Engstrom’s compensation packages were the result of negotiations between such executives and Mr. Peters in connection with recruiting them to join our company.

Elements of our Compensation Program

During 2009, the key elements of compensation for our named executive officers were base salary, annual bonus and long-term equity incentive awards, as described in more detail below. In addition to these key elements, we also provide severance protection for our named executive officers, as discussed below.

Base Salary.  Base salary provides the fixed portion of compensation for our named executive officers and is intended to reward core competence in their role relative to skill, experience and contributions to us. In connection with entering into the employment agreements, the compensation committee approved the following initial annual base salaries: Mr. Peters, $500,000; Mr. Engstrom, $275,000; and Ms. Pruitt, $180,000. The compensation committee approved an increase to Mr. Peters’ 2008 base salary in order to more closely align his base salary with our peers. However, due to the compensation committee’s focus on performance-based compensation, Mr. Peters’ base salary approximates the lower end of the scale of base salaries provided by our peer companies. To emphasize performance-based compensation, the compensation committee designed Mr. Peters’ compensation package so that the majority of his cash-based compensation may be earned through an annual bonus after the compensation committee’s assessment of his performance during the year.

As discussed above, the initial base salaries for Ms. Pruitt and Mr. Engstrom were negotiated in connection with their joining our company. Also as discussed above, a key priority for us is to attract, retain and motivate a top quality management team. In order to attract a high caliber management team, the compensation packages offered must be competitive within the market, as well as reflective of the executive’s level of skill and expected contributions. These were the guiding principles followed by Mr. Peters and the compensation committee in negotiating the compensation packages with Ms. Pruitt and Mr. Engstrom.

Annual Bonus.  Annual bonuses reward and recognize contributions to our financial goals and achievement of individual objectives. In 2009, we did not have a formal bonus program. Each of the named executive officers is eligible to earn an annual performance bonus in an amount determined at the sole discretion of the compensation committee for each year. Pursuant to the terms of their employment agreements, Mr. Peters’ initial maximum bonus is 200% of base salary. Mr. Engstrom’s and Ms. Pruitt’s initial target bonus is 100% and 60%, respectively, of base salary.

The compensation committee, together with Mr. Peters, developed a broad list of goals and objectives for 2009. The compensation committee awarded Mr. Peters the maximum bonus payable to him under his employment agreement based on its assessment of his performance during fiscal year 2009. In reviewing his performance, the compensation committee concluded that Mr. Peters accomplished, and in many cases, exceeded such goals and objectives, which included:

•	effectively leading the expansion of the company, including growing our portfolio through the acquisition of quality, performing assets;

•	successfully negotiating substantial and creative value-added transaction terms and conditions;

•	coordinating successful and competitive refinancing transactions during a time of significant dislocations in the credit markets;

•	leading our successful transition to self-management;

•	recruiting and effectively supervising our employees;

•	implementing effective risk management at all key levels of the company;

•	maintaining a strong and solid balance sheet;

•	coordinating the engagement of new, competitively-priced and performance-driven property management companies for our portfolio;

•	leading the extension of our initial offering for up to 180 days, successfully transitioning the dealer manager for our initial offering to RCS and spearheading the registration of the follow-on offering;

•	establishing and enhancing our relationships with commercial and investment banks;

•	maintaining and actively enhancing our “stockholder first,” performance- driven philosophy;

•	effectively establishing our independent brand name as an asset to our company; and

•	facilitating an open and effective dialogue with our board.

In addition to the annual bonus available under his employment agreement, after an extensive review of the peer group information and Mr. Peters’ performance in 2009, the compensation committee also awarded Mr. Peters an extraordinary bonus of $200,000. The extraordinary bonus recognizes and rewards Mr. Peters for (i) his expanded role and extraordinary efforts in providing demonstrated and effective leadership to our company, and (ii) positioning the company for continued success during recent unprecedented, difficult economic times, and in the future.

The compensation committee relied primarily on the recommendations of Mr. Peters in determining the bonus amounts for Mr. Engstrom and Ms. Pruitt. Mr. Peters’ based his recommendations on his assessment of Mr. Engstrom and Ms. Pruitt’s performance during 2009. For example, Mr. Peters considered the number of successful acquisitions that Mr. Engstrom negotiated and completed and his management of the company’s acquisitions team. Mr. Peters recommended a bonus for Ms. Pruitt in excess of the target bonus provided in her employment agreement because of her outstanding performance and significant accomplishments during 2009, including playing a key role in our transition to self-management, establishing our corporate office and infrastructure, building our accounting team and successfully transitioning our investor services operations to DST Systems, Inc. The compensation committee considered Mr. Peters’ recommendations and approved the bonuses for Mr. Engstrom and Ms. Pruitt.

Long-Term Equity Incentive Awards.  Long-term equity incentive awards are an important element of our compensation program because these awards align the interests of our named executive officers with those of our stockholders and provide a strong retentive component to the executive’s compensation arrangement. Restricted stock and restricted stock units are the primary equity award vehicle offered to our named executive officers. The compensation committee reviewed the grant practices of the peer group companies and awarded our named executive officers equity awards with a value that is consistent with the equity grants provided by the peer group.

Restricted stock has a number of attributes that makes it an attractive equity award for our CEO. The vesting schedule provides a strong retention element to Mr. Peters’ compensation package — if Mr. Peters voluntarily terminates employment, he will forfeit his unvested restricted stock. At the same time, Mr. Peters retains the attributes of stock ownership through voting rights and distributions. Given that there is no readily available market providing liquidity for our common shares, and in light of the limitation in our governing documents that poses an obstacle to our withholding shares from the restricted stock when it vests, the compensation committee designed Mr. Peters’ award so that he could elect to receive a portion of the value of the award in cash in order to satisfy his tax obligations. In addition, in connection with entering into his new employment agreement, Mr. Peters received a one-time signing-bonus of 50,000 shares of our common stock, of which Mr. Peters elected to receive 25,000 fully-vested shares of our common stock and a $250,000 cash payment. For additional information regarding these grants, see the Grants of Plan-Based Award table and the narrative following such table later in this prospectus.

We provide long-term equity incentive awards to Ms. Pruitt and Mr. Engstrom in the form of restricted stock units. Like restricted stock, the restricted stock units provide a strong retention element to their compensation packages. However, restricted stock units do not entitle the holder to distributions.

Employment Agreements.  As mentioned above, in 2009, we entered into employment agreements with Ms. Pruitt and Mr. Engstrom and a new employment agreement with Mr. Peters. In considering the appropriate terms of the employment agreements, the compensation committee focused on the increased duties and responsibilities of such individuals under self-management. Each of these executives has played and will continue to play a major role in hiring, supervising and overseeing our employees, the transition and implementation of self-management and the post-transition management of our company. In particular, as part of and as a result of this transition, the role of Mr. Peters, as our Chief Executive Officer and President, has been significantly expanded on a number of levels. Each of the employment agreements also specifies the payments and benefits to which Messrs. Peters and Engstrom and Ms. Pruitt are entitled upon a termination of employment for specified reasons. For additional information regarding the potential severance payments to our named executive officers, see “Potential Payments Upon Termination or Change in Control” later in this prospectus.

Summary Compensation Table

The summary compensation table below reflects the total compensation earned by our named executive officers for the years ended December 31, 2008, and December 31, 2009. We did not employ any other executive officer other than Mr. Peters for the year ended December 31, 2008.

					Non-Equity
					Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Compensation ($)	Compensation ($)(7)	Total ($)

Scott D. Peters	2009	504,753	1,200,000	750,000	375,000 (6)	4,935	2,834,688
Chief Executive Officer,	2008	148,333 (3)	58,333	400,000	—	2,252	608,918
President and Chairman of the Board (Principal Executive Officer)
Kellie S. Pruitt(1)	2009	168,942	125,000	250,000	—	3,022	546,964
Chief Accounting Officer, Secretary and Treasurer (Principal Financial Officer)
Mark D. Engstrom(2)	2009	252,403	110,000	400,000	—	26,589	788,992
Executive Vice President — Acquisitions

(1)	Ms. Pruitt was appointed as Chief Accounting Officer in January, 2009, as Treasurer in April, 2009, and as Secretary in July 2009.

(2)	Mr. Engstrom was appointed as Executive Vice President — Acquisitions in July, 2009.

(3)	Reflects (a) $90,000 received pursuant to Mr. Peters’ consulting arrangement with us from August 1, 2008, through October 31, 2008, and (b) $58,333 received as base salary pursuant to his 2008 employment agreement with us from November 1, 2008, through December 31, 2008.

(4)	Reflects the annual cash bonuses earned by our named executive officers for the applicable year.

(5)	Reflects the aggregate grant date fair value of awards granted to the named executive officers in the reported year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“ASC Topic 718”). For information regarding the grant date fair value of awards of unrestricted stock, restricted stock and restricted stock units, see Note 14, Stockholders’ Equity (Deficit), to our accompanying consolidated financial statements.

(6)	Reflects two restricted cash awards that Mr. Peters’ elected to receive in lieu of a grant of restricted shares. Under one award, $125,000 was fully-vested on the date of grant and $375,000 remains subject to vesting. Under the second award, $250,000 fully vested at issuance. See the Grants of Plan-Based Awards table and the narrative following the Grants of Plan-Based Awards table for additional information regarding this award.

(7)	Amounts included in this column for 2009 include payments for 100% of the premiums for health care coverage under our group health plan for each of the named executive officers in the following amounts: Mr. Peters, $4,935; Ms. Pruitt, $3,022; and Mr. Engstrom, $4,935. Also includes for Mr. Engstrom relocation expenses of $21,654. Such amounts reflect the aggregate cost to us of providing the benefit.

Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to our named executive officers for the year ended December 31, 2009. All awards were granted pursuant to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (the “2006 Incentive Plan”). The narrative following the Grants of Plan-Based Awards table provides additional information regarding the awards reflected in this table.

Grants of Plan-Based Awards Table in Fiscal Year 2009

						All Other Stock
		Estimated Future Payouts under Non-Equity				Awards: Number of	Grant Date Fair
		Incentive Plan Awards(1)				Shares of Stock or	Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Units (#)	Option Awards ($)(6)

Mr. Peters	07/01/09		500,000	(1)
	07/01/09	—	—		—	25,000(2)	250,000
	07/01/09	—	—		—	50,000(3)	500,000
Ms. Pruitt	07/30/09	—	—		—	25,000(4)	250,000
Mr. Engstrom	8/31/09	—	—		—	40,000(5)	400,000

(1)	Reflects a restricted cash award pursuant to the 2006 Incentive Plan. There is no threshold, target or maximum payable pursuant to this award; instead, the award vests based on Mr. Peters’ continued service with us.

(2)	Reflects a grant of 25,000 fully-vested shares of our common stock.

(3)	Reflects a grant of 50,000 restricted shares of our common stock.

(4)	Reflects a grant of 25,000 restricted stock units.

(5)	Reflects a grant of 40,000 restricted stock units.

(6)	Computed in accordance with ASC Topic 718.

Material Terms of 2009 Compensation

We are party to an employment agreement with each of Messrs. Peters and Engstrom and Ms. Pruitt. The material terms of the employment agreements are described below.

Term.  Mr. Peters’ employment agreement is for an initial term of four and one-half years, ending on December 31, 2013. Beginning on that date, and on each anniversary thereafter, the term of the agreement automatically will extend for additional one-year periods unless either party gives prior notice of non-renewal. Mr. Engstrom’s and Ms. Pruitt’s employment agreement each has an initial term of two years, ending on

June 30, 2011. At our sole discretion, Mr. Engstrom’s and Ms. Pruitt’s agreement may be extended for an additional one-year term.

Base Salary and Benefits.  The agreements provide for the following initial annual base salaries: Mr. Peters, $500,000; Mr. Engstrom, $275,000; and Ms. Pruitt, $180,000. All salaries may be adjusted from year to year in the sole discretion of the compensation committee, provided that Mr. Peters’ base salary may not be reduced. The agreements provide that each of the executives will be eligible to earn an annual performance bonus in an amount determined at the sole discretion of the compensation committee for each year. Mr. Peters’ initial maximum bonus is 200% of base salary. Mr. Engstrom’s and Ms. Pruitt’s initial target bonus is 100% and 60%, respectively, of base salary. Each executive is entitled to all employee benefits and perquisites made available to our senior executives, provided that we will pay 100% of the premiums for each executive’s health care coverage under our group health plan. Mr. Engstrom also received relocation expenses (up to a maximum of $30,000) in connection with his move from Colorado to Arizona.

Equity Grants.  Messrs. Peters and Engstrom and Ms. Pruitt received equity grants in connection with entering into their employment agreements. The equity awards have been or will be granted under and pursuant to the terms and conditions of the 2006 Incentive Plan. Pursuant to the terms of his employment agreement, on July 1, 2009, Mr. Peters was entitled to the following equity grants:

•	Fully-Vested Shares. Mr. Peters was entitled to receive a grant of 50,000 fully-vested shares. Pursuant to the terms of his employment agreement, Mr. Peters elected to receive a $250,000 cash payment, in lieu of one-half of such shares, and 25,000 fully-vested shares.

•	Fiscal 2009 Restricted Shares. Mr. Peters was entitled to receive a grant of 100,000 restricted shares of our common stock. Pursuant to the terms of his employment agreement, Mr. Peters elected to receive a restricted cash award in lieu of 50,000 restricted shares, as described below. The restricted shares vest as follows: 12,500 on July 1, 2009 (the date of grant); 12,500 on July 1, 2010; 12,500 on July 1, 2011; and 12,500 on July 1, 2012, provided Mr. Peters is employed by us on each such vesting date.

•	Fiscal 2009 Restricted Cash Award. As described above, Mr. Peters elected to receive a restricted cash award in lieu of 50,000 restricted shares. The restricted cash award is equal to $500,000, the fair market value of the foregone restricted shares on the date of grant, and is subject to the same restrictions and vesting schedule as the foregone restricted shares. Accordingly, the restricted cash award vests as follows: $125,000 vested on July 1, 2009 (the date of grant), $125,000 on July 2, 2010; $125,000 on July 1, 2011; and $125,000 on July 1, 2012, provided Mr. Peters is employed by us on each such vesting date.

•	Future Restricted Share Grants and Restricted Cash Awards. Pursuant to the terms of his employment agreement, Mr. Peters is entitled to receive on each of the first three anniversaries of the effective date of the agreement, an additional 100,000 restricted shares of our common stock, which will vest in equal installments on the grant date and on each anniversary of the grant date during the balance of the term of the employment agreement, provided he is employed by us on each such vesting date. As with the 2009 grant, Mr. Peters may in his sole discretion elect to receive a restricted cash award in lieu of up to one-half of each grant of restricted shares (i.e., up to 50,000 shares), which restricted cash award will be equal to the fair market value of the foregone restricted shares and will be subject to the same restrictions and vesting schedule as the foregone restricted shares.

Pursuant to the terms of his employment agreement, on August 31, 2009, Mr. Engstrom received a grant of 40,000 restricted stock units. The restricted stock units will vest and convert to shares of our common stock in equal annual installments of 33 1/3% each, on the first, second and third anniversaries of the date of grant, provided he is employed by us on each such vesting date.

Pursuant to the terms of her employment agreement, on July 30, 2009, Ms. Pruitt received a grant of 25,000 restricted stock units. The restricted stock units will vest and convert to shares of our common stock in equal annual installments of 33 1/3% each, on the first, second and third anniversaries of the date of grant, provided she is employed by us on each such vesting date.

Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested and, with respect to the restricted stock units, convert to shares of our common stock, upon the earlier occurrence of (1) their termination of employment by reason of death or disability, (2) their termination of employment by us without cause or by the executive for good reason (as such terms are defined in the employment agreement), or (3) a change in control (as defined in the 2006 Incentive Plan).

Severance.  Each of the employment agreements also specifies the payments and benefits to which Messrs. Peters and Engstrom and Ms. Pruitt are entitled upon a termination of employment for specified reasons. See “Potential Payments Upon Termination or Change in Control,” later in this prospectus, for a description of these benefits.

Outstanding Equity Awards

The following table presents information concerning outstanding equity awards held by our named executive officers as of December 31, 2009. Our named executive officers do not hold any option awards.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Stock Awards
	Number of Shares or Units of	Market Value of Shares or
	Stock That Have	Units of Stock That Have Not
Name	Not Vested (#)	Vested ($)(5)

Mr. Peters	26,667(1)	266,670
	37,500(2)	375,000
Ms. Pruitt	25,000(3)	250,000
Mr. Engstrom	40,000(4)	400,000

(1)	Reflects restricted shares of our common stock, which vest and become non-forfeitable in equal installments on each of November 14, 2010, and November 14, 2011, provided Mr. Peters is employed by us on each such vesting date.

(2)	Reflects restricted shares of our common stock, which vest and become non-forfeitable in equal installments on each of July 1, 2010, July 1, 2011 and July 1, 2012, provided Mr. Peters is employed by us on each such vesting date.

(3)	Reflects restricted stock units, which vest in equal annual installments on each of July 30, 2010, July 30, 2011, and July 30, 2012, provided Ms. Pruitt is employed by us on each such vesting date.

(4)	Reflects restricted stock units, which vest in equal annual installments on each of August 31, 2009, August 31, 2010, and August 31, 2011, provided Mr. Engstrom is employed by us on each such vesting date.

(5)	Calculated using the per share price of shares of our common stock as of the close of business on December 31, 2009, based upon the price per share offered in our initial public offering ($10).

Option Exercises and Stock Vested

The following table shows the number of shares acquired and the value realized upon vesting of stock awards for each of the named executive officers. Our named executive officers do not hold any option awards.

Stock Vested in Fiscal Year 2009

	Stock Awards
	Number of Shares		Value Realized
Named Executive Officer	Acquired on Vesting (#)		on Vesting ($)

Mr. Peters	13,333	(1)	133,330
	37,500	(2)	375,000
Ms. Pruitt	—		—
Mr. Engstrom	—		—

(1)	Reflects shares that vested pursuant to the terms of Mr. Peters’ restricted stock grant on November 14, 2008.

(2)	Reflects shares that vested pursuant to the terms of Mr. Peters’ restricted stock grant on July 1, 2009.

Potential Payments Upon Termination or Change in Control

Summary of Potential Payments Upon Termination of Employment.  As mentioned earlier in this prospectus, we are party to an employment agreement with each of our named executive officers, which provide benefits to the executive in the event of his or her termination of employment under certain conditions. The amount of the benefits varies depending on the reason for the termination, as explained below.

Termination without Cause; Resignation for Good Reason.  If we terminate the executive’s employment without Cause, or he or she resigns for Good Reason (as such terms are defined in the employment agreement), the executive will be entitled to the following benefits:

•	in the case of Mr. Peters, a lump sum severance payment equal to (a) the sum of (1) three times his then-current base salary plus (2) an amount equal to the average of the annual bonuses earned prior to the termination date (if termination occurs in the first year, the bonus will be calculated at $1,000,000), multiplied by (b) (1) if the date of termination occurs during the initial term, the greater of one, or the number of full calendar months remaining in the initial term, divided by 12, or (2) if the date of termination occurs during a renewal term after December 31, 2013, 1; provided that in no event may the severance benefit be less than $3,000,000;

•	in the case of Mr. Engstrom and Ms. Pruitt, a lump sum severance payment equal to two times his or her then-current base salary;

•	continued health care coverage under COBRA for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom and Ms. Pruitt, with all premiums paid by us; and

•	immediate vesting of Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units.

“Cause,” as defined in the employment agreements, generally means: (i) the executive’s conviction of or entering into a plea of guilty or no contest to a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud that is materially injurious to us; (ii) the executive’s substantial and repeated failure to perform his or her duties; (iii) with respect to Ms. Pruitt and Mr. Engstrom, gross negligence or willful misconduct in the performance of the executive’s duties which materially injures us or our reputation; or (iv) with respect to Ms. Pruitt and Mr. Engstrom, the executive’s willful breach of the material covenants of his or her employment agreement.

“Good Reason,” as defined in Mr. Peters’ employment agreement generally means, in the absence of his written consent: (i) a material diminution in his authority, duties or responsibilities; (ii) a material diminution in the his base salary; (iii) relocation more than 35 miles from Scottsdale, Arizona; or (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom he is required to report, including a requirement that he report to a corporate officer or employee instead of reporting directly to the Board. “Good Reason” as defined in Ms. Pruitt’s and Mr. Engstrom’s employment agreements, generally means, in the absence of a written consent of the executive: (i) except for executive nonperformance, a material diminution in the executive’s authority, duties or responsibilities (provided that this provision will not apply if executive’s then-current base salary is kept in place) or (ii) except in connection with a material decrease in our business, a diminution in the executive’s base salary in excess of 30%.

Disability.  If we terminate the executive’s employment by reason of his or her disability, in addition to receiving his or her accrued rights, such as earned but unpaid base salary and any earned but unpaid benefits under company incentive plans, the executive will be entitled to continued health care coverage under COBRA, with all premiums paid by us, for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom or Ms. Pruitt. In addition, Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested.

Death; For Cause; Resignation without Good Reason.  In the event of a termination due to death, cause or resignation without good reason, an executive will receive his or her accrued rights, but he or she will not be entitled to receive severance benefits under the agreement. In the event of the executive’s death, Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested.

Non-Compete Agreement.  Each of Messrs. Peters and Engstrom and Ms. Pruitt entered into a non-compete and non-solicitation agreement with us. These agreements generally require the executives to refrain from competing with us within the United States and soliciting our customers, vendors, or employees during employment through the occurrence of a liquidity event. The agreements also limit the executives’ ability to disclose or use any of our confidential business information or practices.

The following table summarizes the value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment on December 31, 2009 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2009, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

	Termination for	Termination without
	Cause or	Cause or
	Resignation without	Resignation For
	Good Reason ($)	Good Reason ($)	Death ($)	Disability ($)

Mr. Peters
Cash Severance(1)	$—	$10,000,000	$—	$—
Benefit Continuation(2)	—	20,448	—	20,448
Value of Unvested Equity Awards(3)	—	641,670	641,670	641,670
Value of Unvested Restricted Cash		375,000	375,000	375,000
Awards(4)
TOTAL	$0	$11,037,118	$1,016,670	$1,037,118
Ms. Pruitt
Cash Severance	$—	$360,000	$—	$—
Benefit Continuation(2)	—	7,402	—	7,402
Value of Unvested Equity Awards(3)	—	250,000	250,000	250,000
TOTAL	$0	$617,402	$250,000	$257,402
Mr. Engstrom
Cash Severance	$—	$550,000	$—	$—
Benefit Continuation(2)	—	7,402	—	7,402
Value of Unvested Equity Awards(3)	—	400,000	400,000	400,000
TOTAL	$0	$957,402	$400,000	$407,402

(1)	Represents cash severance payment based on a termination without Cause or a resignation for Good Reason. Such cash severance is calculated using the following formula (as discussed above) based on a termination date of December 31, 2009: (a) the sum of (1) three times his then-current base salary plus (2) an amount equal to the average of the annual bonuses earned prior to the termination date (if termination occurs in the first year, the bonus will be calculated at $1,000,000), multiplied by (b)(1) if the date of termination occurs during the initial term, the greater of one, or the number of full calendar months remaining in the initial term, divided by 12, or (2) if the date of termination occurs during a renewal term after December 31, 2013, 1.

(2)	Represents company-paid COBRA for medical and dental coverage based on 2010 rates for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom and Ms. Pruitt.

(3)	Represents the value of unvested equity awards that vest upon the designated event. Pursuant to the 2006 Incentive Plan, equity awards vest upon the executive’s termination of service with us due to death or disability or upon their termination by us without cause or their resignation for good reason. Awards of restricted stock and restricted stock units are valued as of year-end 2009 based upon the fair market value of our common stock on December 31, 2009, the last day in our 2009 fiscal year ($10).

(4)	Represents the value of the unvested restricted cash award (which Mr. Peters elected to receive in lieu of 50,000 restricted shares, as described above under “Material Terms of 2009 Compensation”).

Summary of Potential Payments upon a Change in Control.  Pursuant to the 2006 Incentive Plan, equity awards, and Mr. Peters’ restricted cash award, vest upon the occurrence of a change in control of our company. The 2006 Incentive Plan generally provides that a Change in Control occurs upon the occurrence of any of the following: (1) when our incumbent board of directors cease to constitute a majority of the board of directors; (2) except in the case of certain issuances or acquisitions of stock, when any person acquires a 25% or more ownership interest in the outstanding combined voting power of our then outstanding securities; or (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, unless (a) the beneficial owners of our combined voting power immediately prior to the transaction continue to own 50% or more of the combined voting power of our then outstanding securities, (b) no person acquires a 25% or more ownership interest in the combined voting power of our then outstanding securities, and (c) at least a majority of the members of the board of directors of the surviving corporation were incumbent directors at the time of approval of the corporate transaction. In the event that a Change in Control occurs which results in a Good Reason (as defined above) resignation by Mr. Peters, Mr. Engstrom, and/or Ms. Pruitt such resigning employee(s) shall be entitled to the severance benefits set forth above.

The following table summarizes the value of the payments that each of our named executive officers would receive if a change in control occurred on December 31, 2009, regardless of whether the executive incurs a termination of employment. Should a termination of employment occur upon a change in control, the executive would be paid benefits pursuant to Termination without Cause as previously described.

Mr. Peters
Value of Unvested Equity Awards(1)	$641,670
Value of Unvested Restricted Cash Awards(2)	$375,000
TOTAL	$1,016,670
Ms. Pruitt
Value of Unvested Equity Awards(1)	$250,000
TOTAL	$250,000
Mr. Engstrom
Value of Unvested Equity Awards(1)	$400,000
TOTAL	$400,000

(1)	Represents the value of unvested awards of restricted stock and restricted stock units, as applicable, which are valued as of year-end 2009 based upon the fair market value of our common stock on December 31, 2009, the last day in our 2009 fiscal year ($10).

(2)	Represents the value of the unvested restricted cash award (which Mr. Peters elected to receive in lieu of 50,000 restricted shares, as described above under “Material Terms of 2009 Compensation”).

The Risk Management Committee reviews our compensation policies and practices as a part of its overall review of the material risks or exposures associated with our internal and external exposures. Through its continuous process of review, we have concluded that our compensation policies are not reasonably likely to have a material adverse effect on us.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, as amended, our independent directors received the following forms of compensation during 2009:

Annual Retainer.  Our independent directors receive an annual retainer of $50,000.

Annual Retainer, Committee Chairman.  The chairman of each board committee (including the audit committee, the compensation committee, the nominating and corporate governance committee, the investment committee and the risk management committee) receives an additional annual retainer of $7,500.

Meeting Fees.  Our independent directors receive $1,500 for each board meeting attended in person or by telephone and $1,000 for each committee meeting attended in person or by telephone. An additional $1,000 is paid to the committee chair for each committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

Equity Compensation.  Upon initial election to our board of directors, each independent director receives 5,000 shares of restricted common stock, and an additional 5,000 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

Expense Reimbursement.  We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors.

Independent directors do not receive other benefits from us. Our non-independent director, Mr. Peters, does not receive any compensation in connection with his service as a director.

The following table sets forth the compensation earned by our independent directors for the year ended December 31, 2009:

Director Compensation Table for 2009

	Fees Earned or	Stock Awards	Total
Name	Paid in Cash ($)	($)(1)	($)

W. Bradley Blair, II	110,500	33,333	142,333
Maurice J. DeWald	105,000	33,333	138,333
Warren D. Fix	105,000	33,333	138,333
Larry L. Mathis	94,000	33,333	127,333
Gary T. Wescombe	106,000	33,333	139,333

(1)	Reflects the aggregate grant date fair value of restricted stock awards granted to the directors, determined in accordance with ASC Topic 718. For information regarding the grant date fair value of awards of unrestricted stock, restricted stock and restricted stock units, see Note 14, Stockholders’ Equity (Deficit), to our accompanying consolidated financial statements. On August 31, 2009, each of the independent directors received 5,000 shares of restricted stock. The aggregate number of shares of restricted common stock held by each independent director as of December 31, 2009 is as follows: Mr. Blair, 7,500; Mr. DeWald, 7,500; Mr. Fix, 7,500; Mr. Mathis, 8,500; and Mr. Wescombe, 7,500.

Compensation Committee Interlocks and Insider Participation

During 2009, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors, served on our compensation committee. None of them was an officer or employee of our company in 2009 or any time prior thereto. During 2009, none of the members of the compensation committee had any relationship with our company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our board of directors or our compensation committee.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages and provide that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer (and any individual, who while a director or officer and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust or other enterprise) and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, subject to the limitations of Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors may be indemnified by us for liability or loss suffered by them or held harmless for liability or loss suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the liability or loss was not the result of negligence or misconduct; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may pay or reimburse reasonable legal expenses and other expenses incurred by a director in advance of the final disposition of a proceeding only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the director provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•	the director provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

On January 17, 2007, we entered into indemnification agreements with four of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, our non-independent director, Scott D. Peters and our former officers, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our former officer, Shannon K S Johnson. On April 18, 2007, we entered into an indemnification agreement with our fifth independent director, Larry L. Mathis. On July 1, 2009, we entered into employment agreements with two of our executive officers, Kellie S. Pruitt and Mark Engstrom, whereby we will indemnify and exculpate such officers from money damages incurred as a result of claims arising out of an alleged wrongful act by the officer while acting in good faith as our officer or employee. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement — Indemnification.”

Ownership Interests of Our Former Advisor

Our former advisor has acquired 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. As of the date of this prospectus, our former advisor is the only limited partner of our operating partnership. Our former advisor may sell any of these units since it no longer serves as our advisor. Our former advisor also holds 200 shares of our common stock.

In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our former advisor’s limited partnership interest in our operating partnership also may entitle it, subject to a number of conditions, to a subordinated participation interest. The subordinated participation interest may entitle our former advisor to receive a cash distribution under the circumstances described below.

•	If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable, (excluding any capital raised after the completion of the initial offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

•	If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the liquidity event date. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years after the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock.

The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations. See “Compensation Table” and “The Operating Partnership Agreement — Distributions and Allocations.”

Our former advisor’s right to receive any deferred subordinated distribution is subject to a number of ongoing conditions. These conditions include, without limitation, that our former advisor fully and reasonably cooperate with us and self-management during the course of our transition to self management. Various issues have arisen with respect to whether our former advisor and its affiliates reasonably cooperated with us and with our transition to self management. We have communicated our position to our former advisor that it has not fully and reasonably cooperated with our transition to self-management and therefore is not entitled to such deferred subordinated distribution.

COMPENSATION TABLE

In our initial offering, our former advisor and its affiliates received certain compensation and fees for services relating to the initial offering and the investment and management of our assets. Some of these fees and expense reimbursements may be payable even though the advisory agreement has expired. In this offering, certain third parties will receive compensation and fees for services relating to this offering and property management. The below chart provides a comparison of our fee structure during the initial offering and this offering. In addition, in the “Initial Offering” section, the below chart shows the changes in the fees payable under our advisory agreement prior to its amendment and restatement effective as of October 24, 2008.

Type of Compensation	Initial Offering	Follow-On Offering

Offering Stage
Selling Commissions(1)	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed in whole or in part to participating broker-dealers.	Up to 7.0% of gross offering proceeds from our primary offering, all of which will be reallowed in whole or in part to participating broker-dealers.

Dealer Manager Fee(1)	Up to 2.5% of gross offering proceeds from our primary offering for non- accountable marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may have reallowed to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	Up to 3.0% of gross offering proceeds from our primary offering for non- accountable marketing support. Our dealer manager may reallow all or a portion of the dealer manager fee to participating broker-dealers for non- accountable marketing support.

Other Organizational and Offering Expenses(2)	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	We estimate that our organizing and offering expenses will be approximately 1.5% of the gross offering proceeds from our primary offering.
Acquisition and Development Stage(1)
Acquisition Fees(3)	Under original advisory agreement: 3.0% of the contract purchase price.	We use our employees for acquisition services and will not pay acquisition fees for properties acquired using funds raised in this offering.
Under advisory agreement as amended and restated effective October, 24, 2008:
Range of 1.5% to 2.5% of the contract price with an expected average of 2.25% of the aggregate contract price.

Reimbursement of Acquisition Expenses(3)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not	We estimate that acquisition expenses paid to third parties for legal fees, due diligence and

Type of Compensation	Initial Offering	Follow-On Offering

	acquired. The reimbursement expenses payable to our former advisor, its affiliates and third parties were approximately 0.8% of the purchase price of our properties.	closing costs will be approximately 0.8% of the purchase price of our properties.
Operational Stage(1)
Asset Management Fee	Under original advisory agreement: 1.0% of our average invested assets.	We use our employees for asset management services and will not pay asset management fees.

Under advisory agreement as amended and restated effective as of October 24, 2008:
0.5% of our average invested assets.

Property Management Fees	4.0% of the gross cash receipts from each property managed by our former advisor or its affiliates. For each property managed directly by entities other than our former advisor or its affiliates, we paid our former advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, additional fees were charged in an amount that did not exceed customary market norms.	Our average third party property management fees will be approximately 1.75% of the gross cash receipts from the multi-tenant properties in the approximately 60% of our portfolio that require property management services. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.

Operating Expenses(4)	Reimbursement of cost of providing administrative services to us.	Actual operating expenses incurred.
Liquidity Stage
Disposition Fees	Up to the lesser of 1.75% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, which would have been paid only if our former advisor or its affiliates provided a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	We use our employees for disposition services and will not pay disposition fees.

Subordinated Participation Interests and Incentive Payments	Our former advisor has a subordinated participation interest in our operating partnership pursuant to which it could have received distributions from our operating partnership under the circumstances described	Certain members of our management team and board of directors will hold an interest in an entity that will hold a subordinated participation interest or may participate in another structured incentive program. These persons

Type of Compensation	Initial Offering	Follow-On Offering

	immediately below during the term of the advisory agreement, subject to certain conditions. Such conditions did not occur and our former advisor did not receive a distribution during the term of the advisory agreement. Our former advisor may be entitled, subject to a number of conditions, to receive distributions after the expiration of the advisory agreement as described below under “— Compensation to Our Former Advisor — Subordinated Distribution.”	will be entitled to potential subordinated distributions under the circumstances described below.
• Net Sales Proceeds	15.0% of any net sales proceeds remaining after we had made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution was only payable if we liquidated our portfolio while our former advisor was serving as our advisor.	Up to 8.0% of net sales proceeds from the sale of properties acquired with the proceeds of this offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

• Listing	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.	Up to 8.0% of the amount by which (1) the fair market value of the assets acquired with the proceeds from this offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them

Type of Compensation	Initial Offering	Follow-On Offering

	This distribution was only payable if our shares were listed on a national securities exchange while our former advisor was serving as our advisor.	an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.
• Termination	15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual 8.0% cumulative, non- compounded return on average invested capital through the termination date. Except as described in the section entitled “Compensation to Our Former Advisor,” this distribution was only payable if the advisory agreement was terminated without cause or not renewed.	None.

(1)	Selling commissions and dealer manager fees may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to broker-dealers in their individual capacities, IRAs and qualified plans of participating broker-dealers’ registered representatives and sales to our affiliates.

(2)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our former advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which includes, but is not limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expenses may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 5110. We are responsible for all organizational and offering expenses we incur after expiration of the advisory agreement. We estimate that total organizational and offering expenses will be approximately 1.5% of the aggregate gross proceeds from our primary offering.

(3)	We paid our former advisor or its affiliates the acquisition fee upon the closing of a real property acquisition transaction for properties or upon the acquisition or funding of any other real estate related asset. Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We reimbursed our former advisor for acquisition expenses, whether or not the evaluated property or other real estate related assets was acquired. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including real estate commissions paid to third parties, would exceed 6.0% of the contract purchase price or total development cost of the property. Under our charter, a majority of our disinterested directors, including a majority of the disinterested independent directors, must approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price. In order to approve fees in excess of this limit, the disinterested directors, including a majority of disinterested independent directors, must determine the transaction to be commercially competitive, fair and reasonable.

(4)	During any fiscal year, our total operating expenses will not exceed the greater of (1) 2% of our average invested assets; or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debt and other non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, for such year. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Our independent directors have the fiduciary duty to limit such expenses to amounts that do not exceed such limitations unless such independent directors have made a finding that, based on unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceeds the 2%/25% limitation, we will send our stockholders a written disclosure of such excess expenses, along with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher operating expenses were justified.

Our charter provides that our independent directors will have the responsibility to limit total operating expenses to amounts that do not exceed the greater of (1) 2% of our average invested assets; or (2) 25% of our net income for such year, unless such independent directors have made a finding that, based on unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceeds such limitation; we will send our stockholders a written disclosure of such excess expenses, along with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher expenses were justified.

Compensation to Our Former Advisor

Although our advisory agreement with our former advisor expired on September 20, 2009, subject to certain conditions we are required to pay our former advisor certain fees and expenses related to our operations after its expiration. We are conducting an ongoing review of the advisory services and dealer manager services previously provided by our former advisor and former dealer manager, to ensure that such services were consistent with applicable agreements and standards. Based on our review to date, as well as ongoing actions by our former advisor and former dealer manager, we believe that our former advisor and our former dealer manager did not comply with all of their obligations under applicable agreements. As a result, we have provided them with notice of our claims under the agreements, as well as notice of other claims. They have disagreed with our positions, and we are engaged in ongoing discussions to resolve these issues. However, we do not anticipate that the disputes will have a material impact on our financial results or operations in the future.

Subordinated Distribution

Our former advisor may have a potential right, subject to a number of conditions, to receive a subordinated distribution upon either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, then, subject to certain conditions, our former advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, which we refer to as the included assets, less any indebtedness secured by such included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of (a) the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of the initial offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan), plus (b) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then, subject to certain conditions, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date. If our former advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds.

Our former advisor’s right to receive any deferred subordinated distribution is subject to a number of ongoing conditions. These conditions include, without limitation, that our former advisor fully and reasonably cooperate with us and self-management during the course of our transition to self management. Various issues have arisen with respect to whether our former advisor and its affiliates reasonably cooperated with us and with our transition to self management. We have communicated our position to our former advisor that it has not fully and reasonably cooperated with our transition to self-management and therefore is not entitled to such deferred subordinated distribution.

Management Incentive Program

We will adopt a management incentive program for certain members of our management team and directors. The purpose of the management incentive program is to establish a performance-based economic incentive program for key persons in our organization. This type of program is consistent with our company’s philosophy to establish performance-based compensation. Pursuant to the management incentive program, it is currently anticipated that certain members of our management team and board of directors will be members of a limited liability company that will hold a subordinated participation interest that will be entitled to subordinated distributions upon certain liquidity events. The terms of the management incentive program are subject to change and have not been finally determined or approved by our board of directors.

Pursuant to the management incentive program, certain members of our management team and directors may receive subordinated distributions if certain stockholder return thresholds have been met. In the event of a liquidation or sale of assets, they will be entitled to receive up to 8.0% of net sales proceeds with respect to our follow-on offering from the sale of properties acquired with the proceeds of the follow-on offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in the follow-on offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in the follow-on offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

In addition, if we list our shares of common stock on a national securities exchange, certain members of our management team and directors will be entitled to receive up to 8.0% of the amount by which (1) the fair market value of the assets acquired with the proceeds from the follow-on offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in the follow-on offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in the follow-on offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

Pursuant to the management incentive program, our management team and directors will not be entitled to receive any subordinated distributions with respect to the sale of assets acquired with the proceeds of the initial offering or related to the appreciation in value of assets acquired with the proceeds of the initial offering.

The terms of the above-described incentive program are subject to change and have not been finally determined or approved by our board of directors.

CONFLICTS OF INTEREST

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors will be able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our directors or any of their respective affiliates has any interest would be subject to the restrictions and procedures described below.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our directors or their respective affiliates. These restrictions and procedures include, among others, the following:

•	We will not purchase or lease any asset (including any property) in which any of our directors or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value.

•	We will not sell or lease assets to any of our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to any of our directors or any of their affiliates. In addition, any loans made to us by our directors or any of their affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	We will not invest in any joint ventures with any of our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint ventures.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold our stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We have qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2007. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex. Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ended December 31, 2007 (the first year for which we elected to be taxed as a REIT), based on certain assumptions and representations, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code.

Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above only represents the view of our counsel based on its review and analysis of law existing at the time of the opinion and therefore could be subject to modification or withdrawal based on subsequent legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. The opinion of Alston & Bird LLP described above was based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP has not reviewed, and will not review, our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”

Taxation of Healthcare Trust of America

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code, generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (which is described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75.0% or 95.0% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability.

•	If we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests; if we fail to satisfy other REIT requirements (other than the gross income and asset tests), and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner (i) so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or (ii) in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements for Qualification as a REIT

In order for us to maintain our qualification as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock — Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75.0% Gross Income Test.

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95.0% Gross Income Test.

Rents from Real Property

The rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10.0% or more of our stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than (i) through an “independent contractor” who is adequately compensated and from whom we do not derive any income or (ii) through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150.0% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% Gross Income Test and 95.0% Gross Income Test. In addition, our taxable REIT subsidiaries may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Compliance with 75.0% and 95.0% Gross Income Tests

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income Test and the 95.0% Gross Income Test and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income Test and 95.0% Gross Income Test as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income Test and the 95.0% Gross Income Test described above.

Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income Test and the 95.0% Gross Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failures to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Healthcare Trust of America,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, or the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding debt and equity securities. The 10.0% value limitation will not apply, however, to (1) “straight debt” securities (discussed below); (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Internal Revenue Code, other than with a “related person”; (4) obligations to pay qualifying rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1.0% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20.0% (25.0%, for 2009 taxable year and thereafter) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

To qualify for taxation as a REIT, the Internal Revenue Code requires us to make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of: (1) 90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the distributions satisfy one of the following two sets of criteria:

•	We declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

•	We declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we would be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must distribute at least 90.0% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency dividends” in a later year and include such dividends in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

Failure to Qualify as a REIT

If we were to fail to satisfy one or more requirements to qualify as a REIT, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15.0% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, distributions received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income.” In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent a U.S. stockholder so elects, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.

A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the

Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us.

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income,” or UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10.0% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held

REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by Non-U.S. stockholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that

(1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. stockholder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

Dispositions of Our Common Stock

A sale of our common stock by a Non-U.S. stockholder generally will be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Due to the Asset Tests requirements and provided the “domestically controlled” exception discussed below does not apply, we would expect to constitute a USRPI for all taxable years.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. stockholder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. stockholder in two cases: (1) if the Non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder, the Non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, or the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

Under applicable Treasury Regulations, or the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, or the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933 and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership presently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and the Internal Revenue Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to governmental plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other arrangements subject to ERISA, retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	the need to value at fair market value the assets of the Benefit Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan investor.

With respect to Benefit Plans which are subject to ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA.

ERISA also requires that the assets of a Benefit Plan subject to ERISA be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares by Benefit Plans will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Internal Revenue Code specifically define the term “plan assets,” ERISA and a U.S. Department of Labor Regulation, referred to collectively as the “Plan Asset Rules,” provides guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Asset Rules, if a Benefit Plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the Plan Asset Rules applies.

The regulation defines a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (2) sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.

The Plan Asset Rules provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Rules provide, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933. We expect to be exempt from registration as an investment company under the Investment Company Act. See “Investment Objectives, Strategy and Criteria — Investment Company Act Considerations.”

In the event our assets could be characterized as “plan assets” of Benefit Plan investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan will not include the underlying assets of an entity in which the Benefit Plan invests if equity participation in the entity by “benefit plan investors” is not “significant.” Equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. The terms “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(c)(i) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The Plan Asset Rules provide that the 25.0% of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). The Department of Labor position necessitates the testing of whether the 25.0% limitation has been exceeded at the time of a redemption of interests in the entity.

Our charter will prohibit benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to redeem shares and to refuse to give effect to a transfer of shares. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our common stock.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan investor, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to our management and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

In addition, if our underlying assets are deemed to be the assets of each benefit plan investor, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our former advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make whole the Benefit Plan for any losses incurred as a result of the transaction or breach. For those Benefit Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the our assets are characterized as “plan assets” under the Plan Asset Rules, a prohibited transaction could occur if we, any selected dealer or any of their affiliates are a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and nonassessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock will have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of any new class or series of shares.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. We anticipate that we will engage a third party to act as our own transfer agent and registrar. Transfers can be effected simply by mailing a transfer and assignment form to our transfer agent, which we will provide to you at no charge upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Dilution of Our Shares

Existing stockholders who purchased shares of our common stock in our initial offering will experience dilution of their equity investment during our follow-on offering. As of March 12, 2010, we have raised gross offering proceeds of $1,448,044,000 pursuant to our initial offering. Our stockholders who own 100% of our outstanding common shares when we commenced our follow-on offering will own approximately 42% of our outstanding common shares upon the completion of our follow-on offering, assuming we raise the maximum offering of $2,000,000,000. See “Risks Related to Our Organizational Structure — Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment” and “— Your interests may be diluted in various ways, which may reduce your returns.”

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. Within ten days of receipt of a written request stating the purpose of the special meeting, we will provide stockholders with written notice of the meeting and the purpose of such of such meeting to be held on a date not less than 15 nor more than 60 days after the notice is sent, at a time and place specified in the request or if not specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50.0% of the votes entitled to be cast at the meeting shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of holders of a majority of shares entitled to vote who are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board with or without cause, by the affirmative vote of a majority of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include the name, address and telephone number of each stockholder of record and number of shares owned by each stockholder of record and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication.

If we neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, we shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to continue to qualify as a REIT, not more than 50.0% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the limitation on ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.”

Distributions and Distribution Policy

The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. Our board of directors approved a 6.50% per annum distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering in our initial offering. The first distribution was paid in February 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to pay distributions at that rate through March 2010. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any, although we expect to make distribution payments at the end of each month.

We intend to accrue distributions on a daily basis and pay distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. In connection with a distribution to our stockholders, our board of directors authorizes a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to qualify as a REIT. Our organizational documents do not establish a limit on the amount of net proceeds we may use to fund distributions.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under the Maryland General Corporation Law, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan, or the DRIP, available that allows you to have your distributions otherwise distributable to you invested in additional shares of common stock.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, shares in the plan will be offered (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares prior to the listing of the shares on a national securities exchange. After that 12-month period, participants in the DRIP plan may acquire shares at 95.0% of the per share valuation determined by a firm chosen for that purpose until the listing. From and after the date of such listing, participants may acquire shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded. We will not pay selling commissions, the dealer manager fee or due diligence expense reimbursements with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of the DRIP as currently in effect is included as Exhibit B to this prospectus.

Stockholders participating in the DRIP may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance under the DRIP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing shares of our common stock pursuant to the DRIP will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total number of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the DRIP by making the appropriate election on the subscription agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the DRIP for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRIP by providing us with 10 days’ written notice. A transfer of common stock will terminate the stockholder’s participation in the DRIP with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares back to us, subject to the significant restrictions and conditions described below.

Purchase Price.  Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

Holding Period.  Only shares that have been held by the presenting stockholder for at least one year are eligible for repurchase, except in the case of death or qualifying disability.

Subject to the conditions and limitations below, we will repurchase shares of our common stock held for less than the one-year holding period upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchases on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of the shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, we will repurchase shares held for less than the one-year holding period by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by our board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our DRIP during the preceding 12-month period.

If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of a majority of the board of directors, including a majority of the independent directors.

We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur. Our directors and affiliates are prohibited from receiving a fee in connection with the repurchase of shares pursuant to the share repurchase plan.

Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will provide our stockholders with 30 days advance written notice informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, please see the copy of our share repurchase plan attached as Exhibit C.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions (if our board of directors opts back in to such provisions or fails to first approve a business combination) and the control share acquisition provisions (if the bylaw provision exempting us from such provisions is repealed) of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT

General

Healthcare Trust of America Holdings, LP was formed on April 20, 2006 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.

The partnership agreement for our operating partnership contains provisions which would allow under certain circumstances, other entities to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We hold and intend to hold substantially all of our assets through our operating partnership, and we intend to make future acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 99.99% equity percentage interest in our operating partnership. Our former advisor is currently the only limited partner of our operating partnership and holds an approximately 0.01% limited partnership interest in our operating partnership resulting from a capital contribution of $200,000 (whereby our former advisor acquired 20,000 limited partnership units). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our former advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one of our shares.

Our former advisor may have a potential right, subject to a number of conditions, to receive a subordinated distribution upon either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable, (excluding any capital raised after the completion of the initial offering) (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the liquidity event date. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years of the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. Upon payment of this distribution, all units in our operating partnership held by our former advisor will be redeemed by our operating partnership for cash equal to the value of an equivalent number of our shares.

Under the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that our former advisor receives a distribution of proceeds from sales or a distribution upon the listing of our shares, there will be a corresponding allocation of profits of our operating partnership to our former advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of our operating partnership, including our former advisor (subject to specified limitations), have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above under “— Distributions and Allocations,” upon payment of a distribution upon listing, all units in our operating partnership held by our former advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or our former advisor approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Term

Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2036;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; or

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, have the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification

The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees) and the limited partners, including our former advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), our former advisor and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, we, as general partner, and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by the directors;

•	such liability or loss was not the result of gross negligence or willful misconduct by the independent directors; and

•	any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of us, as general partner, and the limited partners will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

PLAN OF DISTRIBUTION

General

We are offering a maximum of $2,200,000,000 in shares of our common stock in this offering, including $2,000,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $200,000,000 in shares of our common stock initially allocated to be offered pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may plan to choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. The shares of our common stock in the primary offering are being offered at $10.00 per share. Shares of our common stock purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share during this offering.

This is a continuous offering that will end no later than March 19, 2012, two years from this date of the prospectus, unless extended. If we extend beyond March 19, 2012, we will supplement the prospectus accordingly. We may also terminate this offering at any time.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Realty Capital Securities, LLC, a registered broker-dealer, will serve as our dealer manager for this offering on a “best efforts” basis, which means generally that our dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Our dealer manager may authorize certain other broker-dealers who are members of FINRA, whom we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager receives selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, subject to reductions based on volume and special sales. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan. Our dealer manager also receives 3.0% of the gross offering proceeds in the form of a dealer manager fee for shares sold in the primary offering all of which may be allowed to participating broker-dealers. No selling commission, dealer manager fee or due diligence expense reimbursement will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We will reimburse participating broker-dealers participating in the offering for their accountable bona fide due diligence expenses, provided such expenses are supported by detailed and itemized invoices.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. Many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds.

Our total organization and offering expenses are expected not to exceed 11.5% of the gross proceeds of our primary offering, as shown in the following table:

Organization and Offering Expenses

		Maximum Percentage of
	Estimated Dollar	Gross Offering
Expense	Amount	Proceeds

Selling commissions	$140,000,000	7.0
Dealer manager fee	60,000,000	3.0
All other organization and offering expenses	30,000,000	1.5

Total	$230,000,000	11.5%

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

No selling commission will be charged (and the price will be correspondingly reduced) for sales of shares in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee-for-service basis by the investor. In addition, no selling commission will be charged (and the price will be correspondingly reduced) for sales of shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

	Commission	Price
Shares Purchased	Rate	Per Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,000 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

In order to encourage purchases of shares of our common stock in excess of 500,000 shares, our dealer manager may, in its sole discretion, agree with a purchaser to reduce the selling commission and the marketing support fee. However, in no event will the net proceeds to us be affected by such fee reductions. For the purposes of such purchases in excess of 500,000 shares, the term “purchaser” has the same meaning as defined above with respect to volume discount purchases.

Admission of Stockholders

We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus.

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000 ($2,500 for Tennessee residents), except for purchases by our existing investors, which may be in lesser amounts.

Our dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, our dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.

Our dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.

Investors who reside in the States of Alabama, Ohio and Tennessee may not participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page i).

Excess Sales in the State of Washington

In July 2008, we sold $931,355 in shares of our common stock in excess of the amount registered for sale in the State of Washington. We have since registered these shares. However, as a result of the sale of these excess shares, we may be subject to potential liability, including from investors who purchased such shares prior to their registration.

Prior Public Program Liquidity

FINRA has required that we disclose the liquidity of prior public programs sponsored by our former sponsor, Grubb & Ellis. Grubb & Ellis or one of its affiliates has sponsored three other public programs, G REIT, Inc., T REIT, Inc. and Grubb & Ellis Apartment REIT, Inc., each of which stated in its prospectus a date or time period by which the program might be liquidated. G REIT, Inc. and T REIT, Inc. each commenced an orderly liquidation prior to their anticipated liquidation dates. Grubb & Ellis Apartment REIT, Inc. commenced its initial public offering on July 19, 2006 and has not yet reached its anticipated liquidation date.

As discussed in this prospectus, we have transitioned from being an externally advised REIT to a self-managed REIT. Prior to the commencement of this offering, our advisory agreement with our former advisor expired, and we are no longer advised by our former advisor, and we no longer consider our company to be sponsored by Grubb & Ellis. Other than Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board, who was formerly with Grubb & Ellis and its predecessor from September 2004 until July 2008, our management team is entirely different from the management team of Grubb & Ellis. Further, we are managed under the direction of our board of directors, which has a majority of independent directors, who will be making the determination regarding any future liquidity events for our company.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which are audited and reported on by independent registered public accounting firm; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934 to file with the SEC annual reports on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Form 10-Q upon request. We will also provide quarterly distribution reports.

We provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include a brochure describing our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, and a power point presentation that provides information regarding our company and our offering. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” newspaper advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP has also represented our former advisor, as well as various other affiliates of our former advisor in other matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Healthcare Trust of America, Inc. (formerly Grubb & Ellis Healthcare REIT, Inc.) and subsidiaries (the “Company”). Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to the Company’s change of its method of accounting of acquisition costs in business combinations) which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.htareit.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2010;

•	Our Definitive Proxy Statement filed with the SEC on July 22, 2009 in connection with our Annual Meeting of Stockholders held on August 31, 2009; and

•	Our Current Report on Form 8-K filed with the SEC on January 22, 2010.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at The Promenade, Suite 440, 16427 North Scottsdale Road, Scottsdale, AZ 85254, (480) 998-3478. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933 with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including its exhibits and schedules, and the reports, proxy statements and other information filed by us with the SEC may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

EXHIBIT A

HTA
Healthcare Trust of America, Inc.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR FOLLOW-ON OFFERING

Any persons desiring to subscribe for shares of common stock (the "shares") in Healthcare Trust of America, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN HEALTHCARE TRUST OF AMERICA, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.

(1) INVESTMENT

A minimum initial investment of $1,000 (100 shares) is required ($2,500 for Tennessee investors). **A check for the full purchase price of the shares subscribed for should be made payable to the order of "Healthcare Trust of America, Inc."** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special financial suitability standards as set forth in the Prospectus.)

All additional investments in the Company must be in increments of $100 (10 shares). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the applicable suitability standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission not to exceed 7.0% of any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO HEALTHCARE TRUST OF AMERICA, INC.

MAIL TO:	OVERNIGHT TO:
Healthcare Trust of America, Inc. c/o DST Systems Inc. PO Box 219108 Kansas City, MO 64121-9108	Healthcare Trust of America, Inc. c/o DST Systems Inc. 430 W. 7th St. Kansas City, MO 64105

PLEASE NOTE THAT DST SYSTEMS, INC. SERVES AS THE COMPANY'S ESCROW AGENT TO ACCEPT PAYMENTS FROM INVESTORS.

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate address if different than the home address in item 4(b).

(4)d Enter the home telephone, business telephone, date of birth of investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor or joint investor is an employee, an affiliate or a board member of the Company.

PAGE 1 OF 4

HTA
Healthcare Trust of America, Inc.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR FOLLOW-ON OFFERING

Any persons desiring to subscribe for shares of common stock (the "shares") in Healthcare Trust of America, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN HEALTHCARE TRUST OF AMERICA, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.

(5) **DISTRIBUTION OPTIONS**	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Healthcare Trust of America, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) **SIGNATURES**	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s); and if applicable, the trustee or custodian.
(7) **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price should be delivered or mailed to your BROKER-DEALER. Only original, completed copies of the Subscription Agreement/Signature Page can be accepted. A photocopied or otherwise duplicated Subscription Agreement/Signature Page cannot be accepted by the Company. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of the common stock of Healthcare Trust of America, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-801-0107.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 4

HTA
Healthcare Trust of America, Inc.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR FOLLOW-ON OFFERING

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-801-0107.

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

Please make investment check payable to:
Healthcare Trust of America, Inc.

NUMBER OF SHARES ___,___ x $10.00 = TOTAL INVESTED ___,___,___

Minimum initial investment = 100 shares or $1,000 ($2,500 for Tennessee investors)
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ Individual — One signature required & initial
☐ Joint Tenants with Right of Survivorship — All parties must sign & initial
☐ Tenants in Common — All parties must sign & initial
☐ Community Property — All parties must sign & initial
☐ Pension or Profit Sharing Plan — Trustee or custodian signature required
☐ Trust — Trustee or Grantor signature(s) and copy of trust document required DATE ESTABLISHED ________
  ☐ Currently Revocable
  ☐ Irrevocable
☐ Company or Corporation — Authorized signature and Corporate resolution required
☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act — Custodian signature required
☐ Partnership — Authorized signature required
☐ Other: ________ SPECIFY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan ☐ Non- Qualified Custodial Account

NAME OF TRUST OR BUSINESS ENTITY

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___-___-___

SECTION (3)a
CUSTODIAN/TRUST/BUSINESS ENTITY TAX ID # ___-___ ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

REQUIRED

INVESTOR DATE OF BIRTH (MM-DD-YYYY) __-__-____ JOINT INVESTOR DATE OF BIRTH (MM-DD-YYYY) __-__-____ INVESTOR TAX ID# ___-___-___

INVESTOR SSN ___-__-____ JOINT INVESTOR SSN ___-__-____

SECTION (4)b
HOME ADDRESS (REQUIRED) NO P.O. BOXES

CITY STATE ZIP CODE

E-MAIL ADDRESS

SECTION (4)c
ALTERNATE ADDRESS

CITY STATE ZIP CODE

SECTION (4)d
HOME PHONE (REQUIRED) ___-___-___ BUSINESS PHONE ___-___-___ EXTENSION

SECTION (4)e Please indicate Citizenship Status (REQUIRED)
☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

PAGE 3 OF 4

☐ Mail to Street Address (4b)

☐ Distribution Reinvestment Plan
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ Distributions Directed to:

☐ Mail to Alternate Address (4c)

☐ Via Electronic Deposit (ACH)
Complete information below. See ACH Language in Section 5 of the instructions.

- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

(5) DISTRIBUTION OPTIONS

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I am (we are) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I (we) am no longer subject to backup withholding; and (c) I am (we are) am a U.S. Citizen unless I (we) have indicated otherwise in Section 4. Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** All investors except those that are residents of the state of Minnesota acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings andautomobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, and that I (we) meet the higher suitability requirements imposed bythe state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and, depositing of funds.

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Healthcare Trust of America, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(G)** I (we) acknowledge that if the investor name or registration used in this Subscription Agreement/ Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.

X
SIGNATURE OF INVESTOR

DATE

X
SIGNATURE OF JOINT INVESTOR **(IF APPLICABLE)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

Original subscription documents with original signatures must be delivered to DST on all custodial accounts.

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN

(HEALTHCARE TRUST OF AMERICA, INC. AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

PAGE 4 OF 5

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the section of the Prospectus entitled "SUITABILITY STANDARDS" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

(7)

BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE # **(REQUIRED)** – – | FAX PHONE# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX# – – | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE

(REQUIRED)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 5 OF 5

Healthcare Trust of America, Inc.

SUBSCRIPTION AGREEMENT ADDENDUM FOR INVESTORS IN CERTAIN STATES

FOR FOLLOW-ON OFFERING

Each **Alabama** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS In addition to the general suitability standards, I (we) represent that my (our) liquid net worth equals at least 10 times my (our) investment in the Company's program and similar programs.

Each **California** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $250,000 or (2) a minimum annual gross income of at least $85,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $150,000.

☐ INITIALS ☐ INITIALS I (we) represent that my (our) investment in the Company's common stock does not exceed 10% of my (our) net worth.

☐ INITIALS ☐ INITIALS I (we) understand that the exemption for secondary trading under California Corporation Code Section 25104(h) is not available to investors, although other exemptions may be available to cover private sales by me (us) without advertising and without being effected through a broker dealer in a public offering.

Each **Iowa** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $350,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $100,000.

Each **Kansas** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) are aware that it is recommended by the Office of the Kansas Securities Commissioner that investors should limit their aggregate investment in this and similar direct participation investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of net worth which is comprised of cash, cash equivalents and readily marketable securities.

Each **Kentucky, Michigan and Tennessee** investor must certify, under penalty of perjury, I the following:

☐ INITIALS ☐ INITIALS I (we) represent that my (our) investment in the Company's common stock does not exceed 10% of my (our) liquid net worth.

Each **Oregon** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that my (our) investment in the Company and its affiliates does not exceed 10% of my (our) liquid net worth.

Each **Pennsylvania** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that my (our) investment in the Company's common stock does not exceed 10% of my (our) net worth.

Healthcare Trust of America, Inc.

WIRING INSTRUCTIONS

Thank you for choosing to invest in Healthcare Trust of America, Inc. For your convenience, listed below are the instructions for wiring funds for an investment held in Healthcare Trust of America, Inc.

Prior to wiring funds, please notify:
Our Money Desk via e-mail at **HTAWireDesk@dstsystems.com**
that funds will be sent via wire.

Please include the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered Representative's name, phone number, and broker/dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the subscription agreement prior to receiving the funds. If we receive the funds without a subscription agreement, we will be obligated to return the funds if we do not receive the subscription agreement within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Wire Instructions for Healthcare Trust of America, Inc.

Bank:	UMB Bank, N.A.
Address:	1010 Grand Ave., Kansas City, MO 64106
ABA#:	1010-0069-5
DDA#:	987-187-9747
Account Name:	DST as Agent for Healthcare Trust of America, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 888-801-0107.

We look forward to serving your investment needs.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
888.801.0107

HTA
Healthcare Trust of America, Inc.

OPTIONAL
TRANSFER ON DEATH FORM (T.O.D.)

TRANSFER OF DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Healthcare Trust of America, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may be named as a beneficiary with a custodian.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Missouri.
- A T.O.D. designation may be voided at any time by Healthcare Trust of America, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the subscription agreement)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF REGISTERED OWNER **(exactly as name appears in the subscription agreement)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER OF DEATH DESIGNATION

I (we) authorize Healthcare Trust of America, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, the shares will be divided equally.

PRIMARY BENEFICIARY
FULL NAME
SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

SECONDARY BENEFICIARY
FULL NAME
SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

THIRD BENEFICIARY
FULL NAME
SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

CUSTODIAN OF MINOR BENEFICIARY INFORMATION
FULL NAME
SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

SIGNATURE

By signing below, I (we) authorize Healthcare Trust of America, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) here by revoke any beneficiary designation(s) made previously with respect to my (our) Healthcare Trust of America, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Healthcare Trust of America, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Healthcare Trust of America, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Healthcare Trust of America, Inc.

X
SIGNATURE OF PRIMARY INVESTOR OR CUSTODIAN OF A MINOR **(required)** DATE

X
SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

PAGE 1 OF 1

HTA
Healthcare Trust of America, Inc.

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Healthcare Trust of America, Inc.
c/o DST Systems, Inc.
PO Box 219108
Kansas City, MO 64121-9108

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ___ – __ – ____ OR REGISTERED OWNER'S TAX ID# __ – _______

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(IF DIFFERENT FROM REGISTERED OWNER)**

ACCOUNT NUMBER

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
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BANK TELEPHONE NUMBER ___ – ___ – ____

PLEASE NOTE: Healthcare Trust of America, Inc. must be in receipt of this form 30 days prior to the distribution payment date . This authorization will supercede any previous distribution instructions.

Healthcare Trust of America, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Healthcare Trust of America, Inc. has notified me (us) that this deposit service has been terminated. In the event that Healthcare Trust of America, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE

DATE

X

JOINT INVESTOR SIGNATURE

DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

NOTE: Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

888.801.0107

EXHIBIT B

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP has been implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 221,052,632 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 21,052,632 shares will be registered and reserved for distribution pursuant to the DRIP (the “Initial DRIP Shares”).

Initially, distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share equal to $9.50 (the “Initial Offering DRIP Price”) until all of the Initial DRIP Shares have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional public equity offerings of Common Stock for use in the DRIP at a price per share equal to 95.0% of the offering price in such subsequent public equity offering (the “Subsequent Offering DRIP Price”). The Company may also offer shares of Common Stock under the DRIP at a price per share equal to 95.0% of the most recent offering price (the “Post-Offering DRIP Price”) for the first 12 months subsequent to the close of the last public offering of Common Stock prior to the listing of Common Stock on a national securities exchange (a “Listing”). After that 12-month period, participants in the DRIP may acquire Common Stock under the DRIP at a price per share equal to 95.0% of the per share valuation determined by the Company or another firm chosen for that purpose until the Listing (the “Pre-Listing DRIP Price”). From and after the date of the Listing, participants in the DRIP may acquire Common Stock at a price per share equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Common Stock is traded (individually the “Listing DRIP Price” and collectively referred to herein with the Initial Offering DRIP Price, the Subsequent Offering DRIP Price, the Post-Offering DRIP Price and the Pre-Listing DRIP Price as the “DRIP Price”).

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP and during the Initial Offering, you may purchase shares at the Initial Offering DRIP Price until all of the Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. If the Company elects to keep the DRIP in effect after the Initial Offering, you may purchase shares at the Subsequent Offering DRIP Price, the Post-Offering DRIP Price, the Pre-Listing DRIP Price or the Listing DRIP Price, as applicable.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of Common Stock under the DRIP will be used to provide the Company with funds for its general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of the Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with the Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, marketing support fees or due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Investment Date.  Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all DRIP participants for each distribution period to purchase shares for such participants. If the aggregate amount of distributions to all DRIP participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the DRIP participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the DRIP participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the applicable DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the applicable DRIP Price.

Optional Cash Purchases.  Unless and until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than 10 days prior to the next Investment Date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Company’s board of directors (the “Board”) may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of DRIP participants or other stockholders, provided that written notice of any material amendment is sent to DRIP participants at least 10 days prior to the effective date thereof and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the

DRIP. You will be notified if the DRIP is terminated or materially amended. The Board also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. DRIP participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to DRIP participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, DRIP participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that the Company makes a distribution in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Withholding.  In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

ENROLLMENT FORM

HEALTHCARE TRUST OF AMERICA, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan (“DRIP”).

I hereby appoint Healthcare Trust of America, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the DRIP. You must participate with respect to 100% of your shares.

Signature:	Date:

Name:

Signature of Joint Owner:	Date:

Name:

EXHIBIT C

HEALTHCARE TRUST OF AMERICA, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Share Redemptions.

Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the prices per Share at which the Company will repurchase Shares will be as follows:

(1) For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire Shares from the Company;

(2) For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire Shares from the Company;

(3) For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire Shares from the Company; and

(4) For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire Shares from the Company.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (2) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one-year holding period, as described in Section 4, for Shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.

Repurchase Request Withdrawal.  A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Ineffective Withdrawal.  In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by its transfer agent (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability.  If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

SHARE REPURCHASE REQUEST

Standard Mail: Healthcare Trust of America, PO Box 219108, Kansas City, MO 64121-9108
Overnight Mail: Healthcare Trust of America, c/o DST Systems, Inc, 430 W 7th St, Kansas City, MO 64105
For Questions, Phone: (888) 801-0107 Fax: (866) 825-1371

The undersigned stockholder of Healthcare Trust of America, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

Name on Investment

HTA Account Number

Social Security/Tax ID Number

Address

City, State, ZIP

Telephone	E-mail

Please state the number of shares you are submitting for repurchase   or ☐ All Shares
(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

Reason for Request:

Repurchase Information

Please state your instruction to receive the share repurchase proceeds:

☐ I prefer for my proceeds to be sent to my mailing address of record

☐ I prefer for my proceeds to deposited into a third-party account (information listed below)

Institution Name

Account Name

Institution ABA

Account Number

Street/PO Box

City, State & Zip Code

Authorization & Signatures

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

•	The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

•	The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

•	The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

All investor(s)/registration owner(s) must sign the form to authorize the above instructions. The signature(s) to this application must correspond with the name(s) and account registration in which you held the shares, in every particular, without alteration or any change whatsoever.

SIGNATURE OF OWNER	SIGNATURE OR JOINT OWNER

DATE	DATE

MEDALLION SIGNATURE GUARANTEE	MEDALLION SIGNATURE GUARANTEE

CUSTODIAL AUTHORIZATION

DATE

MEDALLION SIGNATURE GUARANTEE

HEALTHCARE TRUST OF AMERICA, INC.

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

PROSPECTUS

March 19, 2010

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Healthcare Trust of America, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

HEALTHCARE TRUST OF AMERICA, INC.
SUPPLEMENT NO. 14 DATED MARCH 30, 2011
TO THE PROSPECTUS DATED MARCH 19, 2010
          This document supplements, and should be read in conjunction with our prospectus dated March 19, 2010, relating to our offering of up to $2,200,000,000 of shares of common stock. This Supplement No. 14 supersedes and replaces Supplement No. 1 dated March 19, 2010, Supplement No. 2 dated March 19, 2010, Supplement No. 3 dated June 17, 2010, Supplement No. 4 dated August 16, 2010, Supplement No. 5 dated August 20, 2010, Supplement No. 6 dated October 15, 2010, Supplement No. 7 dated October 19, 2010, Supplement No. 8 dated November 3, 2010, Supplement No. 9 dated November 24, 2010, Supplement No. 10 dated December 8, 2010, Supplement No. 11 dated December 22, 2010, Supplement No. 12 dated January 21, 2011 and Supplement No. 13 dated March 9, 2011. The purpose of this Supplement No. 14 is to disclose:
•	the status of our offerings;

•	an update to the “Suitability Standards” section of our prospectus;

•	a description of our current portfolio;

•	recent acquisitions;

•	selected financial data;

•	our performance — funds from operations and modified funds from operations;

•	information regarding our distributions;

•	our intent to submit a request for a closing agreement with the Internal Revenue Service;

•	our property performance — net operating income;

•	unaudited pro forma consolidated statements of operations for the year ended December 31, 2010;

•	an update to our risk factors;

•	the amendment and restatement of our 2006 Incentive Plan;

•	information regarding our share repurchase plan;

•	our entry into amended indemnification agreements with our directors and certain officers;

•	an update to the “Estimated Use of Proceeds” section of our prospectus;

•	our engagement of J.P. Morgan Securities, Inc. as our lead strategic advisor;

•	an update to the “Investment Objectives, Strategy and Criteria” section of our prospectus;

•	an update regarding our sources of credit;

•	our entry into a redemption, termination and release agreement with our former advisor and its affiliates;

•	certain amendments to our charter approved by our stockholders at our 2010 annual meeting of stockholders;

•	an update to the “Experts” section of our prospectus; and

•	an update to the “Incorporation of Certain Information by Reference” section of our prospectus.

Status of Our Offerings
          As of March 19, 2010, we had received and accepted subscriptions in our initial public offering, or our initial offering, for 147,562,354 shares of our common stock, or $1,474,062,000, excluding shares issued pursuant to our distribution reinvestment plan. On March 19, 2010, we stopped offering shares of our common stock in our initial offering.
          We commenced our follow-on public offering of shares of our common stock, or our follow-on offering, on March 19, 2010. As of February 28, 2011, the date at which we stopped offering shares in our primary offering, as discussed further below, we had received and accepted subscriptions in our follow-on offering for 66,582,725 shares of our common stock, or $664,992,000, excluding shares of our common stock issued under our distribution reinvestment plan. As of March 25, 2011, 133,417,275 shares remained available for sale to the public pursuant to our follow-on offering, excluding shares available pursuant to our distribution reinvestment plan.
          On December 6, 2010, our board of directors approved the closing of our primary offering effective February 28, 2011. For noncustodial accounts, subscription agreements signed on or before February 28, 2011 with all documents and funds received by end of business March 15, 2011 were accepted. For custodial accounts, subscription agreements signed on or before February 28, 2011 with all documents and funds received by end of business March 31, 2011 will be accepted. As of March 25, 2011, we had received and accepted subscriptions in our follow-on offering for 71,906,969 shares, or $718,060,000, excluding shares of our common stock issued under our distribution plan. We are continuing to offer and sell shares pursuant to the distribution reinvestment plan. However, we may determine to terminate the distribution reinvestment plan at any time.
Suitability Standards
          The following information should be read in conjunction with the disclosure contained in the “Suitability Standards” section beginning on page i of the prospectus:
          Ohio — An investor’s investment in us and our affiliates may not exceed 10.0% of that investor’s liquid net worth.
          In addition, in connection with the registration of our follow-on public offering of common stock, we have been asked by the Alabama Securities Commission to revise the “Suitability Standards” disclosure. Accordingly, the following replaces the last paragraph on page i of the prospectus:
          These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. We and each person selling shares on our behalf, including participating broker-dealers, must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder.
Our Current Portfolio
          We provide stockholders the potential for income and growth through investment in a diversified portfolio of real estate assets, focusing primarily on medical office buildings and healthcare-related facilities. We also invest to a limited extent in other healthcare-related assets. We focus primarily on investments that produce recurring income. As of December 31, 2010, including both our operating properties and the four buildings within one of our portfolios classified as held for sale, we had made 77 geographically diverse acquisitions, 63 of which are medical office building portfolios, 12 of which are portfolios of other healthcare-related facilities (including four quality office properties), and two of which are other real estate-related assets, comprising 238 buildings with approximately 10,919,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of approximately $2,266,359,000, in 24 states. We have completed three acquisitions since December 31, 2010, by expanding an existing property portfolio with the addition of the final building within a portfolio of three medical office buildings, by expanding a second existing property portfolio with the addition of the final building within a portfolio of nine medical office buildings, and by acquiring a new property portfolio consisting of two medical office buildings. Each of our properties is 100% owned by our operating partnership, except for the 7900 Fannin medical office building in which we own an approximately 84% interest through our operating partnership. The tables below provide summary information regarding our properties as of December 31, 2010.

2

          The following table lists the states in which our properties (both operating and those classified as held for sale) are located and provides certain information regarding our portfolio’s geographic diversification/concentration as of December 31, 2010:

	Number of		GLA		2010 Annualized	% of 2010
State	Buildings(1)		(Square Feet)	% of GLA	Base Rent(2)	Annualized Base Rent
Arizona	36	(3)	1,225,000	11.2%	$23,857,000	11.7%
California	5		287,000	2.6	5,327,000	2.6
Colorado	3		145,000	1.3	3,233,000	1.6
Florida	20	(3)	940,000	8.6	17,844,000	8.8
Georgia	12		615,000	5.7	12,145,000	6.0
Indiana	44	(3)	1,220,000	11.2	17,235,000	8.5
Kansas	1		63,000	0.6	1,552,000	0.8
Maryland	2		164,000	1.5	3,433,000	1.7
Minnesota	2		155,000	1.4	1,829,000	0.9
Missouri	5		297,000	2.7	7,074,000	3.5
North Carolina	10		241,000	2.2	4,498,000	2.2
New Hampshire	1		70,000	0.6	1,186,000	0.6
New Mexico	2		54,000	0.5	1,236,000	0.6
Nevada	1		73,000	0.7	1,584,000	0.8
New York	8		909,000	8.3	14,140,000	7.0
Ohio	13		525,000	4.8	6,132,000	3.0
Oklahoma	2		186,000	1.7	3,596,000	1.8
Pennsylvania	4		530,000	4.9	11,604,000	5.7
South Carolina	22	(3)	1,104,000	10.1	19,681,000	9.7
Tennessee	9		321,000	2.9	5,669,000	2.8
Texas	26	(3)	1,304,000	12.0	30,969,000	15.3
Utah	1		112,000	1.0	2,023,000	1.0
Virginia	3		64,000	0.6	596,000	0.3
Wisconsin	6		315,000	2.9	6,306,000	3.1

Total	238		10,919,000	100%	$202,749,000	100%

(1)	Represents the number of buildings acquired within each particular state as of December 31, 2010.

(2)	Annualized base rent is based on contractual base rent from leases in effect as of December 31, 2010.

(3)	We had the greatest geographic concentration as of December 31, 2010 within the following states: Texas (16 consolidated properties consisting of 26 total buildings, including four buildings classified as held for sale), Arizona (seven consolidated properties consisting of 36 total buildings), South Carolina (five consolidated properties consisting of 22 total buildings), Florida (10 consolidated properties consisting of 20 total buildings), and Indiana (seven consolidated properties consisting of 44 total buildings).
          Each of the above properties is a medical office building, a specialty inpatient facility (long term acute care hospital or rehabilitation hospital), a skilled nursing and assisted living facility, or an other healthcare-related office building, the principal tenants of which are healthcare providers or healthcare-related service providers.
          As of December 31, 2010, we owned fee simple interests in 173 of the 238 buildings comprising our portfolio. These 173 buildings represent approximately 68.2% of our total portfolio’s gross leasable square feet. We hold long-term leasehold interests in the remaining 65 buildings within our portfolio, which represent approximately 31.8% of our total gross leasable square feet. As of December 31, 2010, these leasehold interests had an average remaining term of approximately 72 years.
          The following information generally applies to our properties:
•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	our properties are located in markets where we are subject to competition in attracting new tenants and retaining current tenants; and

•	depreciation is provided on a straight-line basis over the estimated useful lives of the buildings, 39 years, and over the shorter of the lease term or useful lives of the tenant improvements.

3

          The table below depicts our total portfolio square footage by region as of December 31, 2010:

Region	Gross Leasable Area
Southeast	3,067,000
Midwest	2,219,000
Southwest	2,050,000
Northeast	1,735,000
South	1,848,000

Total	10,919,000

          The following table provides an overview of our portfolio of medical office buildings, other healthcare-related facilities, and other real estate-related assets as of and for the year ended December 31, 2010:

					% of
			% of Total		Aggregate
	# of	Annualized	Annualized Base	Purchase	Purchase	Number of
Portfolio by Type	Buildings	Base Rent	Rent	Price	Price	States
Medical office buildings
Single-tenant, net lease	54	$36,460,000	18.0%	$463,214,000	20.5%	13
Single-tenant, gross lease	5	$2,928,000	1.4%	$25,304,000	1.1%	2
Multi-tenant, net lease	68	$51,469,000	25.4%	$610,679,000	27.0%	17
Multi-tenant, gross lease	87	$72,008,000	35.5%	$671,807,000	29.6%	16
Other healthcare-related facilities
Hospitals, single-tenant, net lease	10	$20,333,000	10.0%	$241,720,000	10.7%	4
Seniors housing, single- tenant net lease	9	$8,045,000	4.0%	$91,600,000	4.0%	3
Healthcare-related offices, multi-tenant, gross lease	5	$11,506,000	5.7%	$109,900,000	4.8%	3
Other real estate-related assets
Mortgage notes receivable	2	N/A	N/A	$52,135,000	2.3%	2

TOTALS		$202,749,000	100.0%	$2,266,359,000	100.0%
          The table below describes the average effective annualized base rent per square foot and the occupancy rate for each of the last five years ended December 31, 2010 for which we owned properties:

	2006(1)	2007	2008	2009	2010
Average Effective Annualized Base Rent per Square Foot	N/A	$18.41	$16.87	$17.25	$18.57
Occupancy	N/A	88.6%	91.3%	90.6%	91.0%

(1)	We were initially capitalized on April 28, 2006 and therefore we consider that our date of inception. We purchased our first property on January 22, 2007.
          The following table presents the sensitivity of our annualized base rent due to lease expirations for the next ten years and thereafter at our properties (both operating and those classified as held for sale) by number, square feet, percentage of leased area, annualized base rent and percentage of annualized base rent as of December 31, 2010:

4

			% of Leased
			Area	Annualized	% of Total
	Number of	Total Sq. Ft.	Represented	Base Rent Under	Annualized Base Rent
	Leases	of Expiring	by Expiring	Expiring	Represented by
Year Ending December 31 (2)	Expiring	Leases	Leases	Leases	Expiring Leases(1)
2011	233	684,610	6.9%	$14,854,000	7.2%
2012	255	803,245	8.1	15,815,000	7.7
2013	221	1,069,843	10.7	22,050,000	10.7
2014	153	846,730	8.5	14,952,000	7.2
2015	181	804,930	8.1	17,480,000	8.5
2016	102	827,561	8.3	15,424,000	7.5
2017	121	676,755	6.8	14,357,000	7.0
2018	77	580,918	5.8	10,974,000	5.3
2019	63	525,082	5.3	11,615,000	5.6
2020	77	368,204	3.7	7,740,000	3.7
Thereafter	130	2,769,032	27.8	60,978,000	29.6

Total	1,613	9,956,910	100%	$206,239,000	100%

(1)      The annualized base rent percentage is based on the total annual contractual base rent as of December 31, 2010.
(2)      Leases scheduled to expire on December 31 of a given year are included within that year in the table.
          As of December 31, 2010, no single tenant accounted for 10.0% or more of the GLA of our real estate properties.
          As of December 31, 2010, we had interests in 16 consolidated properties located in Texas, which accounted for 15.3% of our total annualized rental income, interests in seven consolidated properties in Arizona, which accounted for 11.7% of our total annualized rental income, interests in five consolidated properties located in South Carolina, which accounted for 9.7% of our total annualized rental income, interests in 10 consolidated properties in Florida, which accounted for 8.8% of our total annualized rental income, and interests in seven consolidated properties in Indiana, which accounted for 8.5% of our total annualized rental income. This rental income is based on contractual base rent from leases in effect as of December 31, 2010. Accordingly, there is a geographic concentration of risk subject to fluctuations in each of these states’ economies.
Recent Acquisitions
          Details of our property acquisitions during the period from December 31, 2010 to the date of this Supplement are as follows:

								Annualized Base Rent
		Date	GLA	Purchase	Mortgage			per Leased
Property	Property Location	Acquired	(Sq Ft)	Price	Debt	Occupancy		Sq Ft
Phoenix Portfolio—Paseo	Phoenix, AZ	2/11/11	20,000	$3,762,000	$2,147,000	90%		$24.83
Columbia Portfolio—N. Berkshire	North Adams, MA	2/16/11	47,000	9,182,000	4,434,000	100		14.91
Holston Medical Portfolio	Bristol, TN	3/24/11	121,000	23,370,000	—	99	(1)	20.38	(1)

(1)	Occupancy and Annualized Base Rent per Leased Square Foot data for the Holston Medical Portfolio represent weighted average values based on the respective GLAs of the two buildings purchased, as well as reflect the impact of certain leases comprising an aggregate of approximately 77,000 square feet within the two buildings that are scheduled to commence on April 1, 2011.
Selected Financial Data
          The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto incorporated by reference into the prospectus and with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto included in our annual report on Form 10-K which is incorporated by reference into this Supplement. Our historical results are not necessarily indicative of results for any future period.
          The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data in a format consistent with our consolidated financial statements.

5

	December 31,
	2010	2009	2008	2007	2006
BALANCE SHEET DATA:
Total assets	$2,271,795,000	$1,673,535,000	$1,113,923,000	$431,612,000	$385,000
Mortgage loans payable, net	$699,526,000	$540,028,000	$460,762,000	$185,801,000	$—
Stockholders’ equity (deficit)	$1,487,246,000	$1,071,317,000	$599,320,000	$175,590,000	$(189,000)

					Period from
					April 28, 2006
					(Date of Inception)
	Years Ended December 31,				through
	2010	2009	2008	2007	December 31, 2006
STATEMENT OF OPERATIONS DATA:
Total revenues (operating properties)	$199,879,000	$126,286,000	$78,010,000	$17,626,000	$—
Net loss	$(7,919,000)	$(24,773,000)	$(28,409,000)	$(7,674,000)	$(242,000)
Net loss attributable to controlling interest	$(7,903,000)	$(25,077,000)	$(28,448,000)	$(7,666,000)	$(242,000)
Loss per share — basic and diluted(1):
Net loss	$(0.05)	$(0.22)	$(0.66)	$(0.77)	$(149.03)
Net loss attributable to controlling interest	$(0.05)	$(0.22)	$(0.66)	$(0.77)	$(149.03)
STATEMENT OF CASH FLOWS DATA:
Cash flows provided by operating activities	$58,503,000	$21,628,000	$20,677,000	$7,005,000	$—
Cash flows used in investing activities	$626,849,000	$455,105,000	$526,475,000	$385,440,000	$—
Cash flows provided by financing activities	$378,615,000	$524,147,000	$628,662,000	$383,700,000	$202,000
OTHER DATA:
Distributions declared	$120,507,000	$82,221,000	$31,180,000	$7,250,000	$—
Distributions declared per share	$0.73	$0.73	$0.73	$0.70	$—
Distributions paid in cash	$60,176,000	$39,499,000	$14,943,000	$3,323,000	$—
Distributions reinvested	$56,551,000	$38,559,000	$13,099,000	$2,673,000	$—
Funds from operations(2)	$69,449,000	$28,314,000	$8,745,000	$2,124,000	$(242,000)
Modified funds from operations(2)	$89,166,000	$48,029,000	$8,757,000	$2,124,000	$(242,000)
Net operating income(3)	$137,419,000	$84,462,000	$52,244,000	$11,589,000	$—

(1)	Net loss per share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s common stock.

(2)	For additional information on FFO and MFFO, see “Our Performance—Funds From Operations and Modified Funds From Operations”, which includes a reconciliation of our GAAP net loss to FFO and MFFO for the years ended December 31, 2010, 2009, and 2008. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of our liquidity.

(3)	For additional information on net operating income, see “Our Property Performance—Net Operating Income”, which includes a reconciliation of our GAAP net income (loss) to net operating income for the years ended December 31, 2010 and 2009.

6

Our Performance — Funds From Operations and Modified Funds From Operations
          Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds from Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States, or GAAP.
          We define FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.
          We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay distributions.
          Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Factors that impact FFO include non cash GAAP income and expenses, transition charges, timing of acquisitions, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other measurements as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.
          Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, we use modified funds from operations, or MFFO, which excludes from FFO one-time charges, transition charges, and acquisition-related expenses, to further evaluate our operating performance. We believe that MFFO with these adjustments, like those already included in FFO, are helpful as a measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating changes. We believe that MFFO better reflects the overall operating performance of our real estate portfolio, which is not immediately apparent from reported net income (loss). As such, we believe MFFO, in addition to net income (loss) as defined by GAAP, is a meaningful supplemental performance measure and is useful in understanding how our management evaluates our ongoing operating performance. However, MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions. However, we believe MFFO may provide an indication of the sustainability of our distributions in the future. MFFO should be reviewed in connection with other GAAP measurements.
          Management considers the following items in the calculation of MFFO:

7

          Acquisition-related expenses: Prior to 2009, acquisition-related expenses were capitalized and have historically been added back to FFO over time through depreciation; however, beginning in 2009, acquisition-related expenses related to business combinations are expensed. These acquisition-related expenses have been and will continue to be funded from the proceeds of our offerings and our debt and not from operations. We believe by excluding expensed acquisition-related expenses, MFFO provides useful supplemental information that is comparable for our real estate investments.
          Transition charges: FFO includes certain charges related to the cost of our transition to self-management. These items include, but are not limited to, additional legal expenses and system conversion costs (including updates to certain estimate development procedures), non-recurring employment costs, and the majority of the one-time redemption and termination payment made to our former advisor, as further discussed in Note 12, Related Party Transactions, to our consolidated financial statements in our 2010 Annual Report on Form 10-K. Because MFFO excludes such costs, management believes MFFO provides useful supplemental information by focusing on the changes in our fundamental operations that will be comparable rather than on such transition charges. We do not believe such costs will recur now that our transition to a self-management infrastructure has been substantially completed.
          Our calculation of MFFO may have limitations as an analytical tool because it reflects the costs unique to our transition to a self-management model, which may be different from that of other healthcare REITs. Additionally, MFFO reflects features of our ownership interests in our medical office buildings and healthcare-related facilities that are unique to us. Companies that are considered to be in our industry may not have similar ownership structures; and therefore those companies may not calculate MFFO in the same manner that we do, or at all, limiting its usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP and FFO results and using our MFFO as a supplemental performance measure.
          The following is the calculation of FFO and MFFO for the years ended December 31, 2010, 2009, and 2008:

	Years Ended December 31,
		2010		2009		2008
	2010	Per Share	2009	Per Share	2008	Per Share
Net loss	$(7,919,000)	$(0.05)	$(24,773,000)	$(0.22)	$(28,409,000)	$(0.66)
Add:
Depreciation and amortization — consolidated properties	78,561,000	0.47	53,595,000	0.47	37,398,000	0.87
Less:
Net (income) loss attributable to noncontrolling interest of limited partners	16,000	—	(304,000)	—	(39,000)	—
Depreciation and amortization related to noncontrolling interests	(1,209,000)	—	(204,000)	—	(205,000)	—

FFO attributable to controlling interest	$69,449,000		$28,314,000		$8,745,000

FFO per share — basic and diluted	$0.42	$0.42	$0.25	$0.25	$0.20	$0.20

Add:
Acquisition-related expenses	11,317,000	0.07	15,997,000	0.14	—	—
Transition charges	8,400,000	0.05	3,718,000	0.03	—	—
MFFO attributable to controlling interest	$89,166,000		$48,029,000		$8,745,000

MFFO per share — basic and diluted	$0.54	$0.54	$0.43	$0.43	$0.21	$0.21

Weighted average common shares outstanding — basic	165,952,860	165,952,860	112,819,638	112,819,638	42,844,603	42,844,603
Weighted average common shares outstanding — diluted	165,952,860	165,952,860	112,819,638	112,819,638	42,844,603	42,844,603

8

          For the years ended December 31, 2010 and 2009, MFFO per share has been impacted by the increase in net proceeds realized from our initial and follow-on offerings. For the year ended December 31, 2010, we sold 61,191,096 shares of our common stock, increasing our outstanding shares by 43.5%, and for the year ended December 31, 2009, we sold 62,696,254 shares of our common stock, increasing our outstanding shares by 83.1%. During both years, the proceeds from this issuance were temporarily invested in short-term cash equivalents until they could be invested in medical office buildings and other healthcare-related facilities at favorable pricing. Due to lower interest rates on cash equivalent investments, interest earnings were minimal. As of December 31, 2010, virtually all of our offering proceeds were invested in higher-earning medical office buildings or other healthcare-related facility investments consistent with our investment policy to identify high quality investments. We believe this will add value to our stockholders over our longer-term investment horizon, even if this results in less current period earnings.
Information Regarding Our Distributions
          If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders. Our distribution of amounts in excess of our taxable income has resulted in a return of capital to our stockholders.
          For the year ended December 31, 2010, we paid distributions of $116,727,000 ($60,176,000 in cash and $56,551,000 in shares of our common stock pursuant to the DRIP), as compared to cash flows from operations of $58,503,000. From inception through December 31, 2010, we paid cumulative distributions of $228,824,000 ($117,941,000 in cash and $110,883,000 in shares of our common stock pursuant to the DRIP), as compared to cumulative cash flows from operations of $107,813,000. The difference between our cumulative distributions paid and our cumulative cash flows from operations is indicative of our high volume of acquisitions completed since our date of inception. The distributions paid in excess of our cash flows from operations in 2010 were paid using proceeds from debt financing.
          For the years ended December 31, 2010 and 2009, our FFO was $69,449,000 and $28,314,000, respectively. FFO was reduced by $19,717,000 and $19,715,000 for the years ended December 31, 2010 and 2009, respectively, for certain transition charges, one-time charges, and acquisition-related expenses. Acquisition-related expenses were previously capitalized as part of the purchase price allocations and have historically been added back to FFO over time through depreciation. Excluding one-time charges, transition charges, and acquisition-related costs, FFO at December 31, 2010 and 2009 would have been $89,166,000 and $48,029,000, respectively.
          The following presents the amount of our distributions and the source of payment of such distributions for each of the last four quarters ended December 31, 2010:

	Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Distributions paid in cash	$17,306,000	$15,666,000	$14,366,000	$12,838,000
Distributions reinvested	15,995,000	14,490,000	13,544,000	12,522,000

Total distributions	$33,301,000	$30,156,000	$27,910,000	$25,360,000

Source of distributions:
Cash flow from operations	$8,880,000	$17,847,000	$19,230,000	$12,546,000
Debt financing	24,421,000	12,309,000	8,680,000	12,814,000
Offering proceeds	—	—	—	—

Total sources	$33,301,000	$30,156,000	$27,910,000	$25,360,000

Our Intent to Submit a Request for a Closing Agreement With the Internal Revenue Service
          Preferential dividends cannot be used to satisfy the REIT distribution requirements. In 2007, 2008 and through July 2009, shares of common stock issued pursuant to our DRIP were treated as issued as of the first day following the close of the month for which the distributions were declared, and not on the date that the cash distributions were paid to stockholders not participating in our DRIP. Because we declare distributions on a daily basis, including with respect to shares of common stock issued pursuant to our DRIP, the IRS could take the position that distributions paid by us during these periods were preferential.

9

           In addition, during the six months beginning September 2009 through February 2010, we paid certain IRA custodial fees with respect to IRA accounts that invested in our shares. The payment of such amounts could also be treated as dividend distributions to the IRAs, and therefore could result in our being treated as having made additional preferential dividends to our stockholders. Accordingly, we intend to submit a request to the IRS seeking a closing agreement under which the IRS would grant us relief for preferential dividends that may have been paid. We cannot assure you that the IRS will accept our proposal for a closing agreement. Even if the IRS accepts our proposal, we may be required to pay a penalty if the IRS were to view the prior operation of our DRIP or the payment of such fees as preferential dividends. We cannot predict whether such a penalty would be imposed or, if so, the amount of the penalty. If the IRS does not agree to our proposal for a closing agreement and treats the foregoing amounts as preferential dividends, we would likely rely on the deficiency dividend provisions of the Internal Revenue Code to address our continued qualification as a REIT and to satisfy our distribution requirements.
Our Property Performance — Net Operating Income
          For the year ended December 31, 2010, we completed 24 new portfolio acquisitions, expanded six of our existing portfolios through the purchase of additional medical office buildings within each, and we purchased the remaining 20% interest we previously did not own in HTA-Duke Chesterfield Rehab, LLC, which owns the Chesterfield Rehabilitation Center. For the year ended December 31, 2009, we completed 10 new portfolio acquisitions as well as purchased three new medical office buildings within two of our existing portfolios. The aggregate purchase price of these acquisitions was approximately $806,048,000, bringing our total portfolio value (including both our operating properties and those classified as held for sale), based on acquisition price, to $2,266,359,000 as of December 31, 2010. The average occupancy for our total portfolio of properties of approximately 91% as of December 31, 2010 has remained consistent with the rate of over 90% as of December 31, 2009.
          The aggregate net operating income for the properties for the year ended December 31, 2010 was $137,419,000, as compared to $84,462,000 for the year ended December 31, 2009.
          Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties (including both our operating properties and those classified as held for sale as of December 31, 2010) before interest expense, general and administrative expenses, depreciation, amortization, certain one-time charges, asset management fees, acquisition related expenses, and interest and dividend income. We believe that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
          To facilitate understanding of this financial measure, a reconciliation of net loss to net operating income has been provided for the years ended December 31, 2010 and 2009.

	Years Ended December 31,
	2010	2009
Net loss	$(7,919,000)	$(24,773,000)
Add:
General and administrative expense	18,753,000	12,285,000
Asset management fees	—	3,783,000
Acquisition-related expenses	11,317,000	15,997,000
Depreciation and amortization	78,561,000	53,595,000
Interest expense	29,541,000	23,824,000
One-time redemption, termination, and release payment to former advisor	7,285,000	—
Less:
Interest and dividend income	(119,000)	(249,000)

Net operating income	$137,419,000	$84,462,000

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Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2010
     The accompanying unaudited pro forma consolidated statements of operations (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our December 31, 2010 Annual Report on Form 10-K, which is incorporated by reference into this supplement.
     The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 are presented as if we acquired the Columbia Medical Office Portfolio (the “Property”) on January 1, 2010. The Property was acquired using proceeds, net of offering costs, received from our follow-on public offering through the acquisition date at $10.00 per share, as well as the assumption of debt in the amount of $100.4 million.
     The accompanying unaudited pro forma consolidated financial statements are for informational purposes only and unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the unaudited pro forma consolidated financial statements include pro forma allocations of the purchase price of the Property based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change. In the opinion of management, all material adjustments necessary to reflect the effect of this transaction have been made.

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Healthcare Trust of America, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2010
(Unaudited)

	December 31, 2010	Acquisition of		December 31, 2010
	As Reported (A)	Columbia Portfolio (B)		Proforma
Revenues:
Rental Income	$192,294,000	$20,750,000	(C)	$213,044,000
Interest income from real estate notes receivable, net	7,585,000	—		7,585,000

Total Revenues	199,879,000	20,750,000		220,629,000

Expenses:
Rental expenses	65,338,000	5,138,000	(D)	70,476,000
General and administrative	37,355,000	—		37,355,000
Depreciation and amortization	77,338,000	6,912,000	(E)	84,250,000

Total Expenses	180,031,000	12,050,000		192,081,000

(Loss) income before other income (expense)	19,848,000	8,700,000		28,548,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to mortgage loan payables and line of credit	(35,336,000)	(6,039,000	) (F)	(41,375,000)
Loss on derivative financial instruments	5,954,000	—		5,954,000
Interest and dividend income	119,000	—		119,000

Net Income (Loss) from Continuing Operations	(9,415,000)	2,661,000		(6,754,000)

Discontinued Operations
Income from discontinued operations	1,496,000	—		1,496,000
Less: Net income attributable to noncontrolling interest of limited partners	16,000	—		16,000

Net income (loss) attributable to controlling interest	$(7,903,000)	$—		$(5,242,000)

Net income (loss) per share attributable to controlling interest on distributed and undistributed earnings — basic and diluted:
Continuing Operations	$(0.06)	$0.02		$(0.04)
Discontinued Operations	0.01	—		0.01

Net loss per share attributable to controlling interest	(0.05)	0.02		(0.03)
Weighted average number of common shares outstanding
Basic	165,952,860	—		165,952,860

Diluted	165,952,860	—		165,952,860	(G)

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Healthcare Trust of America, Inc.
Notes to Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2010

(A)  Reflects the Company’s historical results of operations for the year ended December 31, 2010.
(B)  Amounts represent pro forma adjustments to reflect the operations of the Columbia Medical Office Portfolio (the “Property”) for the year ended December 31, 2010.
(C)  Rental income includes straight line rental revenues and tenant reimbursement income for the Property in accordance with the respective lease agreements, as well as the amortization of above and below market leases.
(D)  Adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rates. Also, adjustments were made for other rental expenses, such as utilities, insurance, ground maintenance, building maintenance, and property management fees based on historical results of the Property.
(E)  Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 39 year life. Depreciation expense on improvements is recognized using the straight-line method over an estimated useful life between 19 and 180 months. Amortization expense on the identified intangible assets, excluding above and below market leases, is recognized using the straight-line method over an estimated useful life between 1 and 540 months.
The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and subject to change.
(F)  The Property was acquired using proceeds, net of offering costs, received from our follow-on public offering through the acquisition date at $10.00 per share, as well as the assumption of debt in the amount of $100.4 million. Adjustments to interest expense were determined based on the weighted average interest rate of 5.85% and the remaining weighted average life of 3.8 years accordance with the respective loan assumption agreements.
(G)  Represents the weighted average number of shares of common stock from our follow-on public offering. No additional shares were required to generate sufficient offering proceeds to fund the purchase of the Property as there was sufficient cash for both periods.

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Update to Risk Factors
          The “Risk Factors” section of the prospectus entitled “Investment Risks” is hereby supplemented by the following updated risk factors:
There is currently no public market for shares of our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.
          There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which may not occur in the near future or at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have adopted a share repurchase plan but it is limited in terms of the amount of shares which may be repurchased quarterly and annually and may be limited, suspended, terminated or amended at any time by our board of directors, in its sole discretion, upon 30 days’ notice. On November 24, 2010, we, with the approval of our board of directors, elected to amend and restate our share repurchase plan effective January 1, 2011. Starting in the first calendar quarter of 2011, we will fund a maximum of $10 million of share repurchase requests per quarter, subject to available funding. Funding for our repurchase program each quarter will come exclusively from and will be limited to the sale of shares under our DRIP during such quarter. These limits have prevented us from accommodating all repurchase requests in the past and are likely to do so in the future. In addition, with the termination of our follow-on offering on February 28, 2011, except for the DRIP, we are conducting an ongoing review of potential alternatives for our share repurchase plan, including the suspension or termination of the plan.
          Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment has been reduced by approximately 11.5% of the gross offering proceeds that was used to pay selling commissions, the dealer manager fee and organizational and offering expenses. We also are required to use gross offering proceeds to pay acquisition expenses. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value equal to the price you paid for your shares. Thus, stockholders should consider their investment in our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.
Our operations have resulted in net losses to date, which may make our future performance and the performance of an investment in our shares difficult to predict. In addition, investors who purchased shares of our common stock in this offering may have incurred, as of December 31, 2010, an immediate dilution in the net book value per share of our common stock from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.
          For the years ended December 31, 2010, 2009, 2008, our operations resulted in a net loss of approximately $7.92 million, $24.77 million and $28.41 million, respectively. We have experienced net losses since our inception and our net losses may increase in the future. Our net losses may increase the risk and uncertainty investors face in making an investment in our shares, including risks related to our ability to pay future distributions.
          Net book value, which is calculated including depreciated tangible assets, deferred financing and leasing costs, and amortized identified intangible assets, which are comprised of acquired above-market leases and leasehold interests net of acquired below-market leases and leasehold interests, acquired in-place lease value, and tenant relationships, was $7.34 as of December 31, 2010 as compared to our offering price per share as of December 31, 2010. Net book value is not an estimate of net asset value, or of the market value or other value of our common stock.
          Further, investors who purchased shares in this offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.
We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid, without limitation, with offering proceeds or borrowed funds.
          The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. On February 14, 2007, our board of directors approved a 7.25% per annum, or $0.725 per common share based on a $10.00 share price, distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, and we have continued to declare distributions at that rate through the first quarter of 2011 and for April 2011. However, we cannot guarantee the amount and timing of distributions paid in the future, if any.
          If our cash flow from operations is less than the distributions our board of directors determines to pay, we would be required to pay our distributions, or a portion thereof, with borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
          In the past we have paid a portion of our distributions using offering proceeds or borrowed funds, and we may continue to use borrowed funds in the future to pay distributions. For the year ended December 31, 2010, we paid distributions of $116,727,000 ($60,176,000 in cash and $56,551,000 in shares of our common stock pursuant to the DRIP), as compared to cash flow from operations of $58,503,000. The remaining $58,224,000 of distributions paid in excess of our cash flow from operations, or 50%, was paid using borrowed funds.

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You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our amended and restated share repurchase plan has been limited.
          Even though our share repurchase plan may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year or in the event of death or qualifying disability, you should be fully aware that our share repurchase plan contains significant restrictions and limitations. Repurchases of shares, when requested, will generally be made quarterly. Our board may limit, suspend, terminate or amend any provision of the share repurchase plan upon 30 days’ notice. Repurchases will be limited to 5.0% of the weighted average number of shares outstanding during the prior calendar year, subject to available fund the DRIP. On November 24, 2010, we, with the approval of our board of directors, elected to amend and restate our share repurchase plan. Pursuant to the amended and restated share repurchase plan, starting in the first calendar quarter of 2011, we will fund a maximum of $10 million of share repurchase requests per quarter, subject to available funding. Funding for quarterly repurchases of shares will come exclusively from and will be limited to the net proceeds from the sale of shares under the DRIP in the applicable quarter. In addition, you must present at least 25.0% of your shares for repurchase and until you have held your shares for at least four years, repurchases will be made for less than you paid for your shares. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our amended and restated share repurchase plan at any particular time or at all.
We intend to request a closing agreement with the IRS granting us relief for any preferential dividends we may have paid.
          Preferential dividends cannot be used to satisfy the REIT distribution requirements. In 2007, 2008 and through July 2009, shares of common stock issued pursuant to our DRIP were treated as issued as of the first day following the close of the month for which the distributions were declared, and not on the date that the cash distributions were paid to stockholders not participating in our DRIP. Because we declare distributions on a daily basis, including with respect to shares of common stock issued pursuant to our DRIP, the IRS could take the position that distributions paid by us during these periods were preferential. In addition, during the six months beginning September 2009 through February 2010, we paid certain IRA custodial fees with respect to IRA accounts that invested in our shares. The payment of such amounts could also be treated as dividend distributions to the IRAs, and therefore could result in our being treated as having made additional preferential dividends to our stockholders.
          Accordingly, we intend to submit a request to the IRS seeking a closing agreement under which the IRS would grant us relief for preferential dividends that may have been paid. We cannot assure you that the IRS will accept our proposal for a closing agreement. Even if the IRS accepts our proposal, we may be required to pay a penalty if the IRS were to view the prior operation of our DRIP or the payment of such fees as preferential dividends. We cannot predict whether such a penalty would be imposed or, if so, the amount of the penalty.
          If the IRS does not agree to our proposal for a closing agreement and treats the foregoing amounts as preferential dividends, we may be able to rely on the deficiency dividend provisions of the Code to address our continued qualification as a REIT and to satisfy our distribution requirements.
Amendment and Restatement of Our 2006 Incentive Plan
          As previously disclosed, our compensation committee and board of directors have been conducting a comprehensive review of our compensation structure to ensure it meets our primary objective — to incentivize and reward demonstrated performance by our management and board of directors, which performance is expected to result in added value to us and our stockholders, both in the short and long term.
          As a result of this review, on February 24, 2011, our Board of Directors amended and restated our 2006 Incentive Plan. Consistent with the original plan, the amended and restated 2006 Incentive Plan permits the grant of incentive awards to our employees, officers, non-employee directors, and consultants as selected by our board of directors or the compensation committee. The plan is designed to provide maximum flexibility to our board of directors and compensation committee in designing individual awards. The details of awards, such as vesting terms and post-termination exercise periods, will be addressed in the individual award agreements, which do not have to be the same for all participants.

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          The amended and restated 2006 Incentive Plan authorizes the granting of awards in any of the following forms: options, stock appreciation rights, restricted stock, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards, including units in operating partnership, and cash-based awards. Subject to adjustment as provided in the amended and restated 2006 Incentive Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the amended and restated 2006 Incentive Plan is 10,000,000 (which includes 2,000,000 shares originally reserved for issuance under the plan and 8,000,000 new shares added pursuant to the amendment and restatement).
          Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability (as defined in the amended and restated 2006 Incentive Plan), (1) all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable; (2) all time-based vesting restrictions on that participant’s outstanding awards will lapse; and (3) the payout level under all of that participant’s outstanding performance-based awards will be determined and deemed to have been earned based upon an assumed achievement of all relevant performance goals at the “target” level, and the awards will payout on a pro rata basis, based on the time within the performance period that has elapsed prior to the date of termination.
          Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of the company (as defined in the amended and restated 2006 Incentive Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the compensation committee or our board of directors: (1) all outstanding options and stock appreciation rights will become fully vested and exercisable; (2) all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and (3) the payout level under outstanding performance-based awards will be determined and deemed to have been earned as of the effective date of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level, and the awards will payout on a pro rata basis, based on the time within the performance period that has elapsed prior to the change in control. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the amended and restated 2006 Incentive Plan), then: (1) all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable; (2) all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and (3) the payout level under all of that participant’s performance-based awards that were outstanding immediately prior to effective time of the change in control will be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and the awards will payout on a pro rata basis, based on the time within the performance period that has elapsed prior to the date of termination.
          Our Compensation Committee and the board of directors conduct ongoing comprehensive reviews of our compensation program to ensure it meets our primary objective —to reward demonstrated performance and to incentivize future performance by our management and board of directors, which results in added value to us and our stockholders, in the short, mid, and long term. The Compensation Committee and the Board of Directors as a whole recognize that an effective compensation structure is critical to our success now and in the future. A key element of this ongoing compensation review is to look at our company today as a self-managed entity and to take into account our future strategic direction and objectives, including potential stockholder enhancement and liquidity events, all of which are consistent with the best interests of our stockholders. Our compensation structure needs to be both competitive and focused on aligning the performance by our executives and employees with a fair reward system.
          We recently determined that certain strategic opportunities and initiatives should be undertaken and that our compensation programs need to be adjusted and amended to be consistent with changes in our corporate strategies, different timeframes, changes in scope of work, changes in the potential value and application of previously contemplated incentive programs, extraordinary performance and other factors. The compensation Committee and board of directors are reviewing and adjusting the existing compensation program to ensure that performance incentives are put in place consistent with our strategic initiatives and the expected employee performance to achieve these initiatives. The compensation committee has engaged Towers Watson & Co., an independent compensation consultant, to assist and advise the compensation committee with this review. The Compensation Committee may also engage additional consultants as part of this process. After such review is

16

completed, the Compensation Committee and our board of directors may make changes to the current compensation structure, including, without limitation, the establishment of performance compensation based on early and mid-range liquidity and other stockholder enhancement actions and changes to the employee retention program discussed above.
Information Regarding Our Share Repurchase Plan
Repurchases Under Our Share Repurchase Plan for the Year Ended December 31, 2010
          Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances, subject to significant restrictions and conditions. Share repurchases are made at the sole discretion of our board of directors. We fund share repurchases exclusively from the proceeds we receive from the sale of shares under the DRIP.
          Pursuant to the terms of share repurchase plan, we repurchase shares on the first business day of the month following the quarter for which the share requests were made. For the year ended December 31, 2009, we repurchased 1,730,011 shares of our common stock at an average price of $9.40 per share, for an aggregate amount of $16,266,000, representing 100% of the shares requests submitted for the fourth quarter of 2008 through the third quarter of 2009. For the year ended December 31, 2010, we repurchased 5,448,260 shares of our common stock at an average price of $9.52 per share, for an aggregate amount of $51,856,000, representing 100% of the shares requests submitted for the fourth quarter of 2009 through the third quarter of 2010.
          Repurchases under our share repurchase plan are limited to 5.0% of the weighted average number of shares outstanding during the prior calendar year. In 2010, we received repurchase requests that exceeded the 5% limit for the 2010 calendar year. As a result, of the 4,639,559 shares requested to be repurchased for the fourth quarter of 2010, which represent repurchases that would have occurred during the first quarter of 2011, we repurchased 821,454 shares of our common stock, at an average price of $9.63 per share, but we were unable to fulfill requests to repurchase 3,818,105 shares of common stock.
          As of December 31, 2010 and 2009, we had repurchased a total of 7,288,019 shares of our common stock for an aggregate amount of $69,199,000, and 1,839,759 shares of our common stock for an aggregate amount of $17,343,000, respectively.
Clarification Regarding Our Share Repurchase Plan
          In connection with the registration of our follow-on public offering of common stock, we have been asked by the Alabama Securities Commission to clarify a feature of our share repurchase plan. Accordingly, the following sentence is added to the discussion of our share repurchase plan in the prospectus under the heading “Description of Capital Stock — Share Repurchase Plan:”
          We, our directors, executive officers and their affiliates are prohibited from receiving a fee in connection with the repurchase of our shares.
Information Regarding Our Amended and Restated Share Repurchase Plan
          The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Share Repurchase Plan” beginning on page 16 of the prospectus and the “Description of Capital Stock — Share Repurchase Plan” section beginning on page 122 of the prospectus.

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          Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. Under our share repurchase plan, we have the ability to make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, the number of shares repurchased during any calendar year has been limited to 5.0% of the weighted average number of shares outstanding during the prior calendar year, and funding for our repurchase program has come exclusively from proceeds we have received from the sale of shares under our DRIP.
          Our board of directors, in its sole discretion, has the power to terminate, amend or suspend the share repurchase plan at any time if it determines that the funds allocated to the plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. On November 24, 2010, we, with the approval of our board of directors, elected to modify our share repurchase plan in an effort to make it more compatible with the future growth of our company and more equitable to stockholders who make repurchase requests. Starting in the first calendar quarter of 2011, we will fund a maximum of $10 million of share repurchase requests per quarter, subject to available funding. Funding for our repurchase program will come exclusively from and will be limited to proceeds we receive from the sale of shares under our DRIP during such quarter.
          We cannot guarantee that the funds set aside for our share repurchase program will be sufficient to accommodate all requests made each quarter. Consistent with our current program, repurchases based on death and disability will receive priority treatment and will be repurchased in full prior to other repurchases. Pending requests will be honored on a pro rata basis if insufficient funds are available in such quarter. For each quarter, we will start with new repurchase requests. Consequently, unfulfilled previous requests for repurchases will not be carried over to subsequent quarterly periods. You may withdraw a repurchase request upon written notice at any time prior to the date of repurchase. In addition, shares previously sold or transferred for value by a stockholder will not be eligible for repurchase under the amended share repurchase plan. Please see Annex A for a copy of our amended and restated share purchase plan, which was effective on January 1, 2011 and supersedes Exhibit C to our prospectus.
          Our board of directors determined that it was in the best interests of our stockholders to limit quarterly share repurchases as described above for two reasons. First, we want to continue to maintain a strong balance sheet with a low level of debt and appropriate levels of cash for working capital, as well as to preserve our capital in order to grow our company and take advantage of strategic acquisition opportunities to continue to enhance stockholder value. With these changes, the share repurchase plan will operate consistent with available funding from the DRIP without the potential for any unfunded obligations. The amended share repurchase plan will enable us to use any excess DRIP proceeds to make strategic investments in medical office buildings to continue to grow our company. Second, we want to be able to accommodate repurchase requests throughout the calendar year. Without these changes, a concentrated amount of repurchase requests in the first part of the year could create both a potential unfunded obligation and limit our ability to accommodate future requests.
Amended Indemnification Agreements
          On December 20, 2010, we entered into amended and restated indemnification agreements with each of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis, Gary T. Wescombe, and our non-independent director, Chairman of the Board, Chief Executive Officer and President, Scott D. Peters. On December 20, 2010, we entered into new indemnification agreements with two of our officers, Kellie S. Pruitt and Mark D. Engstrom. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service, subject to the terms and conditions set forth in such indemnification agreements and in our charter.

18

Update to Estimated Use of Proceeds
          The third paragraph of the section of the prospectus entitled “Estimated Use of Proceeds” is hereby supplemented by the following:
          As long as our shares are not listed on a national securities exchange, it is anticipated that substantially all of the proceeds from the sale of shares pursuant to the DRIP will be used to fund repurchases of shares under our share repurchase plan. Proceeds from the sale of shares pursuant to the DRIP that are not used to fund repurchases of shares under our share repurchase plan will be used to make strategic investments in medical office buildings to continue to grow our company.
Engagement of J.P. Morgan Securities, Inc. as Lead Strategic Advisor
          On August 16, 2010, we engaged J.P. Morgan Securities, Inc., or JP Morgan, to act as our lead strategic advisor to assist us in exploring various actions to maximize stockholder value, including the assessment of various liquidity events. We have previously disclosed in the prospectus that we intend to effect a liquidity event by September 20, 2013 and that we may consider, among other alternatives, listing our shares on a national securities exchange, a sale or merger transaction, or a sale of substantially all of our assets.
          Our objective is to both preserve and increase stockholder value. We are always reviewing opportunities that we believe will help us achieve this objective, whether it be in the form of an asset acquisition, improving asset performance, reducing our cost structure or otherwise. Given the recent focus on healthcare reform, the increased demand for medical office buildings and healthcare-related facilities that we have seen, and our overall financial position, we believe we should review with JP Morgan potential opportunities to enhance stockholder value that may be available to us. We also believe that taking steps to assess strategic alternatives, and timely implement any value enhancement opportunities if and when available, will enable us to achieve the greatest value for stockholders by 2013. As a self-managed company with well-performing assets and a strong balance sheet, we believe we are well-positioned to timely execute a transaction that will enhance stockholder value, as and when market conditions provide us with such opportunities.
          We cannot assure you that a strategic transaction or other opportunity to enhance stockholder value is or will be available to us.
Update to Investment Objectives, Strategy and Criteria
          In connection with the registration of our follow-on public offering of common stock, we have been asked by the Alabama Securities Commission to revise our investment limitations disclosure. Accordingly, the following replaces the first paragraph on page 61 of the prospectus under the heading “Investment Objectives, Strategy and Criteria — Investment Limitations:”
          Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until our common stock is listed on a national securities exchange, we will not:
Update Regarding Our Sources of Credit
Unsecured Revolving Credit Facility
          On November 22, 2010, we and Healthcare Trust of America Holdings, LP, our operating partnership, entered into a credit agreement, or the credit agreement, with JPMorgan Chase Bank, N.A., as administrative agent, or JPMorgan, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as syndication agents, U.S. Bank National Association and Fifth Third Bank, as Documentation Agents, and the lenders named therein to obtain an unsecured revolving credit facility in an aggregate maximum principal amount of $275,000,000, or the unsecured credit facility, subject to increase as described below.
          The proceeds of loans made under the credit agreement may be used for our working capital needs and general corporate purposes, including permitted acquisitions and repayment of debt. In addition to loans, our

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operating partnership may obtain up to $27,500,000 of the credit available under the credit agreement in the form of letters of credit or up to $15,000,000 of the credit available under the credit agreement in the form of swingline loans. The credit facility matures in November 2013.
          The actual amount of credit available under the credit agreement is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the credit agreement. Subject to the terms of the credit agreement, the maximum principal amount of the credit agreement may be increased by up to $225,000,000, for a total principal amount of $500,000,000, subject to such additional financing being offered and provided by existing lenders or new lenders under the credit agreement.
          At the option of our operating partnership, loans under the credit agreement bear interest at per annum rates equal to:
•	(i) the greatest of: (x) the prime rate publicly announced by JPMorgan, (y) the Federal Funds effective rate plus 0.5% and (z) the Adjusted LIBO Rate plus 1.0%, plus (ii) a margin ranging from 1.50% to 2.50% based on our operating partnership’s total leverage ratio, which we refer to as ABR loans; or

•	(i) the Adjusted LIBO Rate plus (ii) a margin ranging from 2.50% to 3.50% based on our operating partnership’s total leverage ratio, which we refer to as Eurodollar loans.
          Accrued interest under the credit agreement is payable quarterly and at maturity. If our operating partnership obtains a credit rating, the margin for ABR loans will be adjusted so that it ranges from 0.85% to 1.95%, and the margin for Eurodollar loans will be adjusted so that it ranges from 1.85% to 2.95%, in each case based on our operating partnership’s credit rating.
          Our operating partnership is required to pay a fee on the unused portion of the lenders’ commitments under the credit agreement at a per annum rate equal to 0.375% if the average daily used amount is greater than 50% of the commitments and 0.50% if the average daily used amount is less than 50% of the commitments, payable quarterly in arrears. In the event our operating partnership obtains a credit rating, our operating partnership is required to pay a facility fee on the total commitments ranging from 0.40% to 0.55% but no longer will be required to pay a fee on unused commitments.
          Our operating partnership’s obligations with respect to the credit agreement are guaranteed by us and by certain subsidiaries of our operating partnership, as identified in the credit agreement.
          The credit agreement contains various affirmative and negative covenants that we believe are usual for facilities and transactions of this type, including limitations on the incurrence of debt by us, our operating partnership and its subsidiaries that own unencumbered assets, limitations on the nature of our operating partnership’s business, and limitations on distributions by our operating partnership and its subsidiaries that own unencumbered assets. Pursuant to the credit agreement, beginning with the quarter ending September 30, 2011, our operating partnership may not make distribution payments to us in excess of the greater of: (i) 100% of its normalized adjusted FFO (as defined in the credit agreement) for the period of four quarters ending September 30, 2011 and December 31, 2011, (ii) 95% of normalized adjusted FFO for the period of four quarters ending March 31, 2012 and (iii) 90% of normalized adjusted FFO for the period of four quarters ending June 30, 2012 and thereafter.
          The credit agreement also imposes a number of financial covenants on us and our operating partnership, including: a maximum ratio of total indebtedness to total asset value; a maximum ratio of secured indebtedness to total asset value; a maximum ratio of recourse secured indebtedness to total asset value; a minimum ratio of EBITDA to fixed charges; a minimum tangible net worth covenant; a maximum ratio of unsecured indebtedness to unencumbered asset value; a minimum ratio of unencumbered net operating income to unsecured indebtedness; and a minimum ratio of unencumbered asset value to total commitments.
          In addition, the credit agreement includes events of default that we believe are usual for facilities and transactions of this type, including restricting us from making distributions to our stockholders in the event we are in default under the credit agreement, except to the extent necessary for us to maintain our REIT status.
          In connection with the entry into the credit agreement, the credit agreement entered into on October 13, 2010, by and among us, our operating partnership, JPMorgan, as administrative agent, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as syndication agents, and the lenders named therein, to obtain an unsecured

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revolving credit facility in an aggregate maximum principal amount of $200,000,000 was terminated and in connection with such termination, we paid commitment fees of approximately $111,000. There were no amounts outstanding under such credit facility at the time of its termination.
Secured Credit Facility
          On February 1, 2011, we closed a senior secured real estate term loan in the amount of $125,500,000 from Wells Fargo Bank, National Association, or Wells Fargo Bank, N.A. The primary purposes of the term loan included refinancing four Wells Fargo Bank loans totaling approximately $89,969,000, paying off one Wells Fargo Bank loan totaling $10,943,000, and providing post-acquisition financing on a recently purchased property. Interest shall be payable monthly at a rate of one-month LIBOR plus 2.35%, which currently equates to 2.61%. Including the impact of the interest rate swap discussed below, the weighted average rate associated with this term loan is 3.10%. This is lower than the weighted average rate of 4.18% (including the impact of interest rate swaps) that we were previously paying on the refinanced debt. The term loan matures on December 31, 2013 and includes two 12-month extension options, subject to the satisfaction of certain conditions.
          The loan agreement for the term loan includes customary financial covenants for loans of this type, including a maximum ratio of total indebtedness to total assets, a minimum ratio of EBITDA to fixed charges, and a minimum level of tangible net worth. In addition, the term loan agreement for this secured term loan includes events of default that we believe are usual for loans and transactions of this type.
          The term loan is secured by 25 buildings within 12 property portfolios in 13 states and has a two year period in which no prepayment is permitted. Our operating partnership has guaranteed 25% of the principal balance and 100% of the interest under the term loan.
          In anticipation of the term loan, we purchased an interest rate swap, with Wells Fargo Bank as counterparty, for a notional amount of $75,000,000. The interest rate swap was amended on January 25, 2011. The interest rate swap is secured by the pool of assets collateralizing the secured term loan. The effective date of the swap is February 1, 2011, and matures no later than December 31, 2013. The swap will fix one-month LIBOR at 1.0725% which when added to the spread of 2.35%, will result in a total interest rate of approximately 3.42% for $75,000,000 of the term loan during the initial term.
Entry into Redemption, Termination and Release Agreement
          On October 18, 2010, we entered into a redemption, termination and release agreement, or the redemption agreement, with our former sponsor, our former advisor, our former dealer manager, and certain of their affiliates, or the Grubb related parties. Pursuant to the redemption agreement, we redeemed the limited partner interest that our former advisor held in our operating partnership, including all rights with respect to a subordinated distribution upon the occurrence of certain liquidity events. For more information regarding the subordinated distribution right that was redeemed, see “Compensation Table — Compensation to Our Former Advisor — Subordinated Distribution” in our prospectus. In addition, we and the Grubb related parties resolved all remaining issues between the parties. In connection with the execution of the redemption agreement, we made a one-time payment to the Grubb related parties of $8.0 million. We believe that the execution of the redemption agreement represents the final stage of our successful separation from Grubb & Ellis and that the redemption agreement further positions us to take advantage of potential strategic opportunities in the future.
Amendments to Our Charter
          On December 20, 2010, at the reconvened annual meeting, our stockholders voted upon and approved six proposals to amend certain provisions of our charter, which do the following:
Listing Related Amendments
     (a) provide for the reclassification and conversion of our common stock in the event our shares are listed on a national securities exchange to implement a phased in liquidity program;
     (b) provide that certain provisions of our charter will not remain in effect in the event our shares are listed on a national securities exchange;

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Self-Management Related and Other Amendments
     (c) reflect that we are self-managed and no longer externally advised or sponsored;
     (d) require compliance with the Securities and Exchange Commission’s tender offer regulations under the Securities Exchange Act of 1934, as amended, for any tender offer made for our shares regardless of the size of the tender offer;
     (e) address changes requested by state securities administrators in connection with the registration of our follow-on offering; and
     (f) effectuate certain ministerial revisions and clarifications.
          These charter amendments became effective on December 20, 2010. Set forth below are some Questions and Answers regarding each of these amendments. Following these Questions and Answers are more detailed discussions of each of the amendments to our charter.
Why was the company’s charter amended to provide for the reclassification and conversion of the company’s common stock in the event the company’s shares are listed on a national securities exchange?
          We have previously disclosed that we intend to effect a liquidity event by September 20, 2013. Consistent with this objective, we are currently evaluating alternatives for maximizing stockholder value and providing liquidity to our stockholders. We may consider, among other alternatives, listing our shares on a national securities exchange, or a Listing, a merger transaction, or a sale of substantially all of our assets. We proposed these amendments and submitted them for approval by our stockholders to prepare our company in the event we decide to pursue a Listing.
          We may determine that a Listing is in the best interests of our stockholders for several reasons. These reasons include (1) providing us with faster access to debt and equity capital, (2) providing us with access to a lower cost of capital, (3) making our shares and our operating partnership’s limited partner units more attractive acquisition consideration and (4) providing liquidity, on a phased in basis, to our stockholders. These reasons are discussed in more detail below under “Amendments to Reclassify and Convert Our Common Stock Prior to a Listing.” In the event we determine it is in the best interest of our stockholders to pursue a Listing, we may also determine to conduct a concurrent underwritten public offering of shares, or an Offering. We have determined that a key part of any Listing and/or Offering that we undertake will be to have a phased in liquidity program for our outstanding shares of stock.
          To accomplish a phased in liquidity program, it is necessary to reclassify and convert our common stock into shares of Class A common stock and Class B common stock immediately prior to a Listing. The shares of Class A common stock would be listed on a national securities exchange. The shares of Class B common stock would not be listed. Rather, those shares would convert into shares of Class A common stock and become listed in defined phases, over a defined period of time. The amendments provide that all shares of Class B common stock would convert into shares of Class A common stock within 18 months of a Listing, with individual classes of Class B common stock converting into Class A common stock and becoming listed every six months. The Board of Directors will have the right to accelerate the timeframe for when each class of Class B common stock converts into Class A common stock, but no shares will convert earlier than six months following the date of Listing. If we do make a determination to pursue a Listing, the ultimate length of the overall phased in liquidity program and the timing of each of the phases will depend on a number of factors, including the timing of the Listing.
          Our objective is to provide liquidity as soon as is reasonably possible, without sacrificing valuation. We believe, and our strategic advisors agree, that the reclassification and conversion of our shares of common stock increases our ability to maximize the success of a Listing and any concurrent Offering both in the short and long term.
What are the intended benefits of a phased in liquidity program?
          With a Listing, we believe that liquidity is one part of a two part equation. The other part is valuation. Both parts are needed. We believe that it is in the best interests of our stockholders to have stable stock pricing in the short and long term. We cannot control market forces. However, we can attempt to structure a Listing to increase the likelihood of success for our stockholders. The fact is we have a large company with a substantial number of shares

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outstanding. As of March 25, 2010, there were approximately 225,482,779 shares of our common stock outstanding. If we conduct a Listing without a phased in liquidity program, all of our shares of common stock would become listed at the same time and, therefore, could be put up for sale in the public market. This could result in concentrated sales of our common stock. Concentrated sales will likely depress the trading price. The potential for concentrated sales of our outstanding common stock could also make our shares less attractive to institutional and other investors in any concurrent Offering and reduce demand to buy stock and/or reduce the price investors are willing to pay. The phased in liquidity program directly addresses this potential risk, and therefore increases the likelihood of a successful Listing. With a phased in liquidity program, we believe our shares will be able to become traded in the public market without causing any material disruption or imbalance in stock pricing.
Will the reclassification and conversion impact my voting rights, right to receive distributions or my proportional ownership interest in the company?
          No. The shares of Class B common stock and the shares of Class A common stock will have the same voting rights and right to receive distributions. Additionally, the reclassification and conversion will have no immediate impact on the proportional ownership interests of our stockholders prior to the reclassification and conversion, except for any changes as a result of the treatment of fractional shares.
How will the reclassification and conversion of the company’s common stock impact stockholders?
          The reclassification and conversion of our common stock are conditioned upon and would only take effect in the event we proceed with a Listing in the future. If we pursue an alternative strategic opportunity, the reclassification and conversion will never become effective.
          If a Listing does occur and the reclassification and conversion of our common stock becomes effective, it will have a direct impact on the liquidity of our shares of common stock, as discussed below.
          In the event of a Listing, the shares of our common stock owned by our existing stockholders would be divided into multiple classes. Initially, 25% of a stockholder’s shares would be converted into shares of our Class A common stock, which would be listed on a national securities exchange at the time of the Listing. The remaining 75% of the stockholder’s shares would be converted into three classes of our Class B common stock that would not be listed on a national securities exchange. Each of the classes of our Class B common stock will then convert into Class A common stock in intervals with all classes converting no later than 18 months following the Listing Date. However, no classes of Class B common stock will convert into Class A common stock prior to six months following the Listing Date.
          The impact of the reclassification and conversion of our common stock is discussed in detail below under “Amendments to Reclassify and Convert Our Common Stock Prior to a Listing.”
How will the reclassification and conversion be implemented upon a Listing?
          If there is a Listing and the reclassification and conversion become effective, all of your outstanding shares of our common stock will convert into shares of Class A common stock and Class B common stock as described above and in more detail below under “Amendments to Reclassify and Convert Our Common Stock Prior to a Listing.” Currently, all of our shares of common stock are held in uncertificated form and are reflected on the books of our transfer agent, DST Systems, Inc. Upon a Listing, the conversion of your shares would be effected electronically by our transfer agent.
          We expect that if we pursue a Listing, the listed shares would be made eligible for the “direct registration system,” which is similar to our current system of holding shares in uncertificated form. Physical stock certificates would not be issued unless requested by a stockholder. Every stockholder would receive a notification of their holdings post-listing and instructions for having their shares placed in a brokerage account in the event the stockholder wants to make a sale. In the event we determine to list our shares, we will work with our transfer agent, your financial advisors and others to make sure the reclassification and conversion is implemented as smoothly as possible.

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What is the purpose of the other Listing related amendments to our charter?
          If we determine to pursue a Listing, these amendments are intended to provide our directors and officers with greater flexibility to operate our company and position us to be similar to other publicly traded companies. Please see “Amendments to Provide that Certain Provisions of Our Charter Will Not Remain in Effect After a Listing” for more information regarding these changes.
Are there any other actions that may be undertaken by the company in connection with a potential Listing or any other strategic opportunity that the company might pursue?
          We are committed to being proactive and taking steps that are intended to create value for our stockholders. We anticipate that we will be undertaking other actions in order to position our company to access and implement potential strategic opportunities.
How will the self-management related and other amendments to the company’s charter impact stockholders?
          The impacts of the other four amendments to the company’s charter are described in more detail below.
Amendments to Reclassify and Convert Our Common Stock Prior to a Listing (Phased In Liquidity Program)
Background
          Our board of directors is currently evaluating alternatives for maximizing stockholder value and providing liquidity to our stockholders. Our board of directors may consider, among other alternatives, listing our shares on a national securities exchange, or a Listing, a merger transaction, or a sale of substantially all of our assets. Our board of directors may determine that a Listing is in the best interests of our stockholders for several reasons, including those discussed below.
          Faster Access to Capital. A Listing may provide us with the ability to raise capital in both the debt and equity markets more rapidly than we are able to raise capital through this offering. In this offering, we are selling our shares of common stock on a best efforts basis through our dealer manager and a network of selling broker-dealers. It takes a long period of time to raise a significant amount of offering proceeds through this method of distribution. This offering was originally scheduled to last at least two years, to enable us to sell the maximum amount of shares registered, and we have the option to extend for an additional one-year period. If our shares were publicly traded and the market value of our equity securities held by non-affiliates was sufficient, we would be able to use a certain short-form registration process with the SEC, referred to as a “shelf registration,” that may enable us to raise money through the capital markets within a few days or weeks rather than months or years as under this offering. If we were able to raise capital more quickly, it might allow us to react more quickly to market conditions and potentially take advantage of additional acquisition opportunities.
          Lower Cost of Capital. A Listing may enable us to raise capital at a cost that is less expensive to us than this offering. In this offering, we pay selling commissions and dealer manager fees to the dealer manager and selling broker-dealers. If our shares are traded on a national securities exchange, we may not be required to pay selling commissions or dealer manager fees or if we are required to pay such fees or other underwriting compensation, we believe they will likely be less than the fees we currently pay. We also may be able to access additional sources of capital that may be less expensive to us, such as unsecured notes. In addition, during the offering period of this offering, we are required to file prospectus supplements and post-effective amendments to the registration statement for the offering in order to disclose material information and developments to potential investors. If we are able to use the SEC’s short-form registration statement discussed above, the information in such a registration statement is automatically updated when we file reports on Form 10-K, Form 10-Q and Form 8-K, thereby alleviating both the need to file ongoing prospectus supplements and post-effective amendments and the associated costs.
          More Attractive Acquisition Consideration. If our shares are publicly traded on a national securities exchange, our shares may be more attractive to potential acquisition targets or the owners of property that we may be interested in acquiring. As a result, we may be able to use our shares as acquisition consideration, which would enable us to conserve cash. If our shares are publicly traded, it may also make acquisitions of properties in exchange for limited partner units in our operating partnership more attractive to property owners. When a property owner contributes property to our operating partnership in exchange for limited partner units, the contribution is generally not taxable at that time. When the operating partnership redeems the limited partner’s units, the transaction is

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taxable. If we redeem the units for shares of our stock, the owner may not have the cash necessary to pay the taxes due. However, if our shares are listed on a national securities exchange, the property owner can sell the shares to obtain the cash needed to pay the taxes due. As a result, listing our shares on a national securities exchange may make our operating partnership’s limited partner units more attractive as acquisition consideration to potential property sellers.
          Phased In Liquidity for Stockholders. For the reasons discussed above, our board of directors may determine that a Listing is in the best interests of our company and our stockholders independent of any liquidity that our stockholders may obtain as a result of a Listing. Additionally, listing on a national securities exchange would ultimately provide our stockholders liquidity for their shares of our common stock. We believe that liquidity should be provided to our stockholders as part of a Listing which is structured toward achieving stable and optimal stock pricing. In the case of a Listing, the liquidity price is the trading price on the national securities exchange where the shares can be sold. Like everything else, this is subject to supply and demand. If there is too much supply, then the price will move downwards. The phased in liquidity program described below is aimed at attempting to balance supply and demand.
Reclassification and Conversion of Our Common Stock: Phased In Liquidity Program
          We have previously disclosed that we intend to effect a liquidity event by September 20, 2013 and that we may consider, among other alternatives, a Listing, a merger transaction, or a sale of substantially all of our assets. We have amended our charter now so that, (1) if our board of directors determines that it is in our best interest to pursue a Listing, which could potentially be executed with a concurrent Offering, in the future, we will be positioned to act quickly, and (2) such Listing will be structured in a way that we believe is best suited for our company and our stockholders. As part of any Listing in the future, there will be a phased in liquidity program. Under this program, liquidity would be provided to our stockholders in stages. As discussed below, we believe a phased in liquidity program is an important component of a successful Listing, as it is directed toward both liquidity and valuation.
          The reclassification and conversion of our shares of common stock into shares of Class A common stock and Class B common stock immediately prior to a Listing will operate to create a phased in liquidity program. Simply put, this program is aimed at providing stability and valuation, as part of liquidity. This program is intended to maximize the success of a Listing and any concurrent Offering in the short and long term. We have been advised by our strategic advisors and we believe that a phased in liquidity program will increase the likelihood of a successful Listing and any concurrent Offering. Our board of directors may also approve other measures in the future that it believes will improve the success of a Listing, such as stock splits or stock combinations.
          The phased in liquidity program will limit the number of shares that may be traded immediately upon a Listing and for up to the following 18 months. This phased in liquidity program is intended to reduce concentrated sales of our common stock in the public market. Concentrated sales of our common stock could depress the trading price, negatively impacting the proceeds a stockholder could receive upon the sale of shares of our common stock. In addition, the potential for concentrated sales of our common stock could make our shares less attractive to buyers in any concurrent Offering. The reclassification and resulting limitation on the number of shares that could be traded immediately after a Listing could improve the share price obtained in the Offering. This is intended to benefit our current stockholders by maximizing the offering proceeds our company may receive and lessening any dilution of our current stockholders.
          Even though a phased in liquidity program will become effective upon a Listing, we cannot predict the price at which our shares will trade on a national securities exchange and we cannot predict the price at which our shares might be sold in any concurrent Offering. We cannot provide you with any assurance that our shares will trade or be sold at any minimum price level.
          The conversion of your outstanding shares of common stock into Class A common stock and Class B common stock and then the eventual conversion of your shares of Class B common stock into Class A common stock will provide you with immediate liquidity upon a Listing with respect to 25% of your shares with phased in liquidity for the remaining 75% of your shares over an 18-month period, as discussed in more detail below.
     Our board of directors has not made a determination to pursue a Listing or any concurrent Offering and may not do so in the future. Even if our board of directors does determine that a Listing or Offering are in our best interests, we may not be able to complete the Listing or the Offering or may not be able to do so in a timely manner or on terms that are favorable to our stockholders.

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Reclassification and Conversion
          As approved by our stockholders, our amended charter provides that immediately prior to a Listing, all of our authorized 1,000,000,000 shares of common stock will be reclassified to consist of the following:
•	700,000,000 shares of Class A common stock;

•	100,000,000 shares of Class B-1 common stock;

•	100,000,000 shares of Class B-2 common stock; and

•	100,000,000 shares of Class B-3 common stock.
Total: 1,000,000,000
          We refer to the Class B-1, Class B-2, and Class B-3 common stock collectively as “Class B” common stock.
          Each share of our common stock issued and outstanding will convert immediately prior to a Listing into the following:
•	1/4 of a share of our Class A common stock;

•	1/4 of a share of our Class B-1 common stock;

•	1/4 of a share of our Class B-2 common stock; and

•	1/4 of a share of our Class B-3 common stock.
Stockholder Shares after Reclassification and Conversion
          Following the reclassification and conversion, 25% of each stockholder’s previously outstanding shares of common stock will be Class A common stock and 75% will be Class B common stock. Of the 75% that will be Class B common stock, 25% will be Class B-1, 25% will be Class B-2, and 25% will be Class B-3. The Class A common stock will be listed upon completion of a Listing. The Class B common stock will be converted to Class A common stock and become listed over time, in phases.
Class A Common Stock
          Shares of our Class A common stock will be identical to our existing common stock, except that such shares of our Class A common stock will be listed on a national securities exchange upon a Listing.
Class B Common Stock — Conversion of Class B to Class A
          The shares of our Class B common stock will not be listed on a national securities exchange. Rather, the shares of Class B common stock will convert automatically into shares of our Class A common stock, and become listed, in the following intervals:
•	In the case of the Class B-1 common stock, six months following the date of the Listing, or the Listing Date.

•	In the case of the Class B-2 common stock, on the earlier of (x) 12 months following the Listing Date, or (y) such earlier date as may be determined by our board of directors, but not earlier than six months following the Listing Date.

•	In the case of the Class B-3 common stock, on the earlier of (x) 18 months following the Listing Date, or (y) such earlier date as may be determined by our board of directors, but not earlier than six months following the Listing Date.
Effect on Existing Stockholders
     The reclassification and conversion of our common stock will not become effective and will not have any impact on our shares of common stock unless and until we successfully complete a Listing.

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          If a Listing does occur and the reclassification and conversion of our common stock becomes effective, the amendments will not affect the voting or distribution rights of our stockholders. In addition, there will be no immediate effect on the current proportional ownership interests of our stockholders except for any change as a result of the treatment of fractional shares discussed below. However, in the event of a Listing, the amendments will have a direct impact on the liquidity of our shares of common stock, as discussed in detail below.
          In the event of a Listing, the amended charter provides for an immediate division of the shares owned by our existing stockholders into multiple classes. Initially, 25% of a stockholder’s shares would be converted into shares of our Class A common stock, which will be listed on a national securities exchange at the time of the Listing. The remaining 75% of the stockholder’s shares would be converted into shares of our Class B common stock that would not be listed on a national securities exchange. As a result, even though our shares of Class A common stock could be traded on a national securities exchange, our shares of Class B common stock will not be traded.
          The shares of Class B common stock will convert into shares of Class A common stock and become listed over time in intervals, with all outstanding shares converting and becoming listed within 18 months of the Listing Date, or such earlier dates as determined by our board of directors in its sole discretion.
          There will be no public market for the shares of Class B common stock. Until the shares of Class B common stock convert into Class A shares and become listed on national securities exchange, they cannot be traded on a national securities exchange. In addition, upon a Listing, we are required to terminate our share repurchase plan. As a result, after a Listing, our stockholders will have very limited, if any, liquidity with respect to their shares of Class B common stock. Further, the trading price per share of Class A common stock when each class of Class B common stock converts into Class A common stock could be very different than the trading price per share of the Class A common stock on the date of a Listing. As a result, stockholders may receive more or less consideration for their shares than they may have received if they had been able to sell immediately upon the effectiveness of a Listing.
Board of Directors Discretion to Accelerate Conversion of Class B Common Stock
          Our board of directors will have some discretion to accelerate the date on which each class of Class B common stock converts into Class A common stock and will make this determination based on what it believes to be in the best interests of our company and our stockholders. However, all shares of Class B common stock must convert within 18 months following the Listing Date into Class A common stock, which we expect would be listed on a national securities exchange at that time.
          We expect that the determination by our board of directors of whether any classes of Class B common stock will convert into Class A common stock earlier than the dates set forth in the amendment will be made at or prior to a Listing. Our board of directors will make this determination taking into account the advice of our strategic advisors, including the underwriters for any concurrent offering, with respect to the conversion dates that will best enable the underwriters to market an offering to potential investors and that will maximize the trading price of our shares after Listing. In making its determination, our board of directors will have to rely on a number of assumptions, including certain assumptions about the equity capital markets based on the information available to it at that time. Actual results could turn out to be materially different than those assumptions.
Treatment of Fractional Shares
          No fractional shares of common stock will be issued in the event of the reclassification and conversion of our common stock. Instead, stockholders who otherwise would own a fractional share of a class of our common stock following the reclassification and conversion would be entitled to receive cash in an amount equal to the fair market value of such fractional share of common stock, as determined by our board of directors.
Certain Material U.S. Federal Income Tax Consequences of the Conversion of Our Common Stock
          The following is a summary of certain material U.S. federal income tax considerations in the event of the conversion of our common stock as discussed above but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, and Treasury regulations promulgated thereunder and judicial and administrative decisions in

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effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. It addresses only stockholders who hold our common stock as capital assets. This summary does not address stockholders subject to special rules, including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-conversion shares as part of a straddle, hedge, or conversion transaction, and stockholders who acquired their pre-conversion shares pursuant to the exercise of employee stock options or otherwise as compensation. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no complete assurance that the IRS will agree with these statements and conclusions. This summary does not address other federal taxes (such as the alternative minimum tax or gift or estate tax laws) and tax considerations under state, local, foreign, and other laws. We recommend that stockholders consult their tax advisors to determine the federal state, local, foreign and other tax consequences to them of the conversion in light of the stockholders’ particular circumstances.
          A stockholder generally will not recognize gain or loss on the conversion of our common stock, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-conversion shares received will be equal to the aggregate tax basis of the pre-conversion shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares) and the holding period of the post-conversion shares received will include the holding period of the pre-conversion shares exchanged.
          A holder of the pre-conversion shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize gain or loss equal to the difference between the portion of the tax basis of the post-conversion shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as dividend to the extent of our earnings and profits, and then as a recovery, and to the extent, of the holder’s tax basis in its shares (which, for these purposes, may include the holder’s tax basis in all of its shares or be limited to the holder’s tax basis in its fractional share interest), and finally as gain from the sale of stock.
          Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the conversion, including the size of the holder’s percentage interest in our common stock before and after the conversion. In addition, if we issue shares pursuant to a public offering and such issuance is treated as part of a “firm and fixed plan” that includes the common stock conversion and the fractional share redemptions, the dilution in ownership resulting from such offering would be taken into account in applying the Section 302 tests.
          We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.
Amendments to Provide that Certain Provisions of Our Charter Will Not Remain in Effect after a Listing
          The provisions of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines, apply to REITs with shares of common stock that are publicly registered with the SEC but are not listed on a national securities exchange. In the event of a Listing, there are certain provisions of our charter that will no longer be required to be included pursuant to the NASAA Guidelines. The amended charter provides that certain provisions in our charter will not remain in effect after a Listing, including but not limited to:
•	Sections 5.2.2 and 5.3, which limits the voting rights per share of stock sold in a private offering;

•	Section 5.5, which prohibits distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidity trust or distributions in which each stockholder is advised of the risks of direct ownership of property and offered the election of receiving such distributions;

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•	Section 8.1, which places limits on incentive fees;

•	Section 8.2, which places limits on our organizational and offering expenses;

•	Section 8.3, which places limits on our total operating expenses;

•	Section 8.4, which places limits on our acquisition fees and expenses;

•	Section 11.1 related to the requirement that a special meeting of stockholders be called upon the request of stockholders holding 10% of our shares entitled to vote;

•	Section 11.2 related to the restrictions on amending our charter in certain circumstances without prior stockholder approval;

•	Sections 11.5 and 11.6 related to inspection of our stockholder list and receipt of reports;

•	Sections 12.2(c), 12.2(d) and 12.3 related to restrictions on exculpation, indemnification and the advancement of expenses to our directors; and

•	Article XIV related to prohibitions on roll-up transactions.
          These changes will not have an impact on stockholders unless and until our board of directors deems a Listing in the best interests of our company and our stockholders and we successfully complete a Listing.
Amendments to Reflect Self-Management
          We became a self-managed company in the third quarter of 2009 and the advisory agreement with our former advisor expired on September 20, 2009. As a self-managed company, certain provisions in our previous charter are no longer applicable. The amended charter no longer contains references to our having a sponsor or an advisor, and no longer contains specific provisions relating to such entities or referencing such entities, including but not limited to the deletion of Article VIII, “Advisor” and amendments to specific sections of Article X, “Conflicts of Interest,” Section XII, “Liability Limitation and Indemnification.” In addition, new Article VIII, “Expenses’’ has been added.
          In addition, certain definitions in our charter have been updated to reflect self-management, including but not limited to, “Acquisition Expense,” “Acquisition Fee” and “Independent Director.” Other definitions have been deleted from our charter, including “Advisor,” “Advisory Agreement,” “Competitive Real Estate Commission,” “Initial Investments,” “Sponsor,” “Termination Date” and “Termination Event.”
          On August 24, 2009, we amended our charter to change our name from “Grubb & Ellis Healthcare REIT, Inc.” to “Healthcare Trust of America, Inc.” We did this in connection with our transition to self-management and to reflect that we are no longer externally advised or externally sponsored. We also changed the name of our operating partnership from “Grubb & Ellis Healthcare REIT Holdings, L.P.” to “Healthcare Trust of America Holdings, LP.” Our amended charter reflects the name change of our operating partnership.
          Finally, our amended charter defines “Dealer Manager” as Realty Capital Securities, LLC, or such other person selected by our board of directors to act as the dealer manager for an offering. Realty Capital Securities, LLC is the dealer manager for this offering.
Tender Offer Compliance Requirements
          Under the rules of the SEC, a person engaging in a tender offer for less than 5% of our outstanding shares of common stock, which is commonly referred to as a “mini-tender offer,” is not required to comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. We believe that a requirement that any tender offer, including a “mini-tender offer,” comply with all of the provisions of Regulation 14D of the Exchange Act (except that related offering documents are not required to be filed with the SEC unless otherwise required by the Exchange Act) will (1) better enable stockholders to evaluate such offer by ensuring that they receive critical information regarding the material terms of the offer, the purposes of the offer and the offeror’s past transactions in our securities and (2) better protect their investment in us by ensuring that they have the right to (a) withdraw any shares deposited with the offeror during the period the offer remains open and (b) receive the highest consideration per share paid to any other stockholder for shares tendered in the offer.
          Our amended charter includes a new Section 11.7, which requires that any tender offer made by any person regardless of the size of the tender offer and including any “mini-tender” offer, comply with all of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements (except that such notice and disclosure documents are not required to be filed with the SEC unless otherwise required by the Exchange Act).

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Among other things, the offeror will be required to provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror initiates a tender offer without complying with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in the tender offer. In addition, the noncomplying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Amendments Requested by State Securities Administrators
          We commenced this offering of shares of our common stock on March 19, 2010. We were required to register this offering with the SEC and, because our common stock is not listed on a national securities exchange, the state securities regulators in each state where we offer securities for sale. In offerings by REITs subject to their regulation, many state securities examiners apply the standards set forth in the NASAA Guidelines. In connection with the registration of this offering, certain state securities regulators requested that we amend our charter in certain respects to conform to the NASAA Guidelines. Our amended charter responds to these regulatory requests, as provided below.
Heightened Investor Suitability Standards
          At the time our previous charter was adopted on December 8, 2006, the NASAA Guidelines required that investors in our initial public offering have: (1) a minimum annual gross income of $45,000 and a minimum net worth, excluding home, furnishings and automobiles, of $45,000; or (2) a minimum net worth of $150,000, excluding home, furnishings and automobiles. On May 7, 2007, the NASAA Guidelines were revised to require that investors have: (1) a minimum annual gross income of $70,000 and a minimum net worth, excluding home, furnishings and automobiles, of $70,000; or (2) a minimum net worth of $250,000, excluding home, furnishings and automobiles. Section 5.8.1 of our amended charter reflects the change to the investor suitability standards set forth in the NASAA Guidelines.
Determination of Suitability
          Our previous charter provided that each person selling shares on our behalf must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor. The NASAA Guidelines also impose this obligation on sponsors of externally advised, non-listed REITs. However, since we are self-managed and no longer have a sponsor, a state securities administrator requested that we amend our charter so that our company assumes this obligation. Section 5.8.2 of our amended charter reflects the obligation of our company to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor. In making this determination, we will rely on the representations made by each investor in their subscription agreement, as well as the suitability determinations made by participating broker-dealers and financial advisors.
Minimum Initial Investment Amount
          Prior to the adoption of our previous charter, no state securities administrator required that we impose a minimum initial investment amount. Although we require a minimum initial investment of 100 shares, this minimum was not required to be included in our previous charter. In connection with the registration of this offering, a state securities administrator requested that we amend our charter to include a minimum initial investment amount. As a result, Section 5.8.3 of our amended charter requires a minimum initial investment of 100 shares of our common stock until our shares are listed on a national securities exchange.
Fee-Related Provisions
          Sections 8.6, 8.7, 8.8, 8.9 and 8.10 of our previous charter provided that we could pay certain fees to our former advisor “[u]nless otherwise provided in any resolution adopted by our Board of Directors.” A state securities administrator requested that we amend our charter to remove this statement because it does not appear in the NASAA Guidelines. The amended charter removed that statement from the fee related provisions, including

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Section 8.1, “Incentive Fees,” Section 8.2, “Organizational and Offering Expenses Limitation” and Section 8.3, “Total Operating Expenses.”
Appraisals of Roll-Up Transactions
          A roll-up transaction is a transaction involving our acquisition, merger, conversion or consolidation, either directly or indirectly, and the issuance of securities of a partnership, REIT, corporation or similar entity, or a Roll-Up Entity, to stockholders. Our previous charter required us to obtain an appraisal of all of our assets in the event we engaged in a roll-up transaction. A state securities administrator requested that we amend our charter to reflect additional mandates related to roll-up transactions set forth in the NASAA Guidelines. Article XIV of our amended charter requires that if any such appraisal is included in a prospectus used to offer securities of the Roll-Up Entity, such appraisal must also be filed with the SEC and the state securities commissions as an exhibit to the registration statement.
Ministerial Revisions and Clarifications
          Our stockholders also approved certain ministerial revision and clarifications to our charter. These include clarification of certain defined terms and cross references, as well as conforming language to the corresponding provision of the Maryland General Corporation Law.
Update to Experts Section
          The section of the prospectus entitled “Experts” is hereby supplemented in its entirety by the following:
          The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph regarding the company’s change in method of accounting for acquisition costs in business combinations) which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
          The statement of revenues and certain expenses of Columbia Medical Office Portfolio for the year ended December 31, 2009, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K/A, filed on March 15, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the statement of revenues and certain expenses and includes an explanatory paragraph referring to the purpose of the statement), which is incorporated herein by reference. Such statement of revenues and certain expenses have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Update to Incorporation of Certain Information by Reference
          The second paragraph of the section of the prospectus entitled “Incorporation of Certain Information by Reference” is hereby supplemented in its entirety by the following:
          The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 25, 2011;

•	Our Definitive Proxy Statement filed with the SEC on October 25, 2010 in connection with our Annual Meeting of Stockholders held on December 8, 2010; and

•	Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 6, 2011, February 7, 2011, March 2, 2011, March 15, 2011, and March 30, 2011.

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Cautionary Note Regarding Forward-Looking Statements
          This Supplement No. 14 contains certain forward-looking statements with respect to our company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: we may not achieve full distribution coverage in the time period expected; we may not be able to execute a transaction that maximizes stockholder value or provides liquidity to our stockholders in the time period expected or at all; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the prospectus.

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ANNEX A
EXHIBIT C
HEALTHCARE TRUST OF AMERICA, INC.
AMENDED AND RESTATED SHARE REPURCHASE PLAN
EFFECTIVE AS OF JANUARY 1, 2011
          The Board of Directors (the “Board”) of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), has adopted an amended and restated share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.
          1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.
          2. Share Redemptions.
          Repurchase Price. Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the prices per Share at which the Company will repurchase Shares will be as follows:
          (1) For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire Shares from the Company;
          (2) For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire Shares from the Company;
          (3) For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire Shares from the Company; and
          (4) For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire Shares from the Company.
          Death or Disability. If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (2) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one-year holding period, as described in Section 4, for Shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.
          3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan each quarter will come exclusively from and be limited to proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan during such quarter. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar quarter to $10 million per calendar quarter.

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          4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:
          Holding Period. Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.
          Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.
          Minimum — Maximum. A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.
          No Encumbrances. All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.
          Share Repurchase Form. The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.
          Deadline for Presentment. All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first business day following the end of each calendar quarter.
          Repurchase Request Withdrawal. A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.
          Ineffective Withdrawal. In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.
          Resubmission for Unfulfilled Requests. Following each quarterly repurchase period, if a stockholder would like to resubmit for repurchase the unsatisfied portion of such stockholder’s prior repurchase request, such stockholder must submit a new request for repurchase of such shares prior to the last day of the second month of the new quarter. Unfulfilled requests for repurchases will not be carried over automatically to subsequent quarterly periods.
          Repurchase Agent. All repurchases will be effected on behalf of the Company by its transfer agent (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative

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functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.
          Termination, Amendment or Suspension of Plan. The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.
          5. Miscellaneous.
          Liability. Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.
          Taxes. Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.
          Preferential Treatment of Shares Repurchased in Connection with Death or Disability. If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.
          Shares Previously Sold or Transferred for Value Ineligible. Shares previously sold or transferred for value by a stockholder will not be eligible for repurchase under the Repurchase Plan.

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PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution
          Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee	$122,760
FINRA filing fee	75,500
Printing and postage	4,000,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	1,000,000
Advertising	3,150,000
Blue Sky Expenses	500,000
Transfer agent and escrow fees	5,500,000
Technical costs	55,000
Due diligence	2,000,000
Seminars (Issuer costs)	250,000

Total	$18,653,260

Item 32. Sales to Special Parties
          The Registrant’s executive officers and directors may purchase shares in its primary offering at a discount. The purchase price for such shares shall be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales.
Item 33. Recent Sales of Unregistered Securities
          On June 17, 2008, the Registrant issued 2,500 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Twenty percent of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.
          On November 14, 2008, the Registrant issued 40,000 shares of restricted common stock to Mr. Peters, its Chairman of the Board, Chief Executive Officer and President, pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of restricted common stock will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.
          On July 1, 2009, the Registrant issued 25,000 shares of fully-vested restricted common stock to Mr. Peters pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. On July 1, 2009, the Registrant also issued to Mr. Peters 50,000 shares of restricted common stock in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Of the 50,000 shares, 25.0% immediately vested on the grant date and the remaining shares vest in equal annual installments on the first three anniversaries of the grant date.
          On July 30, 2009, the Registrant issued 25,000 shares of restricted common stock to Ms. Pruitt, its Chief Financial Officer, pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of restricted common stock will vest and become non-forfeitable in equal annual installments of 33.0% each, on the first three anniversaries of the grant date.
          On August 31, 2009, the Registrant issued 5,000 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in private transactions exempt from registration pursuant to Section 4(2) of the Securities Act. Twenty percent of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.
          On August 31, 2009, the Registrant issued 40,000 shares of restricted common stock to Mr. Engstrom, its Executive Vice President—Acquisitions, pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of restricted stock will vest and become non-forfeitable in equal annual installments of 33.0% each on the first three anniversaries of the grant date.
          On May 24, 2010, the Registrant issued 50,000 shares of restricted common stock to Mr. Peters pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Of the 50,000 shares, 33.3% immediately vested on the grant date and the remaining shares vest in equal annual installments on the first two anniversaries of the grant date.
          On May 24, 2010, the Registrant issued 50,000 shares of restricted common stock to Ms. Pruitt and Mr. Engstrom pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Of the 50,000 shares granted to Ms. Pruitt and Mr. Engstrom, 100% vest on the third anniversary of the grant date.
          On July 1, 2010, the Registrant issued 60,000 shares of restricted common stock to Mr. Peters pursuant to the 2006 Incentive Plan and Mr. Peters’ employment agreement in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Of the 60,000 shares, 25.0% immediately vested on the grant date and the remaining shares vest in equal annual installments on the first three anniversaries of the grant date.

Item 34.	Indemnification of Directors and Officers
          Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; or (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.
          Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:
          (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;
          (ii) the Indemnitee was acting on behalf of or performing services for the Registrant;
          (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director) or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;
          (iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and
          (v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

          Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
          The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.
          On July 1, 2009, the Registrant entered into employment agreements with two of its executive officers, Kellie S. Pruitt and Mark D. Engstrom, whereby the Registrant will indemnify and exculpate such officers from money damages incurred as a result of claims arising out of an alleged wrongful act by the officer while acting in good faith as the Registrant’s officer or employee. The indemnification obligations are subject to the limitations set forth in the Registrant’s charter.
          On December 20, 2010, the Registrant entered into amended and restated indemnification agreements with each of its independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis, Gary T. Wescombe, and its non-independent director, Chairman of the Board, Chief Executive Officer and President, Scott D. Peters. On December 20, 2010, the Registrant entered into new indemnification agreements with two of its officers, Kellie S. Pruitt and Mark D. Engstrom. Pursuant to the terms of these indemnification agreements, the Registrant will indemnify and advance expenses and costs incurred by its directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service, subject to the terms and conditions set forth in such indemnification agreements and in the Registrant’s charter.
Item 35. Treatment of Proceeds from Stock Being Registered
          Not applicable.
Item 36. Financial Statements and Exhibits
          Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as the Registrant’s sponsor, with and into a wholly owned subsidiary of the sponsor of our initial offering, Grubb & Ellis Company, on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively.
          Following the Registrant’s transition to self-management, on August 24, 2009, Grubb & Ellis Healthcare REIT, Inc. and Grubb & Ellis Healthcare REIT Holdings, L.P. changed their names to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, respectively.
          (a) Index to Financial Statements
          The consolidated financial statements and financial statement schedules of Healthcare Trust of America, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
          The statement of revenues and certain expenses of Columbia Medical Office Portfolio is contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 15 2011 and is incorporated by reference into this registration statement and the prospectus included herein by reference. For unaudited pro forma consolidated statements of operations for the year ended December 31, 2010, presented as if we acquired the Columbia Medical Office Portfolio on January 1, 2010, see Supplement No. 14 — Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 included in this registration statement.

          (b) Exhibits:
          See the Exhibit Index immediately preceding the exhibits for a list of the exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.
Item 37. Undertakings
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.
          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the Registrant is relying on Rule 430B:
          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
          (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;
          (7) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;
          (8) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and
          (9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on the 30th day of March, 2011.

HEALTHCARE TRUST OF AMERICA, INC.
By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters	Chief Executive Officer, President and	March 30, 2011
Scott D. Peters	Chairman of the Board
(Principal Executive Officer)

/s/ Kellie S. Pruitt	Chief Financial Officer	March 30, 2011
Kellie S. Pruitt	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	March 30, 2011
W. Bradley Blair, II

*	Director	March 30, 2011
Maurice J. DeWald

*	Director	March 30, 2011
Warren D. Fix

*	Director	March 30, 2011
Larry L. Mathis

*	Director	March 30, 2011
Gary T. Wescombe

/s/ Scott D. Peters		March 30, 2011
* Scott D. Peters, as attorney-in-fact

EXHIBIT INDEX
          Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively.
          Following the Registrant’s transition to self-management, on August 24, 2009, Grubb & Ellis Healthcare REIT, Inc. and Grubb & Ellis Healthcare REIT Holdings, L.P. changed their names to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, respectively.
          The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit No.	Description
1.1*	Exclusive Dealer Manager Agreement.

1.2*	First Amendment to Exclusive Dealer Manager Agreement.

1.3*	Second Amendment to Exclusive Dealer Manager Agreement.

1.4*	Form of Soliciting Dealer Agreement.

3.1	Fourth Articles of Amendment and Restatement (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 20, 2010 and incorporated herein by reference).

3.2	Bylaws of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 (Commission File. No. 333-133652) filed on April 28, 2006 and incorporated herein by reference).

3.3	Amendment to the Bylaws of Grubb & Ellis Healthcare REIT, Inc., effective April 21, 2009 (included as Exhibit 3.4 to Post-Effective Amendment No. 11 to our Registration Statement on Form S-11 (File No. 333-133652) filed on April 21, 2009.

3.4	Amendment to the Bylaws of Grubb & Ellis Healthcare REIT, Inc., effective January 1, 2011 (included as Exhibit 3.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference).

4.1*	Escrow Agreement.

4.2*	Form of Subscription Agreement.

4.3	Distribution Reinvestment Plan (included as Exhibit B to the prospectus).

4.4	Amended and Restated Share Repurchase Plan (included as Annex A to Supplement No. 1 to the prospectus).

5.1*	Opinion of Venable LLP as to the legality of the shares being registered.

8.1*	Opinion of Alston & Bird LLP as to tax matters.

10.1	Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).

Exhibit No.	Description
10.2	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP (included as Exhibit 10.2 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference).

10.3	Amendment No. 2 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP by Healthcare Trust of America, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc.) dated as of August 24, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference).

10.4	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.3 to our Registration Statement on Form S-11 (Commission File No. 333-133652) filed on April 28, 2006 and incorporated herein by reference).

10.5	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.4 to Amendment No. 6 to our Registration Statement on Form S-11 (Commission File No. 333-133652) filed on September 12, 2006 and incorporated herein by reference).

10.6	Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in our Annual Report on Form 10-K filed March 27, 2009 and incorporated herein by reference).

10.7	Amendment to the Healthcare Trust of America, Inc. 2006 Independent Directors Compensation Plan, effective as of May 20, 2010 (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed August 16, 2010 and incorporated herein by reference).

10.8	Healthcare Trust of America, Inc. Amended and Restated 2006 Incentive Plan, dated February 24, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 2, 2011 and incorporated herein by reference).

10.9	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, effective as of July 1, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference).

10.10	Amendment to Employment Agreement with Scott D. Peters, effective as of May 20, 2010 (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed August 16, 2010 and incorporated herein by reference).

10.11	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Mark Engstrom, effective as of July 1, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference).

10.12	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Kellie S. Pruitt, effective as of July 1, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference).

10.13	Form of Amended and Restated Indemnification Agreement executed by Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 20, 2010 and incorporated herein by reference).

10.14	Form of Indemnification Agreement executed by Kellie S. Pruitt and Mark D. Engstrom (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 20, 2010 and incorporated herein by reference).

10.15	Credit Agreement by and among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Deutsche Bank Securities Inc., U.S. Bank National Association and Fifth Third Bank and the Lenders Party Hereto, dated

Exhibit No.	Description
November 22, 2010 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 23, 2010 and incorporated herein by reference).

10.16	Guaranty for the benefit of JPMorgan Chase Bank, N.A. dated November 22, 2010 by Healthcare Trust of America, Inc. and certain Subsidiaries of Healthcare Trust of America, Inc. named therein (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 23, 2010 and incorporated herein by reference).

10.17	Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated July 15, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 16, 2009 and incorporated herein by reference).

10.18	First Amendment to Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated August 14, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 20, 2009 and incorporated herein by reference).

10.19	Second Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 21, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference).

10.20	Third Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 26, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference).

10.21	Fourth Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA — Greenville, LLC, dated September 4, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 11, 2009 and incorporated herein by reference).

10.22	Future Development Agreement by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference).

10.23	Right of First Opportunity by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference).

10.24	Purchase and Sale Agreement dated October 26, 2010 by and between COLUMBIA NAH GROUP, LLC and HTA — NORTHERN BERKSHIRE, LLC (included as Exhibit 10.7 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.25	Purchase and Sale Agreement dated October 26, 2010 by and between COLUMBIA 90 ASSOCIATES, LLC and HTA — REGION HEALTH, LLC (included as Exhibit 10.8 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.26	Purchase and Sale Agreement dated October 26, 2010 by and between WASHINGTON AVE. CAMPUS, LLC and HTA — 1223 WASHINGTON, LLC (included as Exhibit 10.9 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.27	Purchase and Sale Agreement dated October 26, 2010 by and between COLUMBIA TEMPLE TERRACE, LLC and HTA — 13020 TELECOM, LLC (included as Exhibit 10.10 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.28	Purchase and Sale Agreement dated October 26, 2010 by and between PATROON CREEK BLVD, LLC and HTA — PATROON CREEK, LLC (included as Exhibit 10.11 to Post-Effective

Exhibit No.	Description
Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.29	Purchase and Sale Agreement dated October 26, 2010 by and between COLUMBIA PHC GROUP, LLC and HTA — PUTNAM CENTER, LLC (included as Exhibit 10.12 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.30	Purchase and Sale Agreement dated October 26, 2010 by and between PINSTRIPES, LLC and HTA — 1092 MADISON, LLC (included as Exhibit 10.13 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.31	Purchase and Sale Agreement dated October 26, 2010 by and between COLUMBIA WASHINGTON VENTURES, LLC and HTA — WASHINGTON MEDICAL ARTS I, LLC (included as Exhibit 10.14 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

10.32	Purchase and Sale Agreement dated October 26, 2010 by and between 1375 ASSOCIATES, LLC, ERLY REALTY DEVELOPMENT, INC, and HTA — WASHINGTON MEDICAL ARTS II, LLC (included as Exhibit 10.15 to Post-Effective Amendment No. 1 to the Company’s Form S-11 Registration Statement (Commission File No. 333-158418), filed on December 27, 2010 and incorporated herein by reference).

21.1**	Subsidiaries of Healthcare Trust of America, Inc.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

23.2*	Consent of Alston & Bird LLP (included in Exhibit 8.1).

23.3**	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney.

*	Previously filed.

**	Filed herewith.